                                                Filed Pursuant to Rule 424(b)(4)
                                                Registration No. 333-76926

                  COMBINED UNDERWRITERS LIFE INSURANCE COMPANY
                     NOTICE OF SPECIAL SHAREHOLDERS' MEETING

WHAT:             Special Shareholders' Meeting

WHEN:             Tuesday, March 19, 2002, 10:00 a.m. Central Standard Time

WHERE:            307 North Glenwood Boulevard, Tyler, Texas

We are having a Special Shareholders' Meeting of Combined Underwriters Life Insurance Company ("Combined") to:

         o Vote on an exchange of our common stock for Class A common stock of Citizens, Inc. ("Citizens"); and

         o Transact any other business that may properly come before the meeting or any adjournment.


IF THE COMBINED EXCHANGE IS APPROVED

o Combined shareholders will exchange their shares for Citizens Class A common stock as described in the accompanying document.

o  Combined will become a subsidiary of Citizens, Inc.

WHO CAN VOTE

o Only Combined shareholders at the close of business on February 11, 2002, may vote at the meeting.

                                RIGHT TO DISSENT

   If you disagree with the Combined Exchange, you may seek payment for your Combined shares by strictly following the procedures described in Appendix C.


         Shareholders are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please fill in, date, sign, and return promptly the enclosed proxy card in the enclosed postage- prepaid envelope. With your proxy, your shares will be voted at the meeting as instructed if you cannot attend in person. Even if you send in your proxy, you may reclaim your right to vote in person when you attend the meeting.

                                              By Order of the Board of Directors


                                              Gary C. Cole, President
Tyler, Texas
February 14, 2002

                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY
                     NOTICE OF SPECIAL SHAREHOLDERS' MEETING

WHAT:             Special Shareholders' Meeting

WHEN:             Tuesday, March 19, 2002, 11:00 a.m. Central Standard Time

WHERE:            307 North Glenwood Boulevard, Tyler, Texas

We are having a Special Shareholders' Meeting of Lifeline Underwriters Life Insurance Company ("Lifeline") to:

         o Vote on an exchange of our common stock for Class A common stock of Citizens, Inc. ("Citizens"); and

         o Transact any other business that may properly come before the meeting or any adjournment.

IF THE LIFELINE EXCHANGE IS APPROVED

o Lifeline shareholders will exchange their shares for Citizens Class A common stock as described in the accompanying document.

o  Lifeline will become a subsidiary of Citizens, Inc.

WHO CAN VOTE

o Only Lifeline shareholders at the close of business on February 11, 2002, may vote at the meeting.

                                RIGHT TO DISSENT

If you disagree with the Lifeline Exchange, you may seek payment for your Lifeline shares by strictly following the procedures described in Appendix C.

         Shareholders are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please fill in, date, sign, and return promptly the enclosed proxy card in the enclosed postage- prepaid envelope. With your proxy, your shares will be voted at the meeting as instructed if you cannot attend in person. Even if you send in your proxy, you may reclaim your right to vote in person when you attend the meeting.

                                              By Order of the Board of Directors


                                              Gary C. Cole, President
Tyler, Texas
February 14, 2002


                                      (ii)

                  COMBINED UNDERWRITERS LIFE INSURANCE COMPANY
                PROXY STATEMENT FOR SPECIAL SHAREHOLDERS' MEETING
                            TO BE HELD MARCH 19, 2002

                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY
                PROXY STATEMENT FOR SPECIAL SHAREHOLDERS' MEETING
                            TO BE HELD MARCH 19, 2002

                                [CITIZENS LOGO]

                            CITIZENS, INC. PROSPECTUS
                          CLASS A COMMON STOCK, NO PAR
                                      VALUE
                             UP TO 1,220,000 SHARES

This document:

o is furnished by the Board of Directors of Combined Underwriters Life Insurance Company ("Combined") to request a proxy for voting your Combined common stock on the Plan and Agreement of Exchange dated November 20, 2001 (the "Combined Exchange Agreement") between Combined and Citizens; and

o is furnished by the Board of Directors of Lifeline Underwriters Life Insurance Company ("Lifeline") to request a proxy for voting your Lifeline common stock on the Plan and Agreement of Exchange dated November 20, 2001 (the "Lifeline Exchange Agreement") between Lifeline and Citizens, Inc. ("Citizens"); and

o registers the shares of Class A common stock of Citizens to be issued in exchange for Combined shares if the Combined Exchange for each company occurs. Citizens Class A common stock is traded on the American Stock Exchange under the symbol "CIA." On February 11, 2002, the closing price of Citizens Class A common stock was $10.05 per share; and

o registers the shares of Class A common stock of Citizens to be issued in exchange for Lifeline shares if the Lifeline Exchange for each company occurs. Citizens Class A common stock is traded on the American Stock Exchange under the symbol "CIA." On February 11, 2002, the closing price of Citizens Class A common stock was $10.05 per share.

                                   ----------

         THE COMBINED EXCHANGE

         If the Combined Exchange occurs, you will receive a number of shares of Citizens Class A common stock having an aggregate market value equal to the agreed value of the shares of Combined common stock owned by you. The per share market value of Citizens Class A common stock will equal its average closing price as reported on the American Stock Exchange for the 20 trading days immediately preceding the effective date of the Combined Exchange. The Combined Board of Directors has agreed to a value of your Combined common stock of $8.64 per share. Fractional shares will be rounded up to the nearest whole share of Citizens Class A common stock. If the Combined Exchange occurs, Combined will mail you instructions for exchanging your Combined shares for Citizens Class A common stock.

         The Combined Board Of Directors UNANIMOUSLY RECOMMENDS that shareholders APPROVE the Combined Exchange Agreement.


                                      (iii)

         THE LIFELINE EXCHANGE

         If the Lifeline Exchange occurs, you will receive a number of shares of Citizens Class A common stock having an aggregate market value equal to the agreed value of the shares of Lifeline common stock owned by you. The per share market value of Citizens Class A common stock will equal its average closing price as reported on the American Stock Exchange for the 20 trading days immediately preceding the effective date of the Lifeline Exchange. The Lifeline Board of Directors has agreed to a value of your Lifeline common stock of $5.00 per share. Fractional shares will be rounded up to the nearest whole share of Citizens Class A common stock. If the Lifeline Exchange occurs, Lifeline will mail you instructions for exchanging your Lifeline shares for Citizens Class A common stock.

         The Lifeline Board Of Directors UNANIMOUSLY RECOMMENDS that shareholders APPROVE the Lifeline Exchange Agreement.

                                   ----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this proxy statement-prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                   THE SECURITIES OF CITIZENS INVOLVE SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 16.

                                   ----------

        The date of this proxy statement-prospectus is February 13, 2002, and it is first being mailed to the shareholders of Combined and Lifeline on or about February 14, 2002.

                                      (iv)

                               TABLE OF CONTENTS


                                                                                                              Page
                                                                                                              ----

AVAILABLE INFORMATION...........................................................................................1

INCORPORATION OF DOCUMENTS BY REFERENCE.........................................................................1

FORWARD-LOOKING STATEMENTS......................................................................................2

SUMMARY.........................................................................................................3

PLANS AND AGREEMENTS OF EXCHANGE................................................................................6

SUMMARY SELECTED FINANCIAL DATA................................................................................10

RISK FACTORS...................................................................................................15

SPECIAL MEETINGS OF COMBINED AND LIFELINE......................................................................21

PROPOSED EXCHANGES - COMBINED AND LIFELINE.....................................................................26

COMBINED'S DISCUSSION  AND ANALYSIS OF&lt;
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................................................41

LIFELINE'S DISCUSSION  AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................................................46

CERTAIN FEDERAL INCOME TAX CONSEQUENCES........................................................................50

INFORMATION CONCERNING COMBINED................................................................................55

INFORMATION CONCERNING LIFELINE................................................................................61

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE................................................................64

COMPARISON OF RIGHTS OF SECURITYHOLDERS........................................................................65

EXPERTS  ......................................................................................................68

LEGAL MATTERS..................................................................................................68

OTHER MATTERS..................................................................................................68


                                       (v)

APPENDIX A -- Combined -- Plan and Agreement of Exchange-Combined Underwriters Life Insurance Company and Citizens, Inc.

APPENDIX B -- Lifeline -- Plan and Agreement of Exchange-Lifeline Underwriters Life Insurance Company and Citizens, Inc.

APPENDIX C -- Part Five, Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act


                                      (vi)

                              AVAILABLE INFORMATION

         Citizens files annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, telephone
(800) SEC-0330, and at the regional offices of the SEC at 233 Broadway, New York, New York 10279, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881 and on the SEC Internet website at http://www.sec.gov.

         Citizens has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, for the shares of Citizens Class A common stock to be issued in connection with the transactions described in this proxy statement-prospectus. In accordance with SEC rules and regulations, this proxy statement-prospectus does not contain all the information in the registration statement. For further information, please see the registration statement, including its exhibits. Statements contained in this proxy statement-prospectus concerning the provisions of documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by reference to the registration statement.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by Citizens with the SEC pursuant to the Securities Exchange Act of 1934 (File No. 0-16509) and are incorporated by reference into this proxy statement- prospectus:

         o Citizens' Annual Report on Form 10-K filed on March 29, 2001, for the year ended December 31, 2000;

         o the description of Citizens' Class A common stock contained in its Registration Statement on Form 8-A declared effective by the SEC on April 14, 1994;

         o Citizens' Quarterly Reports on Form 10-Q filed on or about (i) May 15, 2001 for the period ended March 31, 2001, (ii) August 14, 2001, for the period ended June 30, 2001, and (iii) November 7, 2001, for the period ended September 30, 2001; and

         o Citizens' Current Report on Form 8-K dated November 20, 2001, filed on or about November 26, 2001.

         All documents filed by Citizens pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement-prospectus and prior to the shareholder meetings of Lifeline and Combined are incorporated by reference into this proxy statement-prospectus from the date of the filing of the documents.

         Any statement contained in this proxy statement-prospectus or incorporated in this document in a document by reference will be deemed to be modified or superseded for purposes of this proxy statement- prospectus to the extent that a statement contained in this document or in any subsequently filed document that is also incorporated by reference in this proxy statement-prospectus modifies or supersedes such statement. The foregoing sentence does not apply to Lifeline, Combined or any of their affiliates.

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT CITIZENS THAT IS NOT INCLUDED OR DELIVERED WITH THIS DOCUMENT. YOU MAY OBTAIN THIS INFORMATION WITHOUT CHARGE BY REQUEST TO SECRETARY, CITIZENS, INC., P.O. BOX 149151, AUSTIN, TEXAS 78714-9151; TELEPHONE (512) 837-7100. TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS BEFORE MARCH 15, 2002.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this proxy statement-prospectus are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements include specifically identified forward-looking statements within this proxy statement-prospectus. In addition, statements in future filings by Citizens with the SEC, in press releases, and in oral and written statements made by or with the approval of Citizens, Lifeline or Combined which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements, include: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure, and other financial items; (ii) statements of plans and objectives of Citizens, Lifeline or Combined or any of their management or Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying those statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "may," "will" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

         Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include: (i) the strength of foreign and U.S. economies in general and the strength of the local economies in which operations are conducted; (ii) the effects of and changes in trade, monetary and fiscal policies and laws; (iii) inflation, interest rates, market and monetary fluctuations and volatility; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by existing and potential customers; (v) changes in consumer spending, borrowing and saving habits; (vi) concentrations of business from persons residing in third world countries; (vii) the ability of Citizens to consummate and integrate acquisitions; (viii) the persistency of existing and future insurance policies sold by Citizens, Lifeline and Combined; (ix) the dependence of Citizens on its Chairman of the Board; (x) the ability to control expenses;
(xi) the effect of changes in laws and regulations, including those concerning insurance, with which Citizens, Lifeline and Combined must comply; (xii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xiii) changes in the organization and compensation plans of Citizens, Lifeline and Combined; (xiv) the costs and effects of litigation and of unexpected or adverse outcomes in litigation; and (xv) the success of Citizens, Lifeline and Combined at managing the above risks.

         These forward-looking statements speak only as of the date on which the statements are made, and Citizens, Lifeline and Combined undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which a statement is made to reflect the occurrence of unanticipated events.

                                     SUMMARY

         This is a summary. Please read the entire proxy statement-prospectus before you make an investment decision.

PARTIES TO THE COMBINED EXCHANGE AND THE LIFELINE EXCHANGE

         Citizens, a Colorado corporation, is a life insurance holding company. Citizens' principal executive office is located at 400 East Anderson Lane, Austin, Texas 78752, and its telephone number there is (512) 837-7100.

         Combined is a Texas stipulated premium life insurance company. Combined has the same principal office and telephone number as Lifeline.

         Lifeline is a Texas legal reserve life insurance company. Lifeline's principal executive office is located at 307 North Glenwood Boulevard, Tyler, Texas 75702 and the telephone number there is (800) 872- 6339.

         Neither Combined, Lifeline, nor any of their officers or directors are affiliated with Citizens, nor are any officers or directors of Citizens affiliated with Combined or Lifeline. If the Combined Exchange and Lifeline Exchange are approved, Combined and Lifeline will become subsidiaries of Citizens.

         Neither the common stock of Combined nor Lifeline is listed on a stock exchange or traded regularly through security brokerage firms, and there is virtually no trading activity. Consequently, Combined and Lifeline are unable to determine a reliable market value for their stock. For an explanation of the manner in which Citizens, Combined and Lifeline negotiated the share exchange ratios, see "Proposed Exchanges-- Background and Reasons-Combined and Lifeline."

PERSONS ENTITLED TO VOTE; RECORD DATE              The record date for shareholders of both Combined and
                                                   Lifeline is the close of business on February 11, 2002.
                                                   Only shareholders as of the record date will be notified
                                                   of, and be entitled to vote at, the special meetings of
                                                   shareholders of Combined and Lifeline.

DATE, TIME AND PLACE OF SPECIAL MEETINGS OF        Combined - The special meeting of Combined
LIFELINE AND COMBINED                              shareholders will be held on Tuesday, March 19, 2002
                                                   at 10:00 a.m., Central Standard Time, at 307 North
                                                   Glenwood Boulevard, Tyler, Texas.

                                                   Lifeline - The special meeting of Lifeline
                                                   shareholders will be held on Tuesday, March 19, 2002
                                                   at 11:00 a.m., Central Standard Time, at 307 North
                                                   Glenwood Boulevard, Tyler, Texas.

BUSINESS                                           TO BE TRANSACTED At each respective special meeting,
                                                   shareholders of Combined and Lifeline will be asked to
                                                   vote upon an Exchange Agreement under which their
                                                   shares of Combined and Lifeline will be exchanged for
                                                   Class A common stock of Citizens.


RECOMMENDATIONS OF THE BOARD OF DIRECTORS          Combined - The Combined Board of Directors has
OF LIFELINE AND COMBINED                           unanimously approved the Combined Exchange Agreement
                                                   and RECOMMENDS that the shareholders vote FOR APPROVAL
                                                   of the Combined Exchange. The Combined Board of
                                                   Directors reviewed several factors in reaching its
                                                   decision to recommend that shareholders vote to
                                                   approve the Combined Exchange, although it did not
                                                   solicit or receive an outside fairness opinion with
                                                   respect to the Combined Exchange. See "Proposed
                                                   Exchanges--Background and Reasons-Combined and
                                                   Lifeline--Recommendation of Combined's Board of
                                                   Directors."

                                                   Lifeline - The Lifeline Board of Directors has
                                                   unanimously approved the Lifeline Exchange Agreement
                                                   and RECOMMENDS that the shareholders vote FOR APPROVAL
                                                   of the Lifeline Exchange. The Lifeline Board of
                                                   Directors reviewed several factors in reaching its
                                                   decision to recommend that shareholders vote to
                                                   approve the Lifeline Exchange, although it did not
                                                   solicit or receive an outside fairness opinion with
                                                   respect to the Lifeline Exchange. See "Proposed
                                                   Exchanges--Background and Reasons-Combined and
                                                   Lifeline--Recommendation of Lifeline's Board of
                                                   Directors."

INTERESTS OF CERTAIN PERSONS IN THE COMBINED       The Chairman of the Board and Chief Executive Officer
EXCHANGE AND THE LIFELINE EXCHANGE                 of Combined and controlling shareholder of Lifeline,
                                                   Walden P. "Red" Little, as well as Regina Little
                                                   Rooney, a significant shareholder of Combined and
                                                   Lifeline and director of Combined, have interests in
                                                   the Combined Exchange and the Lifeline Exchange in
                                                   addition to their interests as shareholders of
                                                   Combined and Lifeline. Upon the closings of the
                                                   Combined Exchange and the Lifeline Exchange, both
                                                   companies will enter into one overall marketing
                                                   development allowance agreement with the Red Little
                                                   Combined Agency, Inc., a wholly-owned insurance
                                                   agency of Mr. Little. Under this agreement Combined
                                                   and Lifeline will provide working capital to the
                                                   insurance agency to be used as a marketing development
                                                   allowance and for other purposes deemed

                                                   necessary by the insurance agency to strengthen and
                                                   enhance the operations of the insurance agency for a
                                                   period of 36 months. The payment rate to the agency
                                                   will be $25,000 per month. In addition, upon the
                                                   closing of the Combined Exchange, Combined will enter
                                                   into two lease extension and modification agreements
                                                   with Little, Rooney & Little Associates which provide
                                                   that Combined will extend its existing leases on its
                                                   offices for a term of 60 months on the same terms and
                                                   conditions that presently exist. The existing lease
                                                   rate for both leases is $10,121 per month. Little,
                                                   Rooney & Little Associates is 50% owned by Mr. Little
                                                   and 50% owned by Ms. Rooney.

PROXY REVOCABILITY                                 Proxies of shareholders of Combined and Lifeline are
                                                   revocable at any time prior to voting at the meetings.
                                                   See "The Special Meetings--Revocability of Proxies."

REQUIRED VOTES                                     Combined - Approval of the Combined Exchange Agreement
                                                   and the transactions contemplated thereby requires the
                                                   affirmative vote of two-thirds of the outstanding
                                                   Combined common stock. See "The Special
                                                   Meetings--Voting Securities." No shareholder vote of
                                                   Citizens is required by the Exchange Agreements or
                                                   applicable law. Walden P. "Red" Little, Chairman of
                                                   the Board of Combined, and Regina Little Rooney, a
                                                   director and significant shareholder of Combined, who
                                                   have an aggregate ownership of approximately 92.6% of
                                                   the shares of Combined common stock, have indicated
                                                   that they intend to vote for the Combined Exchange.
                                                   This vote will virtually assure that the Combined
                                                   Exchange will occur absent unfulfilled conditions to
                                                   complete the Combined Exchange.

                                                   Lifeline - Approval of the Lifeline Exchange Agreement
                                                   and the transactions contemplated thereby requires the
                                                   affirmative vote of two-thirds of the outstanding
                                                   Lifeline common stock. See "The Special
                                                   Meetings--Voting Securities." No shareholder vote of
                                                   Citizens is required by the Exchange Agreements or
                                                   applicable law. Walden P. "Red" Little, the majority
                                                   shareholder of Lifeline, and Regina Little Rooney, a
                                                   significant shareholder of Lifeline, who have an
                                                   aggregate ownership of approximately 85.8% of the
                                                   shares of Lifeline common stock, have indicated that
                                                   they intend to vote for the


                                                   Lifeline Exchange. This vote will virtually assure
                                                   that the Lifeline Exchange will occur absent
                                                   unfulfilled conditions to complete the Lifeline
                                                   Exchange.

OUTSTANDING SHARES                                 Combined - As of the record date there were
                                                   outstanding 1,000,000 shares of Combined common stock.
                                                   As of the record date, Combined's directors, executive
                                                   officers and their affiliates held 925,858 shares of
                                                   Combined common stock or a total of 92.6% of the
                                                   shares entitled to vote.

                                                   Lifeline - As of the record date there were
                                                   outstanding 700,000 shares of Lifeline common stock.
                                                   As of the record date, Lifeline's directors, executive
                                                   officers and their affiliates held 625,793 shares of
                                                   Lifeline common stock or a total of 89.4% of the
                                                   shares entitled to vote.

                                     PLANS AND AGREEMENTS OF EXCHANGE

CONSIDERATION FOR YOUR SHARES                      Combined - If the Combined Exchange occurs, you will
                                                   receive a number of shares of Citizens Class A common
                                                   stock equal in market value to the shares of Combined
                                                   common stock owned by you. The per share market value
                                                   of Citizens Class A common stock will equal its
                                                   average closing price as reported on the American
                                                   Stock Exchange for the 20 trading days immediately
                                                   preceding the effective date of the Combined Exchange.
                                                   The market value of your Combined common stock has
                                                   been agreed to be $8.64 per share. Fractional shares
                                                   will be rounded up to the nearest whole share of
                                                   Citizens Class A common stock. Fractional shares will
                                                   not be issued. Any Combined shareholder who perfects
                                                   dissenters' rights under Texas law will receive cash
                                                   in lieu of Citizens Class A common stock. See
                                                   "Proposed Exchange--Receipt of Citizens Shares" and
                                                   "Rights of Dissenting Shareholders."

                                                   Lifeline - If the Lifeline Exchange occurs, you will
                                                   receive a number of shares of Citizens Class A common
                                                   stock equal in market value to the shares of Lifeline
                                                   common stock owned by you. The per share market value
                                                   of Citizens Class A common stock will equal its
                                                   average closing price as reported on the American
                                                   Stock Exchange for the 20 trading days immediately
                                                   preceding the effective date of the Lifeline Exchange.
                                                   The market value of your Lifeline common stock has
                                                   been agreed to

                                                   be $5.00 per share. Fractional shares will be rounded
                                                   up to the nearest whole share of Citizens Class A
                                                   common stock. Fractional shares will not be issued.
                                                   Any Lifeline shareholder who perfects dissenters'
                                                   rights under Texas law will receive cash in lieu of
                                                   Citizens Class A common stock. See "Proposed
                                                   Exchange--Receipt of Citizens Shares" and "Rights of
                                                   Dissenting Shareholders."

CLOSING DATES                                      The parties believe that the Closing will occur and the
                                                   Combined Exchange and Lifeline Exchange will become
                                                   effective shortly after the conditions in the Exchange
                                                   Agreements (including shareholder approval) are
                                                   satisfied.

CONDUCT OF BUSINESS PRIOR TO CLOSINGS              Combined and Lifeline have each agreed that they will
                                                   not: (1) enter into any transactions prior to the
                                                   Exchanges with Citizens other than in the ordinary
                                                   course of business, (2) pay shareholder dividends or
                                                   increase the compensation of officers, nor (3) enter
                                                   into any agreement or transaction which will adversely
                                                   affect their respective financial conditions. See
                                                   "Proposed Exchanges--Conduct of Business Pending the
                                                   Exchanges; the Covenants of the Parties."

DISSENTERS' RIGHTS                                 Combined and Lifeline shareholders may dissent from
                                                   the Exchange applicable to them and demand payment of
                                                   their share values in cash. If holders of more than
                                                   2.5% of the outstanding shares of Combined
                                                   (approximately 25,000 shares) or Lifeline
                                                   (approximately 17,500 shares) perfect their
                                                   dissenter's rights, Citizens may cancel the Exchanges.
                                                   See "Rights of Dissenting Shareholders," "Proposed
                                                   Exchanges-- Combined and Lifeline--Other Conditions to
                                                   Consummation of the Exchanges," and Appendix C which
                                                   contains copies of the Texas statutes for dissenting
                                                   shareholder procedures.

CONDITIONS TO THE COMBINED EXCHANGE AND THE        In addition to approval by the shareholders of
LIFELINE EXCHANGE                                  Combined and Lifeline, the Exchanges are subject to
                                                   satisfaction of other conditions including: (1)
                                                   approval by the Texas Commissioner of Insurance; (2)
                                                   the performance by each party of its obligations; (3)
                                                   the absence of any legal proceeding relating to the
                                                   transactions contemplated by the Exchange Agreements;
                                                   (4) the continued material accuracy of representations
                                                   made by each party; and


                                                   (5) the delivery of legal opinions. See "Proposed
                                                   Exchanges--Combined and Lifeline--Other Conditions."

OPERATIONS OF COMBINED AND LIFELINE AFTER THE      Combined - Following the Combined Exchange, Combined
EXCHANGES                                          will continue to operate in its locations under a
                                                   joint management team, with the consolidation of
                                                   computer data processing in Citizens' system. Citizens
                                                   will continue to evaluate the personnel, business
                                                   practices and opportunities for Combined and may make
                                                   such changes as it deems appropriate following the
                                                   Combined Exchange.

                                                   Lifeline - Following the Lifeline Exchange, Lifeline
                                                   will continue to operate in its location under a joint
                                                   management team, with the consolidation of computer
                                                   data processing in Citizens' system. Citizens will
                                                   continue to evaluate the personnel, business practices
                                                   and opportunities for Lifeline and may make such
                                                   changes as it deems appropriate following the Lifeline
                                                   Exchange.

SUMMARY OF FEDERAL INCOME TAX CONSIDERATIONS       The Combined Exchange and the Lifeline Exchange are
                                                   each intended to be treated as a reorganization.
                                                   Accordingly, for federal income tax purposes it is
                                                   anticipated that:

                                                   o    no gain or loss will generally be recognized by
                                                        holders of Combined or Lifeline common stock on
                                                        the exchange of their shares of stock for
                                                        Citizens Class A common stock;

                                                   o    the holding period for Citizens Class A common
                                                        stock received in the Exchanges will include the
                                                        holding period for the Combined and Lifeline
                                                        common stock surrendered in exchange therefor;
                                                        and

                                                   o    the aggregate adjusted tax basis of Citizens
                                                        Class A common stock received by a Combined
                                                        shareholder and a Lifeline shareholder will be
                                                        the same as the basis of the stock surrendered in
                                                        exchange therefor.

                                                   Consummation of each of the Combined Exchange and the
                                                   Lifeline Exchange is conditioned upon receipt of an
                                                   opinion of counsel substantially to such effect.

                                                   However, a ruling from the Internal Revenue Service is
                                                   not being sought in connection with the Combined
                                                   Exchange or the Lifeline Exchange. The opinions of
                                                   counsel are subject to certain assumptions and
                                                   qualifications and are not binding on the Internal
                                                   Revenue Service. If the Combined Exchange or the
                                                   Lifeline Exchange were not to so qualify as a
                                                   reorganization, the non-qualifying exchange of shares
                                                   would be taxable. See "Certain Federal Income Tax
                                                   Consequences."

TERMINATION AND AMENDMENT OF THE COMBINED          Either the Combined Exchange Agreement or the Lifeline
AND LIFELINE EXCHANGE AGREEMENTS                   Exchange Agreement may be terminated by any party if
                                                   the Texas Commissioner of Insurance does not approve
                                                   the Combined Exchange and the Lifeline Exchange by
                                                   April 2, 2002. See "Proposed Exchanges-- Combined and
                                                   Lifeline--Other Conditions." The Exchange Agreements
                                                   may also be terminated at any time prior to becoming
                                                   effective:

                                                   o     by unanimous consent of the parties;

                                                   o     by any beneficiary of a condition precedent to the
                                                         Exchanges if the condition has not been met or
                                                         waived;

                                                   o     by any party if a suit, action, or proceeding
                                                         threatens to prohibit the Exchanges; or

                                                   o     by any party who discovers a material error in the
                                                         representations of another party.

OTHER MATTERS                                      Combined - The Combined Board knows of no other
                                                   matters that will come before the Combined meeting. If
                                                   any additional matters come before the Combined
                                                   meeting, the proxies will be voted at the discretion
                                                   of the proxy holders.

                                                   Lifeline - The Lifeline Board knows of no other
                                                   matters that will come before the Lifeline meeting. If
                                                   any additional matters come before the Lifeline
                                                   meeting, the proxies will be voted at the discretion
                                                   of the proxy holders.

FORWARD-LOOKING STATEMENTS                         Certain statements contained or incorporated by
                                                   reference in this proxy statement-prospectus relate to
                                                   future matters which are qualified in certain
                                                   respects. See "Forward-Looking Statements," "Available
                                                   Information" and "Incorporation of Documents by
                                                   Reference."

                         SUMMARY SELECTED FINANCIAL DATA

         The tables below set forth in summary certain selected financial data of Citizens, Combined and Lifeline.

         Citizens financial data at or for the nine months ended September 30, 2001 and 2000 is derived from the unaudited consolidated financial statements of Citizens, Inc. and subsidiaries included elsewhere or incorporated by reference in this prospectus. Citizens financial data at or for the years ended December 31, 1996 through 2000 is derived from audited consolidated financial statements of Citizens, Inc. and subsidiaries included elsewhere or incorporated by reference in this prospectus. The data for Citizens is presented in conformity with U.S. Generally Accepted Accounting Principles ("GAAP").

         Combined and Lifeline financial information presented below in accordance with GAAP is derived from the unaudited financial statements of each respective company. Additional Combined and Lifeline financial data on a GAAP basis is not readily available and Combined and Lifeline management believe that development of additional GAAP basis financial information would represent a significant burden and cost to the companies. Combined and Lifeline prepare financial statements in the normal course of business on the basis of accounting principles prescribed or permitted by the Texas Department of Insurance (statutory basis), which basis differs from GAAP. A description of the more significant differences between GAAP and Statutory basis financial data of Combined and Lifeline is presented below. Combined and Lifeline's selected statutory financial data at or for the nine months ended September 30, 2001 and 2000 is derived from the unaudited financial statements of Combined and Lifeline. Combined and Lifeline statutory financial data at or for the years ended December 31, 1996 through 2000 is derived from audited financial statements of Combined and Lifeline. Combined and Lifeline's financial information presented elsewhere in this prospectus is presented on a Statutory basis and should be read in conjunction with the description below of differences between Statutory basis financial data and financial data presented in accordance with GAAP.

                                 CITIZENS, INC.
                    (in thousands, except per share amounts)


                               At or for the Nine Months                        At or for the Year Ended
                                 Ended September 30,                                  December 31,
                              --------------------------  ---------------------------------------------------------------------
                                 2001           2000         2000           1999         1998            1997            1996
                              ------------  ------------  ------------  ------------  ------------   ------------  ------------
Revenues                      $     49,418  $     48,667  $     66,678  $     71,877  $     72,685   $     65,027  $     63,822
Net income (loss)                    2,464           362         2,053         1,271        (6,721)         3,426         2,214
Basis and diluted earnings
  (loss) per share                                   .10           .01           .08           .05           (.27)          .10
Total assets                       287,195       261,556       267,842       255,485       253,384        249,519       218,277
Total liabilities                  204,222       187,719       190,529       183,218       178,480        169,938       151,394
Total shareholders' equity          82,973        73,837        77,313        72,267        74,904         79,581        66,883
Book value per share                  3.30          2.94          3.08          2.88          3.06           3.33          2.89

                  COMBINED UNDERWRITERS LIFE INSURANCE COMPANY
                    (in thousands, except per share amounts)


                           At or for the Nine Months                        At or for the Year Ended
                              Ended September 30,                                  December 31,
                           -------------------------     ---------------------------------------------------------
                               2001          2000            2000          1999       1998       1997       1996
                           ------------   ------------   ------------    --------   --------   --------   --------
Revenues                            (a)            (a)   $     15,677         (a)        (a)        (a)        (a)
Net loss                            (a)            (a)            (69)        (a)        (a)        (a)        (a)
Net loss per share                  (a)            (a)                       (.07)       (a)        (a)        (a)
Total assets                        (a)            (a)         24,901    $ 24,090        (a)        (a)        (a)
Total liabilities                   (a)            (a)         18,603      17,703        (a)        (a)        (a)
Total shareholders'
   equity                           (a)            (a)          6,298       6,387        (a)        (a)        (a)
Book value per share                (a)            (a)           6.30        6.39        (a)        (a)        (a)
Fully diluted book value
   per share                        (a)            (a)           6.30        6.39        (a)        (a)        (a)


----------

(a) Information not available on a GAAP basis.


                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY
                    (in thousands, except per share amounts)


                            At or for the Nine Months                     At or for the Year Ended
                               Ended September 30,                               December 31,
                           ---------------------------   --------------------------------------------------------
                               2001           2000           2000         1999       1998       1997      1996
                           ------------   ------------   ------------   --------   --------   --------   --------
Revenues                            (a)            (a)   $        838        (a)        (a)        (a)        (a)
Net income                          (a)            (a)            156        (a)        (a)        (a)        (a)
Net income per share                (a)            (a)                       .22        (a)        (a)        (a)
Total assets                        (a)            (a)          4,106   $  4,136        (a)        (a)        (a)
Total liabilities                   (a)            (a)            726        891        (a)        (a)        (a)
Total shareholders'
   equity                           (a)            (a)          3,380      3,245        (a)        (a)        (a)
Book value per share                (a)            (a)           4.83       4.64        (a)        (a)        (a)
Fully diluted book value
   per share                        (a)            (a)           4.83       4.64        (a)        (a)        (a)


----------
(a) Information not available on a GAAP basis.

         A reconciliation of Combined's and Lifeline's statutory basis surplus to its GAAP basis shareholders' equity at December 31, 2000 and 1999 is as follows (an explanation of the reconciling items is summarized below):

                  Combined Underwriters Life Insurance Company
                                 (in thousands)
                 Reconciliation of Statutory Basis to GAAP Basis


                                                  2000            1999
                                               ------------    ------------
Statutory basis surplus, December 31           $      3,319    $      3,891
Deferred acquisition costs (1)                        8,918           8,499
Accident and health reserves (2)                     (6,851)         (6,389)
Deferred income taxes (3)                               827             430
Life insurance reserves (2)                              18            (112)
Asset valuation and interest maintenance
   reserves (4)                                          59              65
Other                                                     8               3
                                               ------------    ------------
GAAP basis shareholders' equity, December 31   $      6,298    $      6,387
                                               ============    ============

                  Lifeline Underwriters Life Insurance Company
                                 (in thousands)
                 Reconciliation of Statutory Basis to GAAP Basis


                                                  2000             1999
                                               ------------    ------------
Statutory basis surplus, December 31           $      2,984    $      2,900
Deferred acquisition costs (1)                          280             386
Accident and health reserves (2)                       (208)           (260)
Life insurance reserves (2)                             424             285
Deferred income taxes (3)                               (74)            (55)
Asset valuation and interest maintenance
   reserves (4)                                          (8)              8
Other                                                   (18)            (19)
                                               ------------    ------------
GAAP basis shareholders' equity, December 31   $      3,380    $      3,245
                                               ============    ============

         A reconciliation of Combined's and Lifeline's statutory basis surplus to its GAAP basis net income (loss) for the year ended December 31, 2000, is as follows (an explanation of the reconciling items is summarized below):

                  Combined Underwriters Life Insurance Company
                                 (in thousands)
        Reconciliation of Statutory Basis to GAAP Basis Net Income (Loss)


                                                       2000
                                                   ------------
Statutory basis net loss                           $       (569)
Capitalization of deferred acquisition costs (1)          3,382
Amortization of deferred acquisition costs (1)           (2,963)
Increase in future policy benefit reserves (2)             (307)
Deferred income tax benefit (3)                             387
Other                                                         1
                                                   ------------
GAAP basis net loss                                $        (69)
                                                   ============

                  Lifeline Underwriters Life Insurance Company
                                 (in thousands)
           Reconciliation of Statutory Basis to GAAP Basis Net Income


                                                       2000
                                                   ------------
Statutory basis net income                         $         85
Capitalization of deferred acquisition costs (1)             95
Amortization of deferred acquisition costs (1)             (201)
Decrease in future policy benefit reserves (2)              201
Deferred income tax expense (3)                             (30)
Other                                                         6
                                                   ------------
GAAP basis net income                              $        156
                                                   ============


----------

         The significant differences between Combined's and Lifeline's statutory basis and GAAP basis financial statements are as follows:

(1) The costs related to acquiring business such as commissions, premium taxes, and other items, are charged to income in the year incurred and thus are not amortized over the periods benefitted, whereas the related premiums are taken into income on a pro rata basis over the periods covered by the policies for statutory accounting purposes. For GAAP accounting purposes, costs that vary and are directly related to the acquisition of new and renewal business are capitalized and amortized over the revenue recognition period.

(2) Reserves for life and accident and health insurance are based on statutory mortality and interest requirements without consideration of withdrawals, which may differ from reserves based on reasonably conservative estimates of mortality, interest, and withdrawals for GAAP accounting purposes.

(3) Deferred federal income taxes are not provided for in statutory accounting purposes for unrealized investment gains or losses, differences in policy reserves, and other temporary differences between book and tax bases of existing asset and liabilities.

(4) An asset valuation reserve and an interest maintenance reserve are established for statutory accounting purposes.

         On March 16, 1998, the National Association of Insurance Commissioners ("NAIC") approved the codification of statutory accounting practices that was generally adopted by the Texas Department of Insurance. The codification will constitute the only source of "prescribed" statutory accounting practices and was effective January 1, 2001. The primary difference between the Texas statutes and the codified rules involved the admission of 100% of all fixed assets for Texas domiciled companies. In NAIC codification, fixed assets are not admitted. Such is the case for Combined. As a result, Combined will not nonadmit approximately $70,000 in its 2001 statutory financial statements. In addition, Combined and Lifeline began to account for deferred income taxes during 2001 in accordance with the codification of statutory accounting principles. Upon adoption, Combined's surplus increased by $180,000 and the impact on Lifeline was insignificant.

                  COMBINED UNDERWRITERS LIFE INSURANCE COMPANY
                                 STATUTORY BASIS
                    (in thousands, except per share amounts)


                             At or for the Nine Months                            At or for the Year Ended
                                Ended September 30,                                       December 31,
                            ---------------------------    -----------------------------------------------------------------------
                                2001          2000            2000             1999           1998            1997           1996
                            ------------   ------------    ------------    ------------   ------------    ------------    --------
Revenues                    $     11,552   $     11,659    $     15,677    $     15,484         16,678          15,754      16,099
Net income (loss)                    362           (811)           (569)          2,586         (1,704)           (635)       (656)
Net income (loss) per
   share                                            .36            (.81)           (.57)          2.59            (.64)       (.66)
Total admitted assets             15,165         14,724          15,115          15,158         17,825          18,986      19,145
Total liabilities                 11,484         11,634          11,796          11,267         16,535          15,981      15,546
Total capital and surplus          3,681          3,090           3,319           3,891          1,290           3,005       3,599
Statutory book value per
   share                            3.68           3.09            3.32            3.89           1.29            3.01        3.60
Fully diluted statutory
   book value per share             3.68           3.09            3.32            3.89           1.29            3.01        3.60

                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY
                                 STATUTORY BASIS
                    (in thousands, except per share amounts)


                              At or for the Nine Months                            At or for the Year Ended
                                 Ended September 30,                                      December 31,
                            ------------------------------      ----------------------------------------------------------------
                               2001              2000             2000          1999          1998          1997          1996
                            ------------      ------------      --------      --------      --------      --------      --------
Revenues                    $        770      $        620      $    829      $    957      $  1,054      $  1,096      $  1,095
Net income                            70                 5            85           160           365           162            57
Net income per share                                   .10(a)        .01(a)        .12(a)        .23(a)        .33(a)        .18(a)
Total admitted assets              3,971             3,806         3,861         3,782         3,579         3,178         3,011
Total liabilities                    918               902           877           882           839           802           800
Total capital and surplus          3,053             2,904         2,984         2,900         2,740         2,376         2,211
Statutory book value per            4.36(a)           4.15(a)       4.26(a)       4.14(a)       4.98(a)       4.75(a)       4.42(a)
   share
Fully diluted statutory
   book value per share             4.36(a)           4.15(a)       4.26(a)       4.14(a)       4.98(a)       4.75(a)       4.42(a)



----------

(a) Lifeline's issued and outstanding shares increased from 500,000 in 1996 and 1997, to 550,000 in 1998 and finally to 700,000 in 1999, 2000 and
         2001.

                                  RISK FACTORS

         You should consider carefully the risks described below in assessing the Combined Exchange and the Lifeline Exchange and an investment in Citizens Class A common stock.

A SUBSTANTIAL NUMBER OF SHARES OF CLASS A COMMON STOCK HAVE BEEN REGISTERED FOR SALE BY EXISTING CITIZENS SHAREHOLDERS, WHICH COULD DEPRESS THE MARKET PRICE OF THE STOCK.

           Sales of significant amounts of shares of Citizens Class A common stock in the public market could depress the price of the stock. Further, even without actual sales, the prospect of significant amounts of shares being offered into the public market may depress the price of Class A common stock. There is an effective registration statement with the SEC permitting the public offer and sale by certain holders of Citizens Class A common stock, including Harold E. Riley, Chairman of the Board. Mr. Riley, as of December 31, 2001, owned 4,374,108 shares of Class A common stock or approximately 17.9% of Citizens outstanding Citizens Class A common stock.

LOSS OF THE SERVICES OF THE CITIZENS CHAIRMAN OF THE BOARD WOULD LIKELY HINDER FURTHER DEVELOPMENT OF THE OPERATING AND MARKETING PROGRAMS OF CITIZENS AND ITS STRATEGY FOR EXPANDING ITS BUSINESS.

         Citizens relies heavily on the active participation of its Chairman of the Board, Harold E. Riley, in connection with the development and execution of operating and marketing plans and strategy for expanding its business. For instance, in the past Citizens has expanded business significantly through the acquisition of other insurance companies. Mr. Riley's experience with mergers and acquisitions has been of considerable value in pursuing these opportunities. Citizens anticipates that this expertise will continue to be of substantial value in connection with any future acquisitions of insurance companies. The loss of his services would likely have a significant adverse effect on Citizens in these respects. Citizens does not have an employment agreement with Mr. Riley.

THE COMBINED EXCHANGE AND LIFELINE EXCHANGE HAVE BEEN STRUCTURED SO AS TO RESULT IN A TAX-DEFERRED EXCHANGE OF YOUR STOCK FOR THE CITIZENS CLASS A COMMON STOCK. HOWEVER, THERE CAN BE NO ASSURANCES IN THIS REGARD, AND IF TAX-DEFERRED TREATMENT WERE TO BE DENIED, YOU COULD OWE FEDERAL INCOME TAXES ON ANY GAIN DEEMED TO BE REALIZED BY YOU UPON THE EXCHANGE OF YOUR STOCK.

         The transactions contemplated by both the Combined Exchange Agreement and the Lifeline Exchange Agreement are intended to be a tax-deferred exchange. However, neither Citizens, Combined nor Lifeline has obtained a ruling from the Internal Revenue Service concerning whether the Combined Exchange or the Lifeline Exchange will in fact be treated as a tax-deferred exchange. Combined and Lifeline will each, however, obtain an opinion of counsel which will support the conclusions contained in this proxy statement-prospectus regarding the material federal income tax consequences of the Combined Exchange Agreement and the Lifeline Exchange Agreement and transactions contemplated thereby to its shareholders. You should understand that an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could successfully assert a contrary position. Also, the conditions and assumptions upon which counsel's opinion is qualified may not continue to exist and the laws or regulations affecting the material federal income tax consequences of the Combined Exchange and the Lifeline Exchange may change. In either event, the tax aspects of the Combined Exchange and the Lifeline Exchange may be adversely affected, and such effect may be material. As a result, there can be no assurance that the Combined Exchange or the Lifeline Exchange will be accorded the tax treatment intended and that you will realize the tax consequences described in this proxy statement-prospectus. See "Certain Federal Income Tax Consequences."

HOLDERS OF CLASS A COMMON STOCK RECEIVED IN THE COMBINED EXCHANGE AND THE LIFELINE EXCHANGE WILL BE MINORITY STOCKHOLDERS. THESE MINORITY STOCKHOLDERS WILL NOT CONTROL CITIZENS, WILL HAVE A LIMITED ABILITY TO INFLUENCE CITIZENS' BUSINESS POLICIES AND CORPORATE ACTIONS, AND WILL NOT BE ABLE TO ELECT ANY DIRECTORS OF CITIZENS.

         It is difficult for minority stockholders of Citizens to elect any of its directors or otherwise exert influence over its business. Citizens' outstanding Class B common stock elects a majority of the board of directors of Citizens. All of the Class B common stock is owned indirectly by Harold E. Riley, Chairman of the Board, through the Harold E. Riley Trust. Additionally, Mr. Riley is the largest Class A stockholder. Therefore, as a practical matter, Mr. Riley has effective control over significant corporate transactions. Additionally, cumulative voting of shares is not permitted by Citizens' articles of incorporation. These factors would also make it more difficult and time consuming for a third party to acquire control of Citizens or to change the board of directors of Citizens.

ALMOST 80% OF CITIZENS' REVENUES COME FROM OVERSEAS. THIS INVOLVES RISKS ASSOCIATED WITH BUSINESS IN THIRD WORLD COUNTRIES, SUCH AS MIGHT RESULT FROM POLITICAL OR ECONOMIC INSTABILITY, HUMAN RIGHTS VIOLATIONS OR NEW LAWS OR REGULATIONS.

         There is a risk of loss of a significant portion of sales overseas should adverse events occur in the countries from which Citizens receives applications. Almost 80% of Citizens' revenues come from Latin America. Its international operations consist of issuance of ordinary whole-life insurance policies around the world. These policies have an average face amount of $70,000 and are marketed by independent marketing firms primarily to heads of households in the top 3% to 5% income bracket around the world.

YOU SHOULD NOT ANTICIPATE RECEIVING CASH DIVIDENDS ON YOUR CITIZENS CLASS A COMMON STOCK, BECAUSE CITIZENS HAS NOT PAID ANY CASH DIVIDENDS AND DOES NOT ANTICIPATE DOING SO IN THE FORESEEABLE FUTURE.

         To date Citizens has not paid cash dividends on its Class A common stock or Class B common stock. It is Citizens' policy to retain earnings for use in the operations and expansion of its business.

POLICY LAPSES IN EXCESS OF THOSE ACTUARIALLY ANTICIPATED WOULD HAVE A NEGATIVE IMPACT ON CITIZENS' FINANCIAL PERFORMANCE.

         The profitability of Citizens could be reduced if its lapse and surrender rate were to exceed the assumptions upon which it priced its insurance policies. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs.

CITIZENS OPERATES IN A HIGHLY COMPETITIVE, MATURE INDUSTRY, WHICH COULD LIMIT ITS ABILITY TO GAIN OR MAINTAIN ITS POSITION IN THE INDUSTRY.

         Citizens competes with 1,500 to 2,000 other life insurance companies in the United States, some of which Citizens also competes with internationally. The life insurance business is highly competitive. This is in part because it is a mature industry in the United States which, in recent years, has experienced no growth in life insurance sales. Competition has also increased because the life insurance industry is consolidating, with larger, more efficient organizations emerging from consolidation. Furthermore, mutual insurance companies are converting to stock ownership, which should give them greater access to capital markets, resulting in greater competition with respect to corporate finance as well. Additionally, legislation became effective in 2000 permitting commercial banks, insurance companies and investment banks to combine. This law permits, for instance, a commercial bank to acquire or form an insurance company. These factors have increased competitive pressures in general.

         Many life insurance companies have greater financial resources, longer business histories, and more diversified lines of insurance coverage than Citizens has. These companies also generally have larger sales forces. Citizens also faces competition from companies operating in foreign countries and marketing in person as well as with direct mail sales campaigns. Although Citizens may be at a competitive disadvantage to these entities, it believes that its products are competitive in the marketplace.

         Citizens' international marketing plan stresses making available dollar-denominated life insurance products to high net worth individuals residing around the world. Citizens experiences competition primarily from the following sources around the world:

                  LOCALLY OPERATED COMPANIES WITH LOCAL CURRENCY POLICIES. Citizens competes with companies formed and operated in the country in which the insureds reside. Generally, these companies are subject to risks of currency fluctuations, and use mortality tables based on experience of the local population as a whole. These mortality tables are typically based on significantly shorter life spans than those Citizens uses. As a result, the economic return of policies issued by locally operated companies is more uncertain than for U.S. dollar policies, such as Citizens issues. Also, as a result of the foregoing factors, the statistical cost of insurance for these companies tends to be higher than Citizens.

                  FOREIGN OPERATED COMPANIES WITH LOCAL CURRENCY POLICIES. Another group of competitors consists of companies which are foreign to the countries in which the policies are sold but use the local currencies of those countries. Local currency policies entail risks of uncertainty due to local currency fluctuations as well as the perceived instability and weakness of local currencies. Citizens has observed that local currency policies, whether issued by foreign or locally operated companies, tend to focus on universal life insurance and annuities instead of whole life insurance as Citizens does.

                  FOREIGN OPERATED COMPANIES WITH U.S. DOLLAR POLICIES. Citizens also faces direct competition from companies that operate in the same manner as Citizens does. Citizens competes using its history of performance and its products.

         Citizens' ability to compete is dependent upon, among other things, its ability:

         o        to market its insurance products;

         o        to develop competitive and profitable products; and

         o        its ability to maintain low unit costs.

TAX LAW CHANGES COULD REDUCE CERTAIN COMPETITIVE ADVANTAGES WHICH CITIZENS LIFE INSURANCE PRODUCTS MAY HAVE OVER NON-INSURANCE PRODUCTS.

         Under the Internal Revenue Code, income taxes payable by policyholders on investment earnings are deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain Citizens products a competitive advantage over other non-insurance products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including those of Citizens, would be adversely affected with respect to their ability to sell products. Also, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies might increase. In addition, life insurance products are often used to fund estate tax obligations. Legislation was enacted in June 2001 under which the estate tax will be repealed during the year 2010, but in the absence of interim legislation extending the repeal, it will expire at the end of that year. There may be interim legislation which will modify or do away with this estate tax repeal or otherwise modify the estate tax. If the estate tax is eliminated, the demand for certain life insurance products would be adversely affected because these products are sold to pay claims outside of the insured's estate. Citizens cannot predict what future tax initiatives may be proposed with respect to the estate tax or other taxes which may affect Citizens, although Citizens' international clients are generally not subject to U.S. income taxes.

THE INSURANCE INDUSTRY IS HIGHLY REGULATED AND CITIZENS' ACTIVITIES ARE RESTRICTED AS A RESULT. CITIZENS EXPENDS SUBSTANTIAL AMOUNTS OF TIME AND INCURS SUBSTANTIAL EXPENSES IN CONNECTION WITH COMPLYING WITH APPLICABLE REGULATIONS, AND CITIZENS IS SUBJECT TO THE RISK THAT MORE BURDENSOME REGULATIONS COULD BE IMPOSED ON IT.

         Compliance with regulation in the United States by Citizens is costly and time consuming. Insurance companies in the U.S. are subject to extensive regulation in the states where they do business. This regulation primarily protects policyholders rather than stockholders. The regulations require:

         o        prior approval of acquisitions of insurance companies;

         o certain solvency standards; licensing of insurers and their agents; investment limitations;

         o        deposits of securities for the benefit of policyholders;

         o        approval of policy forms and premium rates;

         o        triannual examinations; and

         o        reserves for unearned premiums, losses and other matters.

Citizens is subject to this regulation in each state in the U.S. in which it is licensed to do business. This regulation involves additional costs and restricts operations. Citizens cannot predict the form of any future regulatory initiatives.

         Citizens is regulated by the Colorado Division of Insurance under the Colorado Insurance Holding Company Act. Certain "extraordinary" intercorporate transfers of assets and dividend payments from its life insurance subsidiaries require prior approval by the Colorado Insurance Commissioner. Citizens also files detailed annual reports with the Colorado Division of Insurance and all of the states in which it is licensed. The business and accounts of its life insurance subsidiaries are subject to examination by the Colorado Division of Insurance, as well as inquiries and follow up, including investigations, of the various insurance regulatory authorities of the states in which Citizens' insurance subsidiaries are licensed.

         The principal insurance subsidiary of Citizens is qualified to do business as an insurance company only in the U.S. It does not have any assets or employees in foreign countries. In connection with business from foreign countries, Citizens only accepts applications at its main office. In addition, Citizens requires premium payments to be in U.S. dollars, which may include checks drawn on U.S. banks. Citizens is not currently subject to regulation in the various foreign countries from which it receives applications for insurance. Although Citizens provides insurance to foreign citizens, independent marketing firms, rather than employees of Citizens, submit the applications. In this way Citizens avoids conducting business in the foreign countries. However, Citizens is unable to predict if foreign regulation will be implemented and, if so, the effect of any such regulation on Citizens' business.

FLUCTUATING INTEREST RATES COULD REDUCE CITIZENS' PROFITABILITY.

         Rapid interest rate changes can result in increases in the lapse rates of policies in-force and hamper an insurance company's ability to achieve a profit. Citizens does not issue interest-sensitive or universal life insurance policies and it has only a small amount of annuity business. Citizens does, however, have an investment portfolio that would likely be adversely affected in the event of material increases in interest rates. An insurance company's profitability depends, in large part, on investing premiums and policy reserves at a higher interest rate than the returns distributed to existing policies.

CITIZENS' INVESTMENTS ARE SUBJECT TO RISKS OF DEFAULT AND REDUCTIONS IN MARKET VALUES.

         The invested assets of Citizens are subject to customary risks of defaults and changes in market values. Factors that may affect the overall default rate on, and market value of, the invested assets of Citizens include interest rate levels, financial market performance, and general economic conditions.

THERE IS A RISK THAT CITIZENS MAY NOT CONTINUE ITS PAST STRATEGY OF ACQUIRING OTHER U.S. LIFE INSURANCE COMPANIES, AND THAT IT MAY NOT REALIZE IMPROVEMENTS TO ITS FINANCIAL RESULTS AS A RESULT OF PAST AND FUTURE ACQUISITIONS.

         Over the past several years, Citizens has acquired a number of small U.S. life insurance companies. Citizens' objective in pursuing this acquisition strategy has been to increase the size of the U.S. segment of its business, improve its competitive position and increase its earnings, in part by allowing it to realize certain operating efficiencies associated with economies of scale. However, there can be no assurance that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to Citizens, or that it will realize the anticipated financial results from its acquisitions.

REINSURERS WITH WHICH CITIZENS DOES BUSINESS MAY NOT HONOR THEIR OBLIGATIONS, LEAVING CITIZENS LIABLE FOR THE REINSURED COVERAGE, AND CITIZENS' REINSURERS COULD INCREASE THEIR PREMIUM RATES.

         Citizens obtains a large amount of reinsurance from other insurance companies. However, Citizens remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. The cost of reinsurance is, in some cases, reflected in its premium rates. Under certain reinsurance agreements, the reinsurer may increase the rate it charges Citizens for the reinsurance. However, if the cost of reinsurance were to increase with respect to policies for which Citizens has guaranteed the rates, Citizens could be adversely affected.

CITIZENS IS SUBJECT TO A RISK OF LOSING CASH BALANCES THAT ARE NOT INSURED.

         Citizens maintains cash balances in one bank, J.P. Morgan Chase, Austin, Texas, that are significantly in excess of Federal Deposit Insurance Corporation coverage. If this bank were to fail, Citizens would likely lose a substantial amount of its cash. Citizens monitors the solvency of this bank and does not believe a material risk of loss exists because this bank is substantially above the federally mandated levels of capital and liquidity.

INCREASED UNCERTAINTY DUE TO TERRORIST ATTACKS AND WAR.

         Terrorists attacks, such as the attacks that occurred in New York, Pennsylvania and Washington, D.C., on September 11, 2001, and current and future war risks may adversely impact the results of operation, financial condition, ability to raise capital or future growth of Citizens. The impact that the terrorist attacks of September 11, 2001, may have on the life insurance industry in general, and on Citizens in particular, is not known at this time. Citizens does not conduct business in New York, Pennsylvania or Washington, D.C. and has not received any claims as a result of the terrorist acts. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may impact the operations of Citizens in unpredictable ways, including general disruptions to commerce and the possibility that financial infrastructure facilities could be direct targets of, or indirect casualties of, an act of terror or war. In addition, war or the risk of war may also have an adverse effect on national and global economies. A lower level of economic activity could result in a decline in the use of life and accidental health insurance services and could increase lapse ratios of insurance in-force.

                    SPECIAL MEETINGS OF COMBINED AND LIFELINE

                        Date, Time and Place of Meetings

COMBINED SPECIAL MEETING

         A special meeting of Combined shareholders will be held on Tuesday, March 19, 2002 at 10:00 a.m., Central Standard Time, at 307 North Glenwood Boulevard, Tyler, Texas.

LIFELINE SPECIAL MEETING

         A special meeting of Lifeline shareholders will be held on Tuesday, March 19, 2002 at 11:00 a.m., Central Standard Time, at 307 North Glenwood Boulevard, Tyler, Texas.

BUSINESS TO BE TRANSACTED AT THE SPECIAL MEETINGS

         This proxy statement-prospectus was mailed to Combined shareholders on or about February 14, 2002 to solicit proxies to vote for the exchange of Combined common stock for Class A common stock of Citizens. This proxy statement-prospectus was mailed to Lifeline shareholders on or about February 14, 2002 to solicit proxies to vote for the exchange of Lifeline common stock for Class A common stock of Citizens.

         As of the date of this proxy statement-prospectus, neither Citizens, Combined nor Lifeline are aware of other business that will come before the Combined special meeting or the Lifeline special meeting. Should any other matter requiring a vote of shareholders arise, the proxies named in the enclosed forms of proxy will vote the shares in their discretion with respect to any such matter.

VOTING SECURITIES

         COMBINED. Only Combined shareholders of record at the close of business on February 11, 2002 will be entitled to vote at the Combined special meeting. On that date, there were issued and outstanding 1,000,000 shares of Combined common stock. Each share of Combined common stock is entitled to one vote per share with respect to the Combined Exchange. The affirmative vote of two-thirds of the outstanding common stock of Combined is necessary to approve the Combined Exchange in favor of the Combined Exchange. Walden P. "Red" Little, Chairman of the Board of Combined, and Regina Little Rooney, a director and significant shareholder of Combined, who have an aggregate ownership of approximately 92.6% of the shares of Combined common stock, have indicated that they intend to vote for the Combined Exchange. This vote will virtually assure that the Combined Exchange will occur absent unfulfilled conditions to complete the Combined Exchange.

         LIFELINE. Only Lifeline shareholders of record at the close of business on February 11, 2002 will be entitled to vote at the Lifeline special meeting. On that date, there were issued and outstanding 700,000 shares of Lifeline common stock. Each share of common stock is entitled to one vote per share with respect to the Lifeline Exchange. The affirmative vote of two-thirds of the outstanding common stock of Lifeline is necessary to approve the Lifeline Exchange. Walden P. "Red" Little, the majority shareholder of Lifeline, and Regina Little Rooney, a significant shareholder of Lifeline, who have an aggregate ownership of approximately 85.8% of the shares of Lifeline common stock, have indicated that they intend to vote for the Lifeline Exchange. This vote will virtually assure that the Lifeline Exchange will occur absent unfulfilled conditions to complete the Lifeline Exchange.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF - COMBINED

         The following table sets forth, as of February 11, 2002, the shares of Combined common stock (i) beneficially owned by each director and executive officer, (ii) for all directors and executive officers as a group, and (iii) each person who is known to Combined to be the beneficial owner of more than 5% of the Combined stock, its only class of voting securities.

Name and Address                    Nature and Amount                 Percent
of Beneficial Owner                  of Ownership(1)                  of Class
-------------------                 -----------------                 --------

Walden P. "Red" Little                  781,854(2)                     78.2%
P.O. Box 2503
Tyler, Texas 75710

Regina Little Rooney                    143,933(3)                     14.4%
13155 CR 461
Tyler, Texas 75708

Gary C. Cole                                   (4)                         (4)
Rte. 2, Box 1213
Bullard, Texas 75757

Betty M. Mitchell                              (4)                         (4)
1103 Russell Drive
Whitehouse, Texas 75791

Jimmie M. Procell                              (4)                         (4)
330 West Charnwood
Tyler, Texas 75701

Donald F. Bagozzi                            --                          --
307 North Glenwood
Tyler, Texas 75702

Milo Reamy                                     (4)                         (4)
17966 Briarcrest                     ----------                    --------
Flint, Texas 75762

All directors and                       925,858                        92.6%
executive officers as a              ==========                    ========
group (7 persons)


----------

(1)      All ownership is direct unless otherwise noted.

(2) These shares are owned of record by the W.P. Little Family Limited Partnership of which Mr. Little is the general partner.

(3) Includes 58,510 shares over which Ms. Rooney serves as a trustee and 85,423 shares over which Ms. Rooney has sole or joint ownership.

(4)      Less than 1%.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF - LIFELINE

         The following table sets forth, as of February 11, 2002, the shares of Lifeline common stock (i) beneficially owned by each director and executive officer, (ii) for all directors and executive officers as a group, and (iii) each person who is known to Lifeline to be the beneficial owner of more than 5% of the Lifeline stock, its only class of voting securities.


Name and Address                                Nature and Amount                                 Percent
of Beneficial Owner                              of Ownership(1)                                  of Class
-------------------                             -----------------                                 --------

Walden P. "Red" Little(2)                          450,950.125                                       64.4%
P.O. Box 2503
Tyler, Texas 75710

Regina Little Rooney(3)                             149,943.25(3)                                    21.4%
13155 CR 461
Tyler, Texas 75708

Gary C. Cole                                            18,004                                        2.5%
Rte. 2, Box 1213
Bullard, Texas 75757

Betty M. Mitchell                                             (4)                                        (4)
1103 Russell Drive
Whitehouse, Texas 75791

Robert C. Norman                                              (4)                                        (4)
307 North Glenwood
Tyler, Texas 75702

Jimmie M. Procell                                             (4)                                        (4)
330 West Charnwood
Tyler, Texas 75701

Donald F. Bagozzi                                           --                                         --
307 North Glenwood
Tyler, Texas 75702

Milo Reamy                                                    (4)                                        (4)
17966 Briarcrest
Flint, Texas 75762

Tommy Rowell                                                --                                         --
307 North Glenwood                                ------------                                    -------
Tyler, Texas 75701

All directors and                                    24,899.62                                        3.6%
executive officers as a                           ============                                    =======
Group (7 persons)



----------
(1)      All ownership is direct unless otherwise noted.

(2) Mr. Little is the majority shareholder of Lifeline, but he does not serve as an officer or director of Lifeline.

(3) Ms. Rooney does not serve as an officer or director of Lifeline. Includes 20,973.5 shares over which Ms. Rooney serves as trustee and 128,969.75 shares over which Ms. Rooney has sole or joint ownership.

(4)      Less than one percent.

REVOCABILITY OF PROXIES

         COMBINED - Any Combined proxy may be revoked before its exercise at the Combined special meeting or any adjournment thereof by:

         o giving written notice of revocation to the Secretary of Combined prior to the Combined special meeting;

         o giving written notice of revocation to the Secretary at the Combined special meeting; or

         o        signing and delivering a proxy bearing a later date.

The presence of a shareholder at the Combined special meeting will not revoke his or her proxy. However, being present at the Combined special meeting allows a shareholder to revoke any prior proxy and to vote in person.

         LIFELINE - Any Lifeline proxy may be revoked before its exercise at the Lifeline special meeting or any adjournment thereof by:

         o giving written notice of revocation to the Secretary of Lifeline prior to the Lifeline special meeting;

         o giving written notice of revocation to the Secretary at the Lifeline special meeting; or

         o        signing and delivering a proxy bearing a later date.

The presence of a shareholder at the Lifeline special meeting will not revoke his or her proxy. However, being present at the Lifeline special meeting allows a shareholder to revoke any prior proxy and to vote in person.

PROXY SOLICITATION

         Combined and Lifeline will pay the costs of soliciting their respective proxies. Officers and employees of Combined and Lifeline may solicit proxies by telephone and personally, in addition to solicitation by mail. These persons will receive their regular salaries but no special compensation for soliciting proxies. Because no shares of Combined or Lifeline are held by brokers, nominees or other fiduciaries, neither Combined nor Lifeline will reimburse brokers, custodians, nominees or other fiduciaries for their charges and expenses in forwarding materials to beneficial owners of shares.

                   PROPOSED EXCHANGES - COMBINED AND LIFELINE

BACKGROUND AND REASONS - COMBINED AND LIFELINE

         In early July 2001, the Chairman of the Board of Citizens, Harold E. Riley, called Walden P. "Red" Little, Chairman of the Board and Chief Executive Officer of Combined and the controlling shareholder of Combined and Lifeline. The purpose of Mr. Riley's call was to discuss whether Combined and Lifeline would be interested in affiliating with Citizens. Mr. Riley had been acquainted with Mr. Little for more than 30 years through insurance industry meetings and gatherings. In the call, Mr. Riley and Mr. Little discussed in general the nature the business of each of Citizens, Combined and Lifeline, and whether Combined and Lifeline would consider becoming part of the Citizens organization. A meeting date of July 18, 2001, was scheduled by Messrs. Riley and Little to continue the discussions in person.

         At the July 18th meeting, Mr. Riley met with Mr. Little in Tyler, Texas. The parties discussed whether Combined and Lifeline could be acquired by Citizens and the general nature of any acquisition transaction. Gary Cole, President of both Combined and Lifeline, attended the July 18th meeting as did Donna Smith, a former controller and treasurer of Combined and Lifeline. At the July 18th meeting, Mr. Riley set forth a preliminary structure under which Citizens would acquire the stock of both Combined and Lifeline. The parties took the issues discussed at the meeting under consideration. Another meeting between the parties occurred in Tyler, Texas, on August 9, 2001. On August 15, 2001, another meeting, occurred with Messrs. Little and Cole and Ms. Smith traveling to the offices of Citizens in Austin, Texas, to meet with Mr. Riley and several executive officers of Citizens. After the August 15th meeting, the parties began circulating drafts of acquisition contracts. On August 28, 2001, Mr. Riley again met with Messrs. Little and Cole and Ms. Smith in Tyler, Texas. The parties further discussed the structure, amount and timing of an acquisition of Combined and Lifeline. On September 19, 2001, Messrs. Little, Cole, Riley, Rick Riley, Vice Chairman of Citizens, and Mark A. Oliver, President of Citizens, met for several hours at the offices of the attorney for Combined and Lifeline to discuss the proposed acquisition transactions. After revisions to the contracts were made and after further discussions among the parties, the share exchange ratios were finalized. For the next several weeks the parties worked on revisions to the drafts of the exchange agreements. Citizens, Combined and Lifeline executed Exchange Agreements on November 20, 2001, subject to the various conditions, including approval by the respective shareholders of Combined and Lifeline.

         The valuation of the companies to the proposed transactions centered on a share exchange ratio. Management of Citizens, Combined and Lifeline recognized that, due to the lack of any ascertainable market for the shares of Combined and Lifeline, an alternative valuation would be necessary. In contrast, the American Stock Exchange market for the shares of Citizens permitted the parties to select a fair market valuation for Citizens.

         COMBINED

         Management of Citizens and Messrs. Little and Cole reviewed carefully the assets and liabilities of Combined, and it was concluded that determination of the exchange ratio value for Combined should use a statutory book value basis, adjusted to reflect values which are standard within the life insurance industry. The capital and surplus of Combined was reviewed as well as its annual insurance premium revenue valued at multiple factors depending upon the profitability of the products and paid-up policy reserves. State licenses, agency force, and non-admitted capital and surplus assets of life insurance subsidiaries were reviewed. These values are summarized in the table below.



                                                                   Combined
                                                                 ------------

Capital and surplus                                              $  3,319,000

Asset valuation reserve                                                51,000

Value of building over carrying value                                  50,000

Multiple of annual premium revenue of life
insurance in-force                                                  3,144,000

Accident and health premium multiple                                  618,443

Paid-up policy reserves and future dividends reserves                   9,933

State licenses                                                        550,000

Agency force (new life premium written)                               900,000
                                                                 ------------

Combined adjusted book value                                        8,642,376
                                                                 ============


Number of shares issued and outstanding                             1,000,000


Combined total adjusted book value per share                     $       8.64

         The resulting values have been reviewed carefully by Citizens and Mr. Little and the resulting total adjusted book value per share was reviewed by the Combined Board. Also discussed at length were how payment would be made to Combined shareholders, and the tax consequences of the Combined Exchange. The Board of Combined agreed to the final total adjusted book value per share.

         LIFELINE

         Management of Citizens and Messrs. Little and Cole reviewed carefully the assets and liabilities of Lifeline, and it was concluded that determination of the exchange ratio value for Lifeline should use a statutory book value basis, adjusted to reflect values which are standard within the life insurance industry.
 The capital and surplus of Lifeline was reviewed as well as its annual insurance premium revenue valued at multiple factors depending upon the profitability of the products and paid-up policy reserves. State licenses, agency force, and non-admitted capital and surplus assets of life insurance subsidiaries were reviewed. These values are summarized in the table below.



                                                                   Lifeline
                                                                 ------------
Capital and surplus                                              $  2,984,000

Asset valuation and interest maintenance reserve                        9,000

Multiple of annual premium revenue of life
insurance in-force                                                    109,501

Accident and health premium multiple                                  129,686

Paid-up policy reserves and future dividends reserves                  11,891

State licenses                                                        100,000

Agency force (new life premium written)                               160,000
                                                                 ------------

Combined adjusted book value                                        3,504,078
                                                                 ============


Number of shares issued and outstanding                               700,000


Lifeline total adjusted book value per share                     $       5.00


         The resulting values were reviewed carefully by Citizens and Mr. Little and the resulting total adjusted book value per share was reviewed by the Lifeline Board. Also discussed at length were how payment would be made to Lifeline shareholders, and the tax consequences of the Lifeline Exchange. The Board of Lifeline agreed to the final total adjusted book value per share.

RECOMMENDATION OF COMBINED'S BOARD OF DIRECTORS

         The Combined Board of Directors RECOMMENDS APPROVAL OF THE COMBINED EXCHANGE. The Board believes that the exchange ratio to the Combined shareholders is fair. The management and Board of Directors of Combined, after careful study and evaluation of the economic, financial, legal and market factors, also believe that the Combined Exchange could provide Citizens with increased opportunity for profitable expansion of its business, which in turn should benefit Combined shareholders who become Citizens shareholders.

         The terms of the Combined Exchange Agreement were the result of arm's-length negotiations between Citizens and Combined over a several month period, with a significant effort by Combined management with assistance of legal counsel. Among the factors considered by the Boards of Directors of Combined in deciding to approve and recommend the Combined Exchange were:

         1. The terms and conditions of the Combined Exchange Agreement, which the Combined Board and management believes results in a fair price for the Combined shares;

         2. The financial condition, business assets and liabilities and management of Citizens;

         3.       The financial and business prospects of Citizens;

         4.       The increased liquidity to Combined shareholders including:

                  o the market on the American Stock Exchange for Citizens Class A common stock;

                  o        the lack of market for the Combined common stock;

                  o the demographics of Combined shareholder base and their expressed concerns regarding liquidity and estate settlement;

                  o the ability to sell Citizens Class A common stock for cash to satisfy obligations of a decedent's estate;

         5. Economies of scale available in the event of combination of the companies including, in particular, reduction in the total number of regulatory filings;

         6. The business, operations, financial condition, earnings and prospects of Combined;

         7. The expectation that the Combined Exchange will generally be a tax-deferred transaction to Combined and its shareholders (see "Certain Federal Income Tax Considerations");

         8. The growth and liquidity potential to Combined shareholders as future holders of Citizens Class A common stock compared to the historical growth and liquidity of the Combined common stock;

         9. The current and prospective economic environment and competitive constraints facing small insurance companies, including Combined;

         10. The Combined Board of Directors' evaluation of the risks to consummation of the Combined Exchange, including the risk associated with obtaining necessary regulatory approvals; and

         11. The possible alternatives to the Combined Exchange, the range of possible values to the Combined shareholders of such alternatives, and the timing and likelihood of actually receiving, and risks and rewards associated with seeking to obtain, those values.

         The Combined Board did not assign any specific or relative weight to these factors in its consideration. All of the above factors contributed in determining the consideration received.

         The exchange of Combined shares solely for Citizens shares is also intended to be a tax-deferred exchange, thereby giving Combined shareholders the equity participation in Citizens without initially incurring taxes. See "Certain Federal Income Tax Consequences."

         The Combined Board of Directors made this determination without the assistance or cost of a financial adviser for a so-called "fairness opinion." The Combined Board believes that it reviewed in sufficient depth the respective conditions of Combined, Citizens and their subsidiaries as well as the terms of the Combined Exchange Agreement.

RECOMMENDATION OF LIFELINE'S BOARD OF DIRECTORS

         The Lifeline Board of Directors RECOMMENDS APPROVAL OF THE LIFELINE EXCHANGE. The Board believes that the exchange ratio to the Lifeline shareholders is fair. The management and Board of Directors of Lifeline, after careful study and evaluation of the economic, financial, legal and market factors, also believe that the Lifeline Exchange could provide Citizens with increased opportunity for profitable expansion of its business, which in turn should benefit Lifeline shareholders who become Citizens shareholders.

         The terms of the Lifeline Exchange Agreement were the result of arm's-length negotiations between Citizens and management of Lifeline over a several month period, with a significant effort by Lifeline management with assistance of legal counsel. In addition to the factors regarding Lifeline discussed above under "--Recommendation of Combined's Board of Directors," other factors considered by the Boards of Directors of Lifeline in deciding to approve and recommend the Lifeline Exchange were:

         1. The terms and conditions of the Lifeline Exchange Agreement, which the Lifeline Board and management believes results in a fair price for the Lifeline shares;

         2.       The increased liquidity to Lifeline shareholders including:

                  o the market on the American Stock Exchange for Citizens Class A common stock;

                  o        the lack of market for the Lifeline common stock;

                  o the demographics of Lifeline shareholder base and their expressed concerns regarding liquidity and estate settlement;

                  o the ability to sell Citizens Class A common stock for cash to satisfy obligations of a decedent's estate;

         3. Economies of scale available in the event of combination of the companies including, in particular, reduction in the total number of regulatory filings;

         4. Lifeline's Board of Directors familiarity with and review of the business, operations, financial condition, earnings and prospects of Lifeline;

         5. The expectation that the Lifeline Exchange will generally be a tax-deferred transaction to Lifeline and its shareholders (see "Certain Federal Income Tax Considerations");

         6. The growth and liquidity potential to Lifeline shareholders as future holders of Citizens Class A common stock compared to the historical growth and liquidity of the Lifeline common stock;

         7. The current and prospective economic environment and competitive constraints facing small insurance companies, including Lifeline;

         8. The Lifeline Board of Directors' evaluation of the risks to consummation of the Lifeline Exchange, including the risk associated with obtaining necessary regulatory approvals; and

         9. The possible alternatives to the Lifeline Exchange, the range of possible values to the Lifeline shareholders of such alternatives, and the timing and likelihood of actually receiving, and risks and rewards associated with seeking to obtain, those values.

         The Lifeline Board did not assign any specific or relative weight to these factors in its consideration. All of the above factors contributed in determining the consideration received.

         The Lifeline Board of Directors considers the Lifeline Exchange particularly advantageous to Lifeline shareholders in that shareholders will receive a security which, in the opinion of the Lifeline Board, has the potential to achieve a greater growth and market value and which now has significantly greater market liquidity than the Lifeline common stock. The exchange of Lifeline shares for Citizens shares is also intended to be a tax-deferred exchange, thereby giving Lifeline shareholders the equity participation in Citizens without initially incurring taxes. See "Certain Federal Income Tax Consequences."

         The Lifeline Board of Directors made this determination without the assistance or cost of a financial adviser for a so-called "fairness opinion." The Lifeline Board believes that it reviewed in sufficient depth the respective conditions of Lifeline, Citizens and their subsidiaries as well as the terms of the Lifeline Exchange Agreement.

INTERESTS OF CERTAIN PERSONS IN THE COMBINED EXCHANGE AND THE LIFELINE EXCHANGE

         In considering the recommendation of the Combined Board with regard to the Combined Exchange Agreement and the recommendation of the Lifeline Board with regard to the Lifeline Exchange Agreement, Combined and Lifeline shareholders should be aware that the controlling shareholder of Combined and Lifeline, and an officer and director of Combined, Walden P. "Red" Little, as well as Regina Little Rooney, a significant shareholder of Combined and Lifeline, director of Combined and daughter of Mr. Little, have interests in both transactions that are in addition to the interests of Combined and Lifeline shareholders generally. Upon effectiveness of the Combined Exchange and the Lifeline Exchange, both companies intends to enter into one overall marketing development allowance agreement with the Red Little Combined Agency, Inc., a Texas corporation wholly-owned by Mr. Little, under which the agency will be provided working capital to be used as a marketing development allowance and for such other purposes as deemed necessary to strengthen and enhance the operations of the agency. The purpose of this agreement is to provide such services as are reasonably required to preserve and increase the insurance business in-force on the books of Combined and Lifeline. Combined and/or Lifeline or their designees will pay to the agency $25,000 per month for 36 months or a total of $900,000. The agency is authorized to use the marketing development allowance to, among other things, make commission advance arrangements with producing agents of Combined and Lifeline, entertain current agents and recruit new agents, pay operational expenses of the agency, pay advertising costs that benefit the sales efforts of Combined and Lifeline, provide the agency with transportation, office equipment, and other expenses as necessary, assist the agency with salary and operating expenses, and loan money to Mr. Little and Ms. Rooney of the agency as deemed necessary. In addition, in order to facilitate the operations of the agency during the 36 month term of the agreement, Combined has agreed to make available at its sole expense office space suitable for Mr. Little and Ms. Rooney and provide a secretary for Mr. Little and Ms. Rooney.

         In addition, upon the closing of the Combined Exchange, Combined will enter into two lease extension and modification agreements with Little, Rooney & Little Associates which provide that Combined will extend its existing leases by 60 months at $10,121 per month. Little, Rooney & Little Associates is 50% owned by Mr. Little and 50% owned by Ms. Rooney. The total payments under the extensions will be $607,260. Lifeline is paying for a portion of the cost of Combined's home office through a cost sharing agreement determined to be market value by the Texas Department of Insurance. Lifeline's portion of shared rent and equipment payments was $29,584 in 1999, $29,202 in 2000, and $25,586 for the nine months ended September 30, 2001.

         The members of the Combined Board were aware of the foregoing interests and considered them, among other matters, in approving the Combined Exchange Agreement and the transactions contemplated thereby. The members of the Lifeline Board were aware of these interests and considered them, among other matters, in approving the Lifeline Exchange Agreement and the transactions contemplated thereby.

REGULATORY REQUIREMENTS - COMBINED

         The Combined Exchange is subject to approval of the Texas Commissioner of Insurance. An application for approval was filed on or about December 3, 2001. The parties do not believe the Combined Exchange is subject to any other insurance regulatory approval. Neither Citizens nor Combined is aware of any other governmental or regulatory approvals required for consummation of the Combined Exchange.

REGULATORY REQUIREMENTS - LIFELINE

         The Lifeline Exchange is subject to approval of the Texas Commissioner of Insurance. An application for approval was filed on or about December 3, 2001. The parties do not believe the Lifeline Exchange is subject to any other insurance regulatory approval. Neither Citizens nor Lifeline is aware of any other governmental or regulatory approvals required for consummation of the Lifeline Exchange.

SUMMARY OF THE COMBINED EXCHANGE AGREEMENT

         This is a summary of the Combined Exchange Agreement, which is incorporated herein and attached hereto as Appendix A. You should read the Combined Exchange Agreement in addition to this Summary. See "Available Information" and "Incorporation of Documents by Reference."

         Delivery of Citizens Class A Common Stock; Closing Date. If the Combined Exchange occurs, Citizens Class A common stock will be available for distribution at a closing ("Closing") on a closing date ("Closing Date") as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with Texas law. In order for the Combined Exchange to be consummated, the Combined Exchange Agreement must be approved by two-thirds of the Combined common stock. The Combined Exchange between Citizens and Combined will become effective ("Effective Date") on or as soon after the meeting as possible (assuming shareholder approval). It is presently anticipated that the Effective Date will occur on or before April 2, 2002, but there can be no assurance that the conditions to the Combined Exchange will be satisfied and that the Combined Exchange will be consummated on that date or any other date. The parties to the Combined Exchange Agreement have agreed to take all actions reasonably necessary to consummate the proposed transactions.

         Representations, Warranties and Covenants; Legal Proceedings Disclosure. Each party to the Combined Exchange Agreement has represented to the other with respect to organization, good standing, capitalization and other related matters, as well as certain matters with respect to pending legal proceedings, none of which are deemed material by Citizens. For a description of those legal proceedings see Exhibits B and C to the Combined Exchange Agreement.

         Receipt of Citizens Shares - Procedures. If the Combined Exchange Agreement is approved at the meeting, Combined shareholders who do not perfect dissenters' rights will be notified of the approval and furnished with a "Letter of Transmittal" to send to an exchange agent ("Exchange Agent") that will be identified in the Letter of Transmittal. DO NOT SUBMIT YOUR COMBINED SHARES AT THIS TIME. If the Combined Exchange is completed:

         o        a Letter of Transmittal will be sent to you;

         o        you should send in your shares with the Letter of Transmittal;
                  and

         o the Exchange Agent will exchange your Combined shares for Citizens Class A common stock in the ratio set forth in the Combined Exchange Agreement after it receives your Letter of Transmittal and Combined stock certificates.

         Exchange Agent. Combined will appoint Mellon Investor Services LLC, Dallas, Texas (Citizens' current stock transfer agent) as Exchange Agent and may appoint one or more forwarding agents to accept delivery of the Combined's stock certificates for forwarding to the Exchange Agent. The instructions accompanying the Letter of Transmittal will provide details for surrendering certificates for Combined shares and the procedure for obtaining certificates for Citizens Class A common stock, including instructions for obtaining certificates for Citizens Class A common stock for lost or destroyed certificates of Combined shares.

         Authorization of the Exchange Agent may be terminated by Citizens at any time after six months following the Effective Date. If terminated, any shares and funds held by the Exchange Agent for Combined shareholders will be transferred to Citizens or its designee, who will thereafter serve as Exchange Agent.

         Shareholder Rights Prior to Share Exchange. The Exchange Agent will not be entitled to vote or exercise any rights of ownership of the Combined shares held by it prior to the issuance of Citizens Class A common stock to former holders of such shares, except that it will receive any distributions paid or distributed with respect to the Combined shares for the account of the persons exchanging such shares. No distributions are expected with respect to Citizens Class A common stock.

         After the Effective Date, there will be no transfers on the Combined stock transfer books of shares which were issued and outstanding immediately prior to the Effective Date. If after the Effective Date certificates representing Combined shares are properly presented to the Exchange Agent or directly to Combined or Citizens, they will be canceled and exchanged for certificates representing Citizens Class A common stock in the ratio set forth in the attached Exchange Agreement.

         Unclaimed Shares or Cash. If outstanding certificates for Combined shares or payment for any fractional or dissenting shares are not claimed, they may be turned over to a governmental authority in accordance with the respective abandoned property laws of the various jurisdictions.

         In Colorado (Citizens' state of incorporation) if an owner of stock cannot be located and does not come forward for a period of five years, and if the last known address of the shareholder is in Colorado, then the stock must be turned over to the state treasurer. If the last known address of the shareholder is in another state, the stock must be turned over to the other state if that state's laws so provide, otherwise the stock must be turned over to the state of Colorado.

         Abandoned property laws vary from state to state. However, to the extent it might be permitted by abandoned property and other applicable law, such unclaimed items shall become the property of Citizens (and to the extent not in its possession shall be paid over to it) free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Combined Exchange Agreement will be liable to any Combined shareholder for amounts paid to any governmental authority having jurisdiction of such unclaimed item pursuant to abandoned property or other applicable laws of such jurisdiction.

         Fractional Shares. Fractional shares of Citizens stock will not be issued under the Combined Exchange Agreement. Instead, fractional shares will be rounded up to the nearest whole share of Citizens Class A common stock.

         Accounting. It is anticipated that the Combined Exchange will be accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

         Other Conditions; Termination or Amendment of the Combined Exchange Agreement. In addition to Combined shareholder approval of the Combined Exchange Agreement, the obligations of Citizens and Combined to complete the Combined Exchange are subject to the satisfaction of a number of closing conditions, including:

         o performance by each party to the Combined Exchange Agreement of its respective obligations;

         o approval of the Commissioner of Insurance of the State of Texas (and any other governmental entity with jurisdiction over the transaction);

         o absence of any proceedings instituted or threatened to restrain, enjoin or prohibit the transactions contemplated by the Combined Exchange Agreement;

         o continued accuracy in all material respects of the representations and warranties made by each party in the Combined Exchange Agreement;

         o        delivery of certain legal opinions and closing certificates;

         o filing Articles of Exchange consistent with the Combined Exchange Agreement, for the transaction with the requisite governmental authorities;

         o        the closing of the Lifeline Exchange Agreement; and

         o the implementation by Combined of a plan to replace certain insurance policy assets on the life of Mr. Little with cash or other liquid, admissible assets of equal value.

         In addition, Citizens may decline to proceed with the Combined Exchange if dissenters' rights are perfected by more than 2.5% of the outstanding Combined shares.

         Any party may waive its unsatisfied conditions to complete the Combined Exchange, except those which are required by law (such as shareholder and regulatory approval).

         The Combined Exchange Agreement may be terminated and abandoned at any time (whether before or after approval by the Combined shareholders) by unanimous consent of Citizens and Combined, or by any party for whose benefit a closing condition has not been satisfied or waived. Any terms or conditions of the Combined Exchange Agreement, except those required by law, may be waived by the Board of Directors of the party entitled to the benefit thereof.

         The Combined Exchange Agreement may be amended by mutual agreement of the Board of Directors of each party; provided that the definition of Market Value for the stock of Combined and/or Citizens cannot be amended without approval of the requisite shareholders of Combined.

         Expenses and Liability for Termination. Each of the parties to the Combined Exchange Agreement will pay its own fees and expenses incurred in connection with the transaction contemplated by the

Combined Exchange Agreement, including costs incurred in connection with the termination of the Combined Exchange Agreement.

         Status Regarding Possible Waiver, Modification, or Termination of Agreement. As of the date of this proxy statement-prospectus, to the best of the knowledge of the parties to the Combined Exchange Agreement, there are no conditions precedent which must be waived by any party in order for the Combined Exchange to be consummated, nor does any party intend to seek to modify or terminate the Combined Exchange Agreement based on existing circumstances.

         Conduct of Business Pending the Combined Exchange; Other Covenants of the Parties. Combined and Citizens agreed that neither of them will, prior to the Combined Exchange:

         o enter into any transactions except in the ordinary course of business;

         o pay any dividends nor increase the compensation of any officer or directors; or

         o enter into any transaction which would adversely affect its respective financial conditions.

         Each party has agreed to provide the other with information as to any significant corporate developments during the term of the Combined Exchange Agreement and to promptly notify the other parties if it discovers that any of its representations, warranties or covenants contained in the Combined Exchange Agreement or any document delivered in connection therewith was not true and correct in all material respects or became untrue or incorrect in any material respect. All of the parties to the Combined Exchange Agreement have agreed to take all such actions as may be reasonably necessary and appropriate in order to consummate the transactions contemplated by the Combined Exchange Agreement.

         The Combined Board of Directors, subject to its fiduciary obligations to its shareholders, has agreed to use its best efforts to obtain the requisite approval of Combined shareholders for the Combined Exchange Agreement and the transactions contemplated thereby.

         Operations of Combined after the Combined Exchange. Following the Combined Exchange, Combined will continue to operate in its locations under a joint management team, with the consolidation of computer data processing in Citizens' system. Citizens will continue to evaluate the personnel, business practices and opportunities for Combined and may make such changes as it deems appropriate following the Combined Exchange.

         It is anticipated that the following individuals will serve as executive officers of Combined upon effectiveness of the Combined Exchange:



         Name                               Office
         ----                               ------
         Rick D. Riley                      Chairman of the Board and Chief Executive Officer
         Mark A. Oliver                     Vice Chairman and Chief Investment Officer
         Gary C. Cole                       President and Assistant Treasurer
         Clayton D. Dunham                  Executive Vice President and Chief Marketing Officer
         Jeffrey J. Wood                    Executive Vice President, Treasurer, Chief Financial Officer and
                                            Assistant Secretary
         Betty Mitchell                     Corporate Secretary

         The Board of Directors of Combined upon effectiveness of the Combined Exchange is expected to be the composed of the following individuals:

         Harold E. Riley
         Rick D. Riley
         Mark A. Oliver
         Jeffrey Yeatman
         Jeffrey J. Wood

         In addition, with the approval of the Texas Commissioner of Insurance, Citizens intends to enter into a management services agreement with Combined under which Citizens would provide data processing systems, management expertise and staff to Combined on a "cost plus 12.5%" basis. This agreement is similar in substance to agreements that Citizens has with its other insurance subsidiaries.

         Stock Transfer Restrictions Applicable to "Affiliates" of Combined. The Combined Exchange Agreement provides that any shareholder who is an "affiliate" of Combined, as defined in the rules adopted under the Securities Act of 1933, will enter into an agreement to not dispose of any Citizens shares received by him or her in violation of certain transfer restrictions under SEC Rules 144 and 145.

SUMMARY OF THE LIFELINE EXCHANGE AGREEMENT

         This is a summary of the Lifeline Exchange Agreement, which is incorporated herein and attached hereto as Appendix B. You should read the Lifeline Exchange Agreement in addition to this Summary. See "Available Information" and "Incorporation of Documents by Reference."

         Delivery of Citizens Class A Common Stock; Closing Date. If the Lifeline Exchange occurs, Citizens Class A common stock will be available for distribution at a closing ("Closing") on a closing date ("Closing Date") as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with Texas law. In order for the Lifeline Exchange to be consummated, the Lifeline Exchange Agreement must be approved by two-thirds of the Lifeline common stock. The Lifeline Exchange between Citizens and Lifeline will become effective ("Effective Date") on or as soon after the meeting as possible (assuming shareholder approval). It is presently anticipated that the Effective Date will occur on or before April 2, 2002, but there can be no assurance that the conditions to the Lifeline Exchange will be satisfied and that the Lifeline Exchange will be consummated on that date or any other date. The parties to the Lifeline Exchange Agreement have agreed to take all actions reasonably necessary to consummate the proposed transactions.

         Representations, Warranties and Covenants; Legal Proceedings Disclosure. Each party to the Lifeline Exchange Agreement has represented to the other with respect to organization, good standing, capitalization and other related matters, as well as certain matters with respect to pending legal proceedings, none of which are deemed material by Citizens. For a description of those legal proceedings see Exhibits B and C to the Lifeline Exchange Agreement.

         Receipt of Citizens Shares - Procedures. If the Lifeline Exchange Agreement is approved at the meeting, Lifeline shareholders who do not perfect dissenters' rights will be notified of the approval and furnished with a "Letter of Transmittal" to send to an exchange agent ("Exchange Agent") that will be identified in the Letter of Transmittal. DO NOT SUBMIT YOUR LIFELINE SHARES AT THIS TIME. If the Lifeline Exchange is completed:

         o        a Letter of Transmittal will be sent to you;

         o        you should send in your shares with the Letter of Transmittal;
                  and

         o the Exchange Agent will exchange your Lifeline shares for Citizens Class A common stock in the ratio set forth in the Lifeline Exchange Agreement after it receives your Letter of Transmittal and Lifeline stock certificates.

         Exchange Agent. Lifeline will appoint Mellon Investor Services LLC, Dallas, Texas (Citizens' current stock transfer agent) as Exchange Agent and may appoint one or more forwarding agents to accept delivery of the Lifeline's stock certificates for forwarding to the Exchange Agent. The instructions accompanying the Letter of Transmittal will provide details for surrendering certificates for Lifeline shares and the procedure for obtaining certificates for Citizens Class A common stock, including instructions for obtaining certificates for Citizens Class A common stock for lost or destroyed certificates of Lifeline shares.

         Authorization of the Exchange Agent may be terminated by Citizens at any time after six months following the Effective Date. If terminated, any shares and funds held by the Exchange Agent for Lifeline shareholders will be transferred to Citizens or its designee, who will thereafter serve as Exchange Agent.

         Shareholder Rights Prior to Share Exchange. The Exchange Agent will not be entitled to vote or exercise any rights of ownership of the Lifeline shares held by it prior to the issuance of Citizens Class A common stock to former holders of such shares, except that it will receive any distributions paid or distributed with respect to the Lifeline shares for the account of the persons exchanging such shares. No distributions are expected with respect to Citizens Class A common stock.

         After the Effective Date, there will be no transfers on the Lifeline stock transfer books of shares which were issued and outstanding immediately prior to the Effective Date. If after the Effective Date certificates representing Lifeline shares are properly presented to the Exchange Agent or directly to Lifeline or Citizens, they will be canceled and exchanged for certificates representing Citizens Class A common stock in the ratio set forth in the attached Lifeline Exchange Agreement.

         Unclaimed Shares or Cash. If outstanding certificates for Lifeline shares or payment for any fractional or dissenting shares are not claimed, they may be turned over to a governmental authority in accordance with the respective abandoned property laws of the various jurisdictions.

         In Colorado (Citizens' state of incorporation) if an owner of stock cannot be located and does not come forward for a period of five years, and if the last known address of the shareholder is in Colorado, then the stock must be turned over to the state treasurer. If the last known address of the shareholder is in another state, the stock must be turned over to the other state if that state's laws so provide, otherwise the stock must be turned over to the state of Colorado.

         Abandoned property laws vary from state to state. However, to the extent it might be permitted by abandoned property and other applicable law, such unclaimed items shall become the property of Citizens (and to the extent not in its possession shall be paid over to it) free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Lifeline Exchange Agreement will be liable to any Lifeline shareholder for amounts paid to any governmental authority having jurisdiction of such unclaimed item pursuant to abandoned property or other applicable laws of such jurisdiction.

         Fractional Shares. Fractional shares of Citizens stock will not be issued under the Lifeline Exchange Agreement. Instead, fractional shares will be rounded up to the nearest whole share of Citizens Class A common stock.

         Accounting. It is anticipated that the Lifeline Exchange will be accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

         Other Conditions; Termination or Amendment of the Lifeline Exchange Agreement. In addition to Lifeline shareholder approval of the Lifeline Exchange Agreement, the obligations of Citizens and Lifeline to complete the Lifeline Exchange are subject to the satisfaction of a number of closing conditions, including:

         o performance by each party to the Lifeline Exchange Agreement of its respective obligations;

         o approval of the Commissioner of Insurance of the State of Texas (and any other governmental entity with jurisdiction over the transaction);

         o absence of any proceedings instituted or threatened to restrain, enjoin or prohibit the transactions contemplated by the Lifeline Exchange Agreement;

         o continued accuracy in all material respects of the representations and warranties made by each party in the Lifeline Exchange Agreement;

         o        delivery of certain legal opinions and closing certificates;

         o filing Articles of Exchange consistent with the Lifeline Exchange Agreement, for the transaction with the requisite governmental authorities; and

         o        the closing of the Combined Exchange Agreement.

         In addition, Citizens may decline to proceed with the Lifeline Exchange if dissenters' rights are perfected by more than 2.5% of the outstanding Lifeline shares.

         Any party may waive its unsatisfied conditions to complete the Lifeline Exchange, except those which are required by law (such as shareholder and regulatory approval).

         The Lifeline Exchange Agreement may be terminated and abandoned at any time (whether before or after approval by the Lifeline shareholders) by unanimous consent of Citizens and Lifeline, or by any party for whose benefit a closing condition has not been satisfied or waived. Any terms or conditions of the Lifeline Exchange Agreement, except those required by law, may be waived by the Board of Directors of the party entitled to the benefit thereof.

         The Lifeline Exchange Agreement may be amended by mutual agreement of the Board of Directors of each party; provided that the definition of Market Value for the stock of Lifeline and/or Citizens cannot be amended without approval of the requisite shareholders of Lifeline.

         Expenses and Liability for Termination. Each of the parties to the Lifeline Exchange Agreement will pay its own fees and expenses incurred in connection with the transaction contemplated by the Lifeline Exchange Agreement, including costs incurred in connection with the termination of the Lifeline Exchange Agreement.

         Status Regarding Possible Waiver, Modification, or Termination of Agreement. As of the date of this proxy statement-prospectus, to the best of the knowledge of the parties to the Lifeline Exchange Agreement, there are no conditions precedent which must be waived by any party in order for the Lifeline Exchange to be consummated, nor does any party intend to seek to modify or terminate the Lifeline Exchange Agreement based on existing circumstances.

         Conduct of Business Pending the Lifeline Exchange; Other Covenants of the Parties. Lifeline and Citizens agreed that neither of them will, prior to the Lifeline Exchange:

         o enter into any transactions except in the ordinary course of business;

         o pay any dividends nor increase the compensation of any officer or directors; or

         o enter into any transaction which would adversely affect its respective financial conditions.

         Each party has agreed to provide the other with information as to any significant corporate developments during the term of the Lifeline Exchange Agreement and to promptly notify the other parties if it discovers that any of its representations, warranties or covenants contained in the Lifeline Exchange Agreement or any document delivered in connection therewith was not true and correct in all material respects or became untrue or incorrect in any material respect. All of the parties to the Lifeline Exchange Agreement have agreed to take all such actions as may be reasonably necessary and appropriate in order to consummate the transactions contemplated by the Lifeline Exchange Agreement.

         The Lifeline Board of Directors, subject to its fiduciary obligations to its shareholders, has agreed to use its best efforts to obtain the requisite approval of Lifeline shareholders for the Lifeline Exchange Agreement and the transactions contemplated thereby.

         Operations of Lifeline after the Lifeline Exchange. Following the Lifeline Exchange, Lifeline will continue to operate in its location under a joint management team, with the consolidation of computer data processing in Citizens' system. Citizens will continue to evaluate the personnel, business practices and opportunities for Lifeline and may make such changes as it deems appropriate following the Lifeline Exchange.

         It is expected that the following individuals will serve as executive officers of Lifeline upon effectiveness of the Lifeline Exchange:


         Name                               Office
         ----                               ------
         Rick D. Riley                      Chairman of the Board and Chief Executive Officer
         Mark A. Oliver                     Vice Chairman and Chief Investment Officer
         Gary C. Cole                       President and Assistant Treasurer
         Clayton D. Dunham                  Executive Vice President and Chief Marketing Officer
         Jeffrey J. Wood                    Executive Vice President, Treasurer, Chief Financial Officer and
                                            Assistant Secretary
         Betty Mitchell                     Corporate Secretary

         The Board of Directors of Lifeline upon effectiveness of the Lifeline Exchange is expected to be the composed of the following individuals:

         Harold E. Riley
         Rick D. Riley
         Mark A. Oliver
         Jeffrey Yeatman
         Jeffrey J. Wood

         In addition, with the approval of the Texas Commissioner of Insurance, Citizens intends to enter into a management services agreement with Lifeline under which Citizens would provide data processing systems, management expertise and staff to Lifeline on a "cost plus 12.5%" basis. This agreement is similar in substance to agreements that Citizens has with its other insurance subsidiaries.

         Stock Transfer Restrictions Applicable to "Affiliates" of Lifeline. The Lifeline Exchange Agreement provides that any shareholder who is an "affiliate" of Lifeline, as defined in the rules adopted under the Securities Act of 1933, will enter into an agreement to not dispose of any Citizens shares received by him or her in violation of certain transfer restrictions under SEC Rules 144 and 145.

                      COMBINED'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The discussion below compares the year ended December 31, 2000 to the year ended December 31, 1999, on a statutory basis of accounting. The following discussion should be read in conjunction with the description of differences between the GAAP basis and statutory basis financial information included under the heading "Summary Selected Financial Data" included in this proxy statement-prospectus.

FINANCIAL POSITION

         Combined's statutory financial position at December 31, 2000 and 1999 was as follows:


                                      2000           1999
                                   -----------    -----------
ADMITTED ASSETS
Bonds                              $12,020,976    $12,120,125
Preferred Stocks                       452,813        453,400
Common Stocks                           90,465         93,758
Real Estate                             14,000         14,000
Policy Loans                             9,663          9,217
Cash and Short-term Investments      1,335,592      1,295,730
Other Assets                         1,191,405      1,172,097
                                   -----------    -----------
TOTAL ADMITTED ASSETS              $15,114,914    $15,158,327
                                   ===========    ===========

LIABILITIES
Policy Reserves                    $ 8,409,010    $ 8,090,043
Claim Reserves                       2,767,386      2,732,747
Other Policy Liabilities                50,807         37,758
Amounts Due or Accrued                 162,681        100,413
Amounts Held for Others                355,465        250,135
Asset Valuation Reserve                 50,548         56,443
                                   -----------    -----------
TOTAL LIABILITIES                  $11,795,897    $11,267,539
                                   ===========    ===========

TOTAL CAPITAL AND SURPLUS          $ 3,319,017    $ 3,890,788

         Total assets reflected little change, decreasing less than 1%. Bond and stock holdings decreased minimally, while cash and short-term investments increased 3%. Cash generated through prepayments of loan-backed securities was sufficient to cover operating losses for the year without liquidating other investments. Combined continued to expand its holdings in investment grade corporate bonds, as well as preferred stocks, while reducing its exposure to mortgage-backed securities. Combined did not hold any non-investment grade securities as of December 31, 2000.

         With the exception of due and unpaid premiums, all assets remained fairly level during the year. As payroll deduction sales become a greater percentage of total business, due premiums continue to increase. Combined bills groups for the initial premium after issue, resulting in many groups paying in arrears. Due premiums increased 35% from 1999 to 2000.

         Total liabilities rose 5%. Policy reserves increased from $8.1 million at December 31, 1999, to $8.4 million at December 31, 2000. Life and accident and health claim reserves both reflected little change. In management's opinion, claim reserves are more than adequate to cover the current levels of life and accident and health claims experienced by Combined.

         Capital and surplus declined from $3.9 million at December 31, 1999, to $3.3 million at December 31, 2000. Although the sale of a block of life business on January 1, 1999, contributed approximately $3.7 million to surplus as of December 31, 1999, the loss of profits generated from this block of business created additional pressures on earnings in 2000, as well as continuing losses on certain accident and health lines of business.

RESULTS OF OPERATIONS

         Combined's core product lines include individual life insurance and individual accident and health insurance, including hospitalization, accident and disability insurance. Additionally, Combined's A&H specialty products are marketed within worksite markets.

         In 1998 Combined adopted a new marketing/business plan under which it planned to utilize the underlying value of a portion of its life business to stabilize surplus while eliminating losses and returning the Company to profitable operations. As a result of emerging loss trends, Combined re-evaluated the decision made in 1997 to re-enter the major medical market. The decision was made to non-renew its in- force block of major medical policies in Texas and de-emphasize the sale of major medical policies in all operating areas. The decision was also make to discontinue marketing Medicare supplemental policies due to continuing losses and to increase emphasis on worksite marketing of limited benefit A&H specialty products. The above financial information for 1999, 2000 and the nine-month period ending September 30, 2001 reflect the successful implementation of the marketing/business plan.

         Combined sold a portion of its in-force life business via an assumption reinsurance treaty on January 1, 1999. The transaction provided $3.7 million of income which eliminated the 1999 operational loss of $1.1 million, resulting in a reported income of $2.6 million for 1999. The operational loss for 1999 was generated by losses within Combined's major medical, Medicare supplement and cancer lines of business.

         Combined began non-renewing its in-force block of Texas major medical policies in January 1999 with the last segments of the block non-renewed in January 2000. Annualized in-force major medical premiums have decreased from $4.9 million in 1998, $3.4 million in 1999, $2.7 million in 2000 to $2.5 million at September 30, 2001. Under the terms of the non-renewal, policyholders had the option to purchase on a guaranteed issue basis the major medical policy then being marketed by the Company. The rate structure and margins under that policy were significantly improved over the in-force block. Claims runoff from the non-renewed block continued to negatively impact operations during the first two quarters of 2000.

         The non-renewal of Texas major medical policies coupled with the implementation of rate increases have reduced the Company's loss on its major medical policies from 107% in 1998 to 104% in both 1999 and 2000 to 89% for the nine-month period ended September 30, 2001. The dollar amounts of major medical claims have decreased from $4.9 million in 1998, $4.3 million in 1999, $2.9 million in 2000 to $1.7 million for the nine-month period ended September 30, 2001.

         Combined discontinued marketing Medicare Supplement policies in May 1999 and has continually implemented rate increases to the extent permitted by regulatory authorities since that time. Annualized in- force Medicare supplement premiums have correspondingly decreased from $1.9 million in 1998, to $1.7 million in 1999, to $1.6 million in 2000 to $1.4 million at September 30, 2001, related to Combined's withdrawal from the Medicare supplement market.

         Combined implemented a new loss review program in 1999 which consolidated multiple policy forms for expense purposes to enable the company to more aggressively implement rate increases within of regulatory guidelines. Overall Company loss ratios on a paid basis decreased from 74% in 1999 to 65% in 2000 to 62% for the nine-month period ended September 30, 2001.

         Combined's withdrawal from the Medicare supplement and major medical markets impacted premium income in 1999. Premium income decreased 6.4% from $15.6 million in 1998 to $14.6 million in 1999. The continued expansion of Combined's worksite marketing activities increased premium income in 2000. Premium income increased 1.7% from $14.6 million in 1999 to $14.9 million in 2000. Premium income for the nine-month period ended September 30, 2001 was $10.9 million reflecting a decrease in new worksite marketing activity of the Company's largest general agency.

         Accident and health benefits were $8.6 million for 2000 compared to $9.7 million for 1999. This 12.6% decrease in accident and health benefits is directly related to the withdrawal from the Medicare supplement and major medical markets discussed above.

LIQUIDITY AND CAPITAL RESOURCES

         The cash flows of Combined for 2000 and 1999 are summarized below:


                                                       2000            1999
                                                   -----------     -----------
Operations
         Cash to insurance operations              $(1,002,965)    $(3,565,999)
         Investment income received                    547,370         646,375
         Federal income taxes                                0               0
                                                   -----------     -----------
         Cash used by operations                      (455,595)     (2,919,624)

Investment Activities
         Proceeds from sales or maturity of
           long-term assets                            706,829       2,914,711
         Cost of long-term investments acquired       (346,224)       (986,065)
                                                   -----------     -----------
         Cash provided by investment activities        360,605       1,928,646

Financing Activities
         Other - Net                                   134,852          19,364
                                                   -----------     -----------
         Cash provided by financing activities         134,852          19,364
                                                   -----------     -----------

Net change in cash and short-term
  investments                                      $    39,862     $  (971,614)
                                                   ===========     ===========

         In 1999, the cash used by operations included a $1.7 million ceding commission expense. Excluding that non-recurring item, the cash used by operations would have been for 1999 $1.2 million. Accident and health benefits associated with the non-renewed major medical policies were more significant than expected in early 2000, producing temporary liquidity pressures during second quarter 2000. Overall, cash and short- term investments reflected a modest increase of $39,862 for 2000. Combined does not anticipate any significant liquidity needs in 2001. Cash flows should be more than sufficient to accommodate Combined's cash requirements.

         The payroll deduction market continues to be the main thrust of Combined's marketing plan. Emphasis is also being placed on life insurance sales. Combined does not anticipate making any material capital expenditures during 2001.

NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 2000

         The discussion below compares Combined's results for the nine months ended September 30, 2001 with the nine months ended September 30, 2000. The following discussion should be read in conjunction with the description of differences between the GAAP basis and statutory basis financial information included under the heading "Summary Selected Financial Data" included in this proxy statement-prospectus.

         Effective January 1, 2001, Combined adopted codification statutory accounting practices. The primary difference between the Texas statutes and the NAIC's codified rules involve the admission of 100% of all fixed assets for Texas domiciled companies. In NAIC codification fixed assets are not admitted. The 2001 nine month results discussed below include the impact of the adoption of codifications. The most significant impact of which is the adoption of deferred income taxes which increased surplus at September 30, 2001 by $108,000.

         Total assets increased 0.3% to $15,165,000 at September 30, 2001, from $15,115,000 at December 31, 2000. Bond and stock holdings decreased 0.6% from $12,474,000 at December 31, 2000 to $12,405,000 at September 30, 2001. Cash and
short-term investments increased 10.1% from $1,336,000 at December 31, 2000 to $1,470,000 at September 30, 2001.

         Total liabilities decreased 2.6% from $11,796,000 at December 31, 2000 to $11,484,000 at September 30, 2001. The major cause of the decrease was a 18.0% decrease in accident and health claims from $2,564,000 at December 31, 2000 to $2,104,000 at September 30, 2001, related to Combined's withdrawal from the Medicare supplement and individual major medical markets.

         Capital and surplus increased from $3,891,000 at December 31, 2000 to $3,681,466 primarily due to $362,000 of net income for the nine months ended September 30, 2001.

         Premium revenue decreased from $11,029,000 in 2000 to $10,919,000 in 2001 due to Combined's decision to discontinue marketing Medicare supplement policies. Other items of revenue were essentially unchanged. Total revenue for 2001 was $11,552,000 versus $11,659,000 for 2000. Death benefits increased from $737,000 in 2000 to $771,000 in 2001 due to higher claims. Accident and health claims decreased from $6,798,000 in 2000 to $5,549,000 in 2001 due to the withdrawal from the Medicare supplement and major medical markets. Total death benefits and increases in reserves and other expenses were $6,590,000 for 2000 versus $7,808,000 for 2001. Commissions decreased from $2,616,000 in 2000 to $2,493,000 in

2001. General insurance expenses increased 4.5% from $1,712,000 for the first nine months of 2000 to $1,790,000 for the same period in 2001, due to legal expenses. The net gain from operations for the first nine months of 2001 was $362,000 versus a net loss from operations of $811,000 for the same period of 2000.

LIQUIDITY AND CAPITAL RESOURCES

         The capital and surplus of Combined as of September 30, 2001, was $3,681,000 versus $3,319,000 as of December 31, 2000. Management of Combined believes that Combined's cash and other liquid assets on hand are sufficient for it to undertake its operations as contemplated for the foreseeable future.

                      LIFELINE'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The discussion below compares the year ended December 31, 2000 to the year ended December 31, 1999, on a statutory basis of accounting. The following discussion should be read in conjunction with the description of differences between the GAAP basis and statutory basis financial information included under the heading "Summary Selected Financial Data" included in this proxy statement-prospectus. Effective January 1, 2001, Lifeline adopted codified statutory accounting practices. The adoption did not have a significant impact on Lifeline's financial position or results of operations.

FINANCIAL POSITION

         Lifeline's statutory financial position at December 31, 2000 and 1999 was as follows:


                                       2000            1999
                                   ------------    ------------
ADMITTED ASSETS
Bonds                              $  2,963,832    $  2,936,000
Preferred Stocks                        273,402         275,418
Policy Loans                              4,386           2,753
Cash and Short-term Investments         539,909         444,006
Other Assets                             79,531         123,773
                                   ------------    ------------
TOTAL ADMITTED ASSETS              $  3,861,060    $  3,781,950
                                   ============    ============

LIABILITIES
Policy Reserves                    $    610,857    $    608,465
Claim Reserves                          168,040         185,152
Other Policy Liabilities                 67,136          61,607
Amounts Due or Accrued                   23,090          19,382
Asset Valuation Reserve                   8,358           7,706
                                   ------------    ------------
TOTAL LIABILITIES                  $    877,481    $    882,312
                                   ============    ============

TOTAL CAPITAL AND SURPLUS          $  2,983,579    $  2,899,638

         Assets reflected a modest increase of 2%, from $3.8 million to $3.9 million. Cash and short-term investments represented the most significant portion of that growth, increasing 22% due to the earnings through the first nine months of 2001. Lifeline has continued to reduce investments in loan-backed securities, while investing available funds in corporate bonds and short-term investments. Although 29% of the portfolio continues to be invested in loan-backed securities, Lifeline's exposure to extension risk and yield loss is minimal. The average life of Lifeline's loan-backed portfolio decreased from 4.8 years to 3.7 years. As of December 31, 2000, Lifeline did not hold any non-investment grade securities.

         Accident and health policy reserves increased slightly. Life reserves decreased minimally as a result of an increase in surrender activity during the year. Claim reserves fell 9% from $185,152 to $168,040 due to a downward trend in paid claims. All other liabilities remained fairly consistent with prior year levels. Life and accident and health claim reserves have consistently been more than adequate to support the level of benefits paid by Lifeline.

         Capital and surplus continued to show a moderate increase from $2.9 million to $3.0 million. This growth in earnings was less than the previous three years, primarily due to the loss of premium income associated with a block of life policies, which became fully paid-up during 2000.

         The declaration of a stock dividend in 1999 enabled Lifeline to finalize compliance with minimum capital requirements according to Article 3.02(c) of the Texas Insurance Code. No further capital increases will be necessary. Lifeline's total adjusted capital is substantially in excess of authorized control level risk- based capital.

RESULTS OF OPERATIONS

         Lifeline's product lines include small face amount whole life insurance and accidental and indemnity insurance with primary emphasis on the sale of limited benefit A&H specialty products within worksite markets. Lifeline also markets PPO major medical policy on a limited basis.

         During 1999 and the first three quarters of 2000 Lifeline discontinued all recruiting and sales efforts while evaluating alternative business plans. A new business plan was implemented during the fourth quarter of 2000 emphasizing the sale of limited benefit A&H specialty products within worksite markets. The new business plan did not impact operations in 2000, but has positively impacted 2001 operations.

         Operations were negatively impacted by the absence of new marketing initiatives in 1999 and the first three quarters of 2000. Premium income decreased 15.6% from $837,903 in 1998 to $707,506 in 1999 and decreased an additional 16.5% in 2000 to $590,586. Net income decreased from $364,673 in 1998 to $160,286 in 1999 and $84,540 in 2000.

         The new business plan implemented during the fourth quarter of 2000 has favorably impacted Lifeline's operations in 2001. Premium income for the nine-month period ended September 30, 2001 totaled $560,762 and net income for the period totaled $70,162.

LIQUIDITY AND CAPITAL RESOURCES

         The cash flows of Lifeline for 2000 and 1999 are summarized below:



                                                   2000             1999
                                               ------------     ------------
Operations
         Cash to insurance operations          $   (126,388)    $     (8,656)
         Investment income received                 221,663          213,892
         Federal income taxes                             0          (17,724)
                                               ------------     ------------
         Cash provided by operations                 95,275          187,512

Investment Activities
         Proceeds from sales or maturity of
           long-term assets                         356,235          614,986
         Cost of long-term assets                  (381,557)        (752,103)
                                               ------------     ------------
         Cash provided (used) by investment
           activities                               (25,322)        (137,117)

Financing Activities
         Other - Net                                 25,951          (24,456)
                                               ------------     ------------

Net change in cash and short-term
  investments                                  $     95,904     $     25,939
                                               ============     ============

         Cash flow from insurance operations was significantly affected by the decline in both life and accident and health premium. Cash provided by operations decreased 49%, from $187,512 in 1999 to $95,275 in 2000. Due to the expected decrease in cash provided by operations as a result of the decline in life premium, excess cash was invested predominantly in short-term investments to maintain adequate liquidity for operating needs. As a result, cash and short-term investments continued to be sufficient to meet Lifeline's liquidity needs in 2000.

         Lifeline has accelerated marketing activities for 2001, including the introduction of a payroll deduction product. This expansion of marketing efforts is expected to favorably impact cash flow and earnings for 2001. Lifeline does not expect to make any material capital expenditures during 2001.

NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 2000

         The discussion below compares Lifeline's results for the nine months ended September 30, 2001 with the nine months ended September 30, 2000. The following discussion should be read in conjunction with the description of differences between the GAAP basis and statutory basis financial information included under the heading "Summary Selected Financial Data" included in this proxy statement-prospectus.

         Effective January 1, 2001, Lifeline adopted codification statutory accounting practices. This adopted did not significantly impact the financial position or results of operations of Lifeline as of and for the nine months ended September 30, 2001. The 2001 nine month results discussed below include the impact of the adoption of codification.

         Assets increased 2.8% from $3,861,000 at December 31, 2000 to $3,971,000 at September 30, 2001. Investments in bonds and stocks decreased 10.2% from $3,237,000 at December 31, 2000 to $2,905,000. This decrease was primarily offset by a 76.5% increase in cash from $540,000 at December 31, 2000 to $953,000 at September 30, 2001, due to the sale of bonds.

         Liabilities increased 4.6% from $877,000 at December 31, 2000 to $917,000 at September 30, 2001. The primary reason for the increase was a 25.4% increase in accident and health claims which increased from $138,000 at December 31, 2000 to $173,000 at September 30, 2001.

         Capital and surplus increased 2.3% from $2,984,000 at December 31, 2000 to $3,053,000 at September 30, 2001, primarily due net income of $70,000 for the nine months ended September 30, 2001.

         Premiums increased significantly from $436,000 in 2000 to $561,000 in 2001 due to the accelerated marketing activities in 2001 discussed above. Net investment income also increased from $175,000 in 2000 to $201,000 in 2001 due to increased production related to the 2001 marketing activities. The other items of income remain essentially unchanged.

         Death benefits decreased from $26,000 in 2000 to $12,000 in 2001 while accident and health benefits increased from $338,000 in 2000 to $419,000 in 2001. The increase in accident and health benefits was due to increased claim volume directly related to the increased production discussed above. Surrender benefits also increased from $11,000 in 2000 to $26,000 in 2001 due to higher lapse experience. In 2001 there was a decrease in reserves for life, accident and health policies of $7,000 versus an increase of $30,000 in 2000. Commissions increased in 2001 to $139,000 versus $74,000 in 2000 due to a higher volume of business written. However, general insurance expenses decreased to $97,000 in 2001 from $116,000 in 2000 due to non-recurring claim investigation expenses. Net income in 2001 was $70,000 versus net income of $5,000 in 2000.

LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 2001, Lifeline had capital and surplus of $3,053,000 versus $2,984,000 as of December 31, 2000. Cash on hand and other liquid assets are sufficient for Lifeline to undertake its operations for the foreseeable future.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material federal income tax considerations relevant to the exchange of shares of Combined common stock and Lifeline common stock for Citizens Class A common stock pursuant to the Combined Exchange and the Lifeline Exchange that are generally applicable to holders of Combined common stock and Lifeline common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Combined shareholders and Lifeline shareholders, as described below. There can be no assurance that such changes will not occur.

         Shareholders of Combined and Lifeline should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular shareholders in light of their particular circumstances, or to certain types of shareholders such as shareholders who are dealers in securities, who are financial institutions, who are insurance companies, who are foreign persons, who are real estate investment trusts, who are regulated investment companies, who are tax-exempt persons, who hold their stock as part of a position in a "straddle" or as part of a "hedging" or other integrated transaction, who do not hold their stock as capital assets, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Combined Exchange or the Lifeline Exchange under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to or concurrently with, the transactions discussed in this prospectus (whether or not any such transactions are undertaken in connection with the Combined Exchange or the Lifeline Exchange), including any transaction in which shares of Combined or Lifeline stock are acquired or shares of Citizens Class A common stock are disposed of, or the tax consequences of the alternative minimum tax provisions of the Code. Accordingly, COMBINED SHAREHOLDERS AND LIFELINE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE COMBINED EXCHANGE AND THE LIFELINE EXCHANGE, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM.

         The anticipated federal income tax consequences to Combined and Lifeline shareholders are as follows:

COMBINED

         (a) No gain or loss will be recognized by holders of Combined stock solely upon their receipt in the Combined Exchange of Citizens Class A common stock in exchange therefor.

         (b) The aggregate tax basis of Citizens Class A common stock received by Combined shareholders in the Combined Exchange will be the same as the aggregate tax basis of the Combined stock surrendered in exchange therefor.

         (c) The holding period of Citizens Class A common stock received by each Combined shareholder in the Combined Exchange will include the period for which the Combined stock surrendered in exchange therefor was considered to be held, provided that the Combined stock so surrendered is held as a capital asset at the time of the Combined Exchange.

         (d) Cash received by the Combined shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and will likely result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the Combined stock. Provided the shares were held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss. It is possible that for some shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

LIFELINE

         (a) No gain or loss will be recognized by holders of Lifeline stock solely upon their receipt in the Lifeline Exchange of Citizens Class A common stock in exchange therefor.

         (b) The aggregate tax basis of Citizens Class A common stock received by Lifeline shareholders in the Lifeline Exchange will be the same as the aggregate tax basis of the Lifeline stock surrendered in exchange therefor.

         (c) The holding period of Citizens Class A common stock received by each Lifeline shareholder in the Lifeline Exchange will include the period for which the Lifeline stock surrendered in exchange therefor was considered to be held, provided that the Lifeline stock so surrendered is held as a capital asset at the time of the Lifeline Exchange.

         (d) Cash received by the Lifeline shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and will likely result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the Lifeline stock. Provided the shares were held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss. It is possible that for some shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

RELATED TAX ISSUES

         The parties are not requesting and will not request a ruling from the IRS in connection with either the Combined Exchange or the Lifeline Exchange. Combined and Lifeline, however, will receive an opinion from counsel for Citizens to the effect that the Combined Exchange and the Lifeline Exchange will each constitute a reorganization resulting in the anticipated federal tax consequences (the "Tax Opinions"). Combined and Lifeline shareholders should be aware that the Tax Opinions do not bind the IRS or the courts. There is no assurance that the IRS will not assert a contrary position regarding the tax consequences of either Exchange, nor is there any assurance that the IRS would not prevail in the event the tax consequences of either Exchange were litigated. The Tax Opinions will not address the tax consequences of either Exchange to the shareholders of Combined or Lifeline under applicable foreign, state or local income tax laws. The Tax Opinions are subject to certain assumptions and qualifications, including but not limited to the truth and accuracy of representations made by Citizens, Combined and Lifeline, including representations in certain certificates to be delivered to counsel by the respective managements of Citizens, Combined and Lifeline.

         Combined and Lifeline shareholders should be aware that the IRS may examine transactions taking place before, contemporaneously with, or after a reorganization to determine whether reorganization treatment is appropriate, or in some cases to determine whether shareholders will be taxed on other economic benefits that are included as part of the overall transaction. Thus, loan transactions between parties, compensation arrangements, noncompete agreements, consulting arrangements and other transactions could be reviewed by the IRS. Gain could also have to be recognized by all Combined shareholders in the Combined Exchange, and by all Lifeline shareholders in the Lifeline Exchange, if any Combined or Lifeline shareholder was treated as receiving (directly or indirectly) in that Exchange consideration other than Citizens Class A common stock in exchange for the shareholder's stock. Furthermore, if the IRS were to establish as to some shareholders that part of Citizens Class A common stock received in either the Combined Exchange or the Lifeline Exchange is severable, resulting in a proportionally increased equity interest being received by other shareholders, the shareholders whose equity interests were deemed to be constructively increased may be treated as having received a taxable stock dividend.

         A successful IRS challenge to the reorganization status of the either the Combined Exchange or the Lifeline Exchange would result in shareholders of the challenged entity recognizing taxable gain or loss with respect to each share of stock surrendered equal to the difference between the shareholder's basis in such shares and the fair market value, as of the effective time of the transaction, of Citizens Class A common stock received in exchange therefor. In such event, a shareholder's aggregate basis in Citizens Class A common stock received would equal its fair market value at the time of the transaction, and the shareholder's holding period for such stock would begin the day after the transaction is completed.

         Pursuant to Section 1.368-3(b) of the Regulations, the shareholders of Combined and Lifeline must file with their income tax returns for the year in which the transaction is consummated, a statement which provides details pertinent to the nonrecognition of gain or loss arising from that Exchange, including the cost or other basis of stock transferred in the Exchange and the amount of stock received in the Exchange.

         Under Section 3406 of the Code, Combined and Lifeline shareholders may be subject to "backup withholding" on "reportable payments," if any, to be received by them if they fail to furnish their correct taxpayer identification numbers to Citizens or for certain other reasons. Citizens will report to these persons and to the IRS for each calendar year the amount of any reportable payments during that year and the amount of tax withheld, if any, with respect to those reportable payments.

         THE FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY OR MAY NOT BE APPLICABLE DEPENDING UPON A SHAREHOLDER'S PARTICULAR SITUATION. COMBINED AND LIFELINE SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF EACH EXCHANGE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAW.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         The following summary of dissenters' rights available to Combined and Lifeline shareholders identifies and discusses all of the material information necessary to perfect dissenters' rights. However, this summary is not intended to be a complete statement of applicable Texas law and is qualified in its entirety by reference to Part 5, Articles 5.11 through 5.13 of the Texas Business Corporation Act (the "Act"), set forth in their entirety in Appendix C.

         CITIZENS HAS CONDITIONED BOTH THE COMBINED EXCHANGE AND THE LIFELINE EXCHANGE, SUBJECT TO ITS RIGHT TO WAIVE, AND HAS RESERVED THE RIGHT TO ABANDON EITHER EXCHANGE IN THE EVENT THAT HOLDERS OF GREATER THAN 2.5% OF THE OUTSTANDING SHARES OF COMBINED OR LIFELINE DISSENT FROM THEIR RESPECTIVE EXCHANGE AND SEEK PAYMENT FOR THEIR SHARES IN ACCORDANCE WITH THE ACT.

         FULL AND EXACT COMPLIANCE WITH THE STATUTORY REQUIREMENTS IS ESSENTIAL FOR A SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS SUCCESSFULLY. SHAREHOLDERS ARE URGED TO READ AND UNDERSTAND THIS DISCUSSION AND THE STATUTORY PROVISIONS ATTACHED AS APPENDIX C TO THIS PROXY-STATEMENT PROSPECTUS.

         Right to Dissent. A shareholder of Combined is entitled to dissent and obtain payment of the fair value of its shares assuming that the Combined Exchange is completed. A shareholder of Lifeline is entitled to dissent and obtain payment of the fair value of its shares assuming that the Lifeline Exchange is completed. A shareholder entitled to dissent and obtain payment for his or her shares under Article 5.11 of the Act may not challenge the corporate action creating his or her entitlement unless the action is or would be fraudulent.

         Procedure for Exercise of Dissenters' Rights. In order for a shareholder to exercise dissenters' rights and receive payment for such shareholder's shares, the shareholder must comply exactly with the requirements in Article 5.11 through 5.13 of the Act. To briefly summarize, subject to certain other requirements, the shareholder must, before the vote is taken at the meeting of shareholders, file a written objection to the Combined Exchange or the Lifeline Exchange with Combined or Lifeline, as the case may be, setting out that the right to dissent will be exercised if the Combined Exchange or the Lifeline Exchange is approved by shareholders, and stating the shareholder's address. Written notice must be sent to Combined, which is located at 307 North Glenwood Boulevard, Tyler, Texas 75702. Written notice must be sent to Lifeline, which is also located at 307 North Glenwood Boulevard, Tyler, Texas 75702. Furthermore, the shareholder must not vote in favor of the applicable Exchange.

         If the Combined Exchange or the Lifeline Exchange is approved, Combined or Lifeline, as the case may be, will send written notice to the dissenting shareholders within 10 days, indicating that the applicable Exchange was approved. A shareholder then has 10 days after being notified of the approval to demand in writing to Combined or Lifeline, as appropriate, at the addresses above, the fair value of the shareholder's shares. The written demand must state the number and class of the shares owned, and the shareholder's estimate of the fair value of their shares. Fair value under Article 5.12 of the Act is the value as of the day immediately preceding the meeting of shareholders, excluding any appreciation or depreciation in anticipation of the proposed action.

         Combined or Lifeline, within 20 days of receipt of the shareholder's notice, will provide written notice that: a) it accepts the amount claimed and agrees to pay that amount within 90 days of the approval of the applicable Exchange (or in the case of shares represented by certificates, upon the surrender of the certificates), or b) contains an estimate of the fair value together with an offer to pay that amount within 90 days of the approval of the applicable Exchange (or in the case of shares represented by certificates, upon the surrender of the certificates), if the shareholder accepts the offer within 60 days of the approval of the applicable Exchange.

         The holders of certificated shares must submit their certificates to Combined or Lifeline, as appropriate, for notation within 20 days of their demand for payment, or risk terminating their dissenter's rights.

         A shareholder may withdraw such demand for payment of his or her shares any time before payment for the shares, or before any petition for judicial review is filed.

         Judicial Appraisal of Shares. If a shareholder fails to accept Combined's or Lifeline's offer within 60 days following approval of the applicable Exchange, then within an additional 60 days, either the shareholder or the corporation may file a petition in any court of competent jurisdiction in Smith County, Texas, requesting the court to determine the fair value. If the shareholder files the petition, the shareholder must provide a copy to the corporation within 10 days. The clerk of the court will give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation and all dissenting shareholders. All shareholders notified as well as the corporation will be bound by the final judgment of the court.

         The court will appoint one or more appraisers to assist in making the determination of the fair value of the shares. The appraiser will give the shareholders and the corporation an opportunity to submit pertinent evidence as to the value of the shares. The court will make the final decision of the fair value of the shares, and will direct the corporation to pay that amount, together with interest, beginning 91 days after the date on which the applicable Exchange was approved to the date of the judgment. The sum will be payable to holders of uncertificated shares immediately, and to holders of certificated shares simultaneously with their surrender of the certificates. Upon payment, the dissenting shareholders will cease to have any interest in those shares or in the corporation. The court will allow the appraisers a reasonable fee as court costs, and all court costs will be allotted between the parties in a manner that the court determines to be fair and equitable.

                         INFORMATION CONCERNING COMBINED

         Combined, a Texas stipulated premium life insurance company chartered in 1965, is licensed in 11 states. Its business is primarily conducted in Texas. In addition to Texas, Combined presently writes business in five other states, Arizona, Arkansas, Louisiana, Mississippi and Oklahoma. Combined currently distributes through master managing general agents and 1,200 personal producing general agents. The quarterly statement as of September 30, 2001 of Combined filed with the Texas Commissioner of Insurance reflects admitted assets of $15,071,994, capital and surplus of $3,681,466, and premiums for the nine months ended September 30, 2001 of $10,918,872.

         The core product lines of Combined include individual accident and health insurance and individual life, with the former presently representing most of total direct premium writings. Coverages offered include accident, disability income, hospitalization and voluntary payroll deduction. During 1998, Combined adopted a new business plan under which it would utilize the underlying profitability of its life business to stabilize surplus while eliminating losses and returning Combined to a profitable operation. One of the primary components of this plan was the sale of a portion of its older in-force whole life business, via an assumption reinsurance agreement. That transaction provided an additional $3.75 million of surplus. In addition, Combined began non-renewing its in-force block of Texas major medical policies in January 1999, with the last segment of the block non-renewed in January 2000. Combined is not currently promoting a major medical policy and premium of its in-force block of major medical policies has decreased.

         Combined also ceased writing new Medicare supplement business effective May 1999 and has implemented rate increases to the extent permitted by regulatory authorities in each of the last several years. Another rate increase was adopted in 2001. Combined has developed products to penetrate the payroll deduction market, which complement its existing supplement health and life insurance products. Combined's current focus is on its hospitalization and life products.

PREMIUM ANALYSIS


Direct Premiums (000's)           2000           1999          1998           1997           1996
-----------------------       -----------    -----------    -----------    -----------    -----------
Ordinary life                 $     1,989    $     1,978    $     3,171    $     3,236    $     3,359
Individual A&H                     13,049         12,976         12,063         11,095         11,387
Group A&H                             494            492            622            606            529
                              -----------    -----------    -----------    -----------    -----------
Total                         $    15,532    $    15,446    $    15,856    $    14,937    $    15,275
                              ===========    ===========    ===========    ===========    ===========


Reinsurance Ceded
Premiums (000's)                 2000           1999           1998           1997            1996
--------------------------    -----------    -----------    -----------    -----------    -----------
Ordinary life                 $        24    $        21    $        19    $        26    $        27
Individual A&H                        650            813            247            244            287
Group A&H                               2              2              4              7              0
                              -----------    -----------    -----------    -----------    -----------
Total                         $       676    $       836    $       270    $       277    $       314
                              ===========    ===========    ===========    ===========    ===========


Net Premiums &
Deposit Funds (000's)            2000           1999           1998           1997           1996
--------------------------    -----------    -----------    -----------    -----------    -----------
Ordinary life                 $     1,965    $     1,957    $     3,152    $     3,210    $     3,332
Individual A&H                     12,399         12,163         11,816         10,851         11,100
Group A&H                             492            490            618            599            529
                              -----------    -----------    -----------    -----------    -----------
Total                         $    14,856    $    14,610    $    15,586    $    14,660    $    14,961
                              ===========    ===========    ===========    ===========    ===========

PROPERTIES

         Combined's offices are located at 307 North Glenwood Boulevard, Tyler, Texas. Combined owns the land and building at this address. Combined also leases office space at 320 North Glenwood Boulevard, Tyler, Texas, for $2,236 per month, and at 300 North Hill Street, Tyler, Texas, for $7,885 per month. All of the space for the two offices is shared with Lifeline under an expense sharing agreement. Total rental expense for Combined was $121,449 for 1999, $121,449 for 2000, and $91,087 for the nine months ended September 30, 2001.

LEGAL PROCEEDINGS

         Combined was initially included as a Third Party Defendant in Civil Action No. 660cv442 styled as Nathan L. Johnson et al v. East Texas Medical Center, et al v. Aetna Health and Life Insurance Company, et al. This suit is pending in the United States District Court for the Eastern District of Texas, Tyler Division. In the suit, the plaintiff alleges that the defendant hospitals mishandled patient accounts and wrongly forwarded patient funds to health insurance companies. Plaintiff's Motion for Severance of Third Party Claimants was granted by the court on April 16, 2001, and Combined was severed from the case. Depending on the outcome of the case as now postured, Combined could be reintroduced as a defendant. Combined's management believes that Combined's exposure under the suit is not material. Combined is unaware of any other pending litigation to which it is a party or to which any of its property is subject.

MARKET FOR COMBINED COMMON STOCK AND RELATED SECURITYHOLDER MATTERS

         Combined common stock is not listed or actively traded through security brokerage firms, and there is no over-the-counter trading activity. There have been no dividends paid since the inception of Combined. The number of record holders of Combined common stock is 30.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS - COMBINED

         The following information is furnished with respect to each director and executive officer of Combined.



                                           YEAR FIRST
                                           ELECTED AS
NAME OF DIRECTOR OR                        DIRECTOR OF        POSITIONS WITH              PRINCIPAL OCCUPATION FOR
EXECUTIVE OFFICER                AGE       COMBINED           COMBINED                    THE PAST FIVE YEARS
-----------------                ---       --------           --------                    -------------------
Walden P. "Red" Little           81              1965         Chairman of the             Chairman of the Board of
                                                              Board of Directors,         Directors of and Chief
                                                              Chief                       Executive Officer of
                                                              Executive Officer           Combined

Regina Little Rooney             48              1967         Director                    Vice President-Underwriting
                                                                                          of Combined until January
                                                                                          31, 2002

Gary C. Cole                     58              1988         Director, President,        President and Chief Operating
                                                              Chief Operating             Officer of Combined and
                                                              Officer                     President of Lifeline

Donald F. Bagozzi                64               n/a         Vice President-             Vice President- Marketing of
                                                              Marketing                   Combined and Lifeline; VP
                                                                                          Marketing of Statesman
                                                                                          National Life

Betty M. Mitchell                51              1983         Director, Corporate         Corporate Secretary of
                                                              Secretary                   Combined and Lifeline

Jimmie M. Procell                73              1985         Director                    Retired; President of
                                                                                          Combined from April 1984,
                                                                                          through January 1988, and
                                                                                          President of Lifeline from July
                                                                                          1985, through January 1988

Milo V. Reamy                    72               n/a         Vice President-             Vice President- Claims of
                                                              Claims                      Combined and Lifeline

         All directors and officers are elected for a term of one year or until their successors have been duly elected and qualified.

         Regina Little Rooney is the daughter of Walden P. "Red" Little. There are no other family relationships among the officers or directors listed, and there are no arrangements or understandings pursuant to which any of them were elected as officers or directors.

         During the past five years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or executive officer of Combined who is expected to serve in such capacity after the Combined Exchange.

EXECUTIVE COMPENSATION - COMBINED

         The following table sets forth compensation of the Chief Executive Officer of Combined for 1999 and 2000. No executive officer of Combined received compensation exceeding $100,000 for any of the last two fiscal years. Combined does not have any restricted stock awards, stock appreciation rights or long-term incentive plans for its executive officers.

                           SUMMARY COMPENSATION TABLE
                               Annual Compensation


                                                                                                                         Other
                                                                                                                        Annual
       Name and Principal Position                 Year                 Salary                   Bonus               Compensation
       ---------------------------                 ----                 ------                   -----               ------------
          Walden P. "Red" Little                   1999                 $29,640                   --                      $--
        Chairman of the Board and                  2000                 $29,640                   --                      $--
         Chief Executive Officer



         No employees are covered by a group accident and health insurance plan. No option has been granted to any employee to purchase securities from Combined. There are no pension or retirement benefit plans. For the two years ended December 31, 2000, the Combined directors received an aggregate of $200 in director's fees from Combined.

CERTAIN TRANSACTIONS - COMBINED

         The control person of Combined is W.P. Little. Other companies or business ventures owned by Mr. Little which do business with Combined and his ownership interest therein are:


         W.P. Red Little dba East Texas Funding and Leasing                       100  %
         Little Rooney & Little                                                    50  %
         W.P. Red Little dba Rose City Advertising Corporation                     85.9%
         W.P. Red Little dba Little Insurance Agency                              100  %
         W.P. Red Little dba Underwriters Advance Funding                         100  %
         Lifeline Underwriters Life Insurance Company                              64.4%

Ms. Rooney owns the other 50% of Little Rooney & Little.

         Combined has periodically entered into agreements with East Texas Funding & Leasing to lease items used in the normal course of business. There were no such agreements in effect during 1999, 2000 or the nine months ended September 30, 2001 and there were no payments made by Combined to East Texas Funding & Leasing during those periods. All transactions and record keeping of East Texas Funding & Leasing are conducted by employees of Combined. For this service, East Texas Funding & Leasing pays Combined a fee of $50 per month.

         Combined has lease agreements with Little, Rooney & Little for facilities and equipment used by Combined. Amounts paid by Combined to Little, Rooney & Little under such lease agreements was $121,449 in each of 1999 and 2000 and was $91,087 for the nine months ended September 30, 2001. All transactions and record keeping of Little, Rooney & Little are conducted by employees of Combined. For this service, Little, Rooney & Little pays Combined a fee of $10 per month.

         Combined has an agreement with Rose City Advertising Corporation under which Rose City Advertising Corporation serves as an advertising agency for Combined. No payments were made during 1999, 2000 or the nine months ended September 30, 2001. All transactions and record keeping of Rose City Advertising Corporation are conducted by employees of Combined for a monthly fee of 10% of the profit made by Rose City Advertising Corporation acting as an advertising agency. The amount of such fees paid by Rose City Advertising Corporation to Combined was $475 in 1999, $337 in 2000 and $1,094 for the nine-month period ended September 30, 2001.

         A cost sharing agreement exists between Combined and Little Insurance Agency which provides for Little Insurance Agency's reimbursement of telemarketing salaries and related telephone expenses to Combined. The amount Little Insurance Agency reimbursed to Combined was $-0- in 1999, $34,156 in 2000 and was $35,663 for the nine- month period ended September 30, 2001.

         Combined has a General Agents Contract and Agreement with Little Insurance Agency which provides for the payment of commissions and override commissions by Combined to Little Insurance Agency. Combined also has a number of Override Agreements with Little Insurance Agency which provide for payment of override commissions and/or portions of one-time application fees by Combined to Little Insurance Agency on policy forms developed and promoted by Walden P. "Red" Little. The total amount paid by Combined to Little Insurance Agency under the General Agent's Contract and Agreement and all Override Agreements in 1999 was $289,993 in 1999 and $280,761 in 2000 and was $200,240 for the nine- month period ended September 30, 2001.

         Combined has an agreement with Underwriters Advance Funding under which Underwriters Advance Funding pays advance commissions which would otherwise be payable by Combined to its agents/agencies. The commissions payable for such advanced business are assigned by the agents/agencies to Underwriters Advance Funding and Combined pays the assigned commissions to Underwriters advance Funding. The amount of such assigned commissions paid by Combined to Underwriters Advance Funding was $1,396,595 in 1999, $1,920,220 in 2000 and was $1,212,922 for the nine-month period ended September 30, 2001. All transactions and record keeping of Underwriters Advance Funding are conducted by employees of Combined for a fee of $50 per month.

         A cost sharing agreement exists between Combined and Lifeline for home office facilities and equipment and for employee salaries. The amount paid by Lifeline to Combined for home office facilities and equipment was $29,584 in 1999, $29,202 in 2000 and was $25,586 for the nine-month period ended September 30, 2001. The amount paid by Lifeline to combined for employee salaries was $29,873 in 1999, $36,375 in 2000 and was $32,162 for the nine-month period ended September 30, 2001

         Combined is the owner, premium payer and beneficiary of a $90,000 life insurance policy and a $500,000 life insurance policy on the life of Mr. Little. Additionally, Combined has executed a Split-Dollar Insurance Agreement with Regina Little Rooney, Trustee of The Walden P. "Red" Little Insurance Trust Number One under which the Trustee has purchased a $2,000,000 life Insurance policy of the life of Mr. Little. Combined pays the premium for the policy and is reimbursed a portion of the premium by the Trustee. The net amount paid by Combined in each 1999, 2000 and the nine-month period ended September 30,2001 was $3,562. The Trustee has granted Combined a collateral security interest in the proceeds of the policy upon death, maturity or surrender of the policy with respect to the net premium paid on the policy by Combined. These three "key man" policies provide Combined with interim financial protection in the event of Mr. Little's death in view of his importance to Combined's current operations. The Split-Dollar Insurance Agreement and related life insurance policy provide estate planning benefit to Mr. Little's personal estate. Combined reflects asset values for these policies as described above on its statutory financial statement, and these values have been accepted by regulatory examiners as admitted assets. The cash surrender value of these three policies as of December 31, 2000 was $766,757. Under the terms of the Combined Exchange Agreement, Citizens may terminate and abandon the Exchange if Combined on or before the Closing has not implemented a plan reasonably acceptable to Citizens that will replace these three insurance policy assets with cash or other liquid admissible assets of equal values acceptable to Citizens. Combined intends to implement such an asset replacement plan assuming the Combined Exchange is approved by Combined's shareholders and the Combined Exchange closes.

                         INFORMATION CONCERNING LIFELINE

         Lifeline is a Texas legal reserve life insurance company chartered in 1985. Lifeline's operations are conducted in Louisiana and Texas, where Lifeline writes ordinary life and individual accident and health contracts on a non-participating basis. Lifeline uses approximately 300 general agents to market its products consisting of traditional whole life insurance, individual term life, hospitalization, PPO major medical policy, accident and disability income. During 1999, management of Lifeline reduced its marketing efforts, while it contemplated alternate business plans. In 2000, management of Lifeline developed a new marketing plan for Lifeline. Existing products were analyzed and new products were introduced to existing agents during the fourth quarter 2000, with an emphasis within the payroll deduction market. Those actions had little impact on 2000 operating results of Lifeline, but have resulted in significant improvements during 2001.

         Lifeline has an agreement with Combined to use Combined's facilities and equipment and pays expenses associated with their use. Lifeline's quarterly statement as of September 30, 2001, filed with the Texas Commissioner of Insurance, reflects admitted assets of $3,970,857, capital and surplus of $3,053,360, and premiums for the nine months ended September 30, 2001, of $500,762.

PREMIUM ANALYSIS



Direct Premiums (000's)           2000          1999        1998         1997          1996
-----------------------         ---------    ---------    ---------    ---------    ---------
Ordinary life                   $      77    $     108    $     165    $     164    $     160
Individual A&H                        521          606          647          753          778
Group A&H                              22           22           24           13           --
                                ---------    ---------    ---------    ---------    ---------
Total                           $     620    $     736    $     836    $     930    $     938
                                =========    =========    =========    =========    =========


Reinsurance Ceded
Premiums (000's)                2000         1999         1998         1997          1996
-----------------             ---------    ---------    ---------    ---------    ---------
Ordinary life                 $       9    $       8    $       8    $      10    $       9
Individual A&H                       20           21           22           20           22
Group A&H                             0            0           --           --           --
                              ---------    ---------    ---------    ---------    ---------
Total                         $      29    $      29    $      30    $      30    $      31
                              =========    =========    =========    =========    =========


Net Premiums &
Deposit Funds (000's)         2000          1999        1998         1997         1996
------------------------    ---------    ---------    ---------    ---------    ---------
Ordinary life               $      68    $     100    $     157    $     154    $     151
Individual A&H                    501          585          625          733          756
Group A&H                          22           22           24           13           --
                            ---------    ---------    ---------    ---------    ---------
Total                       $     591    $     707    $     806    $     900    $     907
                            =========    =========    =========    =========    =========

         Lifeline's payments to Combined under a cost sharing agreement for home office facilities, equipment and employee salaries are as follows:


Year                       Home Office Facilities and Equipment        Employee Salaries
----                       ------------------------------------        -----------------
1999                               $    29,584                             $29,873
2000                                    29,202                              36,375
Nine months ended
September 30, 2001                      25,586                              32,162

LEGAL PROCEEDINGS

         Lifeline is unaware of any pending litigation to which it is a party or to which any of its property is subject.

MARKET FOR LIFELINE COMMON STOCK AND RELATED SECURITYHOLDER MATTERS

         Lifeline common stock is not listed or actively traded through security brokerage firms, and there is no over-the-counter trading activity. There have been no cash dividends paid since the inception of Lifeline. There are 34 holders of record of Lifeline common stock.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS - LIFELINE

         The following information is furnished with respect to each director and executive officer of Lifeline.


                                             YEAR FIRST
                                             ELECTED AS
NAME OF DIRECTOR OR                          DIRECTOR OF      POSITIONS                   PRINCIPAL OCCUPATION
EXECUTIVE OFFICER             AGE             LIFELINE        WITH LIFELINE               FOR THE PAST FIVE YEARS
-----------------             ---            -----------      -------------               -----------------------
Gary C. Cole                  58                1988          Director, President         President of Lifeline and
                                                                                          President and Chief Operating
                                                                                          Officer of Combined

Donald F. Bagozzi             64                 n/a          Vice President-             Vice President-Marketing of
                                                              Marketing                   Lifeline and Combined; VP
                                                                                          Marketing of Statesman
                                                                                          National Life

Betty M. Mitchell             51                1985          Director, Corporate         Corporate Secretary of
                                                              Secretary                   Lifeline and Combined

Robert C. Norman              38                1996          Director                    Executive Vice President of
                                                                                          Texas State Bank


Jimmie M. Procell             73                1985          Director                    Retired; President of
                                                                                          Combined from April 1984,
                                                                                          through January 1988, and
                                                                                          President of Lifeline from July
                                                                                          1985, through January 1988

Milo V. Reamy                 72                1986          Director, Vice              Vice President- Claims of
                                                              President-Claims            Lifeline and Combined

Tommy D. Rowell               61                 n/a          Vice President-             Vice President-Underwriting
                                                              Underwriting                of Lifeline and Second Vice
                                                                                          President-Underwriting of
                                                                                          Combined

         All directors and officers are elected for a term of one year or until their successors have been duly elected and qualified.

         There are no family relationships among the officers or directors listed, and there are no arrangements or understandings pursuant to which any of them were elected as officers or directors.

         During the past five years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or executive officer of Lifeline who is expected to serve in such capacity after the Lifeline Exchange.

EXECUTIVE COMPENSATION - LIFELINE

         There are no officers' salaries of Lifeline. No employees are covered by a group insurance plan. No option has been granted to any employee to purchase securities from Lifeline. There are no pension or retirement benefit plans. Lifeline directors received an aggregate of $100 in director's fees from Lifeline in 1999 and none since then.

CERTAIN TRANSACTIONS - LIFELINE

         W.P. "Red" Little and Regina Little Rooney are control persons of Lifeline. Other companies and business ventures owned by Mr. Little and Ms. Rooney which do business with Lifeline and their ownership interest are:


                                                               Mr. Little   Ms. Rooney
                                                               ----------   ----------

Little Rooney & Little                                                50%          50%
Combined Underwriters Life Insurance Company                        78.2%        14.4%
Regina Little Rooney dba Little Rooney Agency                       none          100%
W.P. "Red" Little dba Underwriters Advance Funding                   100%        none

         Lifeline has a general agents agreement with Little & Rooney Insurance Agency which provides for payment of commissions and override commissions by Lifeline to Little & Rooney Insurance Agency. The amount paid by Lifeline to Little & Rooney Insurance Agency was $33,357 in 1999, $25,083 in 2000 and was $16,550 for the nine-month period ended September 30, 2001.

         Lifeline has an agreement with Underwriters Advanced Funding under which Underwriters Advance Funding pays advance commissions which would otherwise be payable by Lifeline to its agents/agencies. The renewal commissions payable for such advanced business are assigned by agents/agencies to Underwriters Advance Funding and Lifeline pays the assigned commissions to Underwriters Advance Funding. The amount of such assigned commissions paid by Lifeline to Underwriters Advance Funding was $18,447 in 1999, $25,993 in 2000 and was $68,205 for the nine-month period ended September 30, 2001.

         A cost sharing agreement exists between Lifeline and Combined Underwriters Life Insurance Company for home office facilities and equipment and for employee salaries. The amount paid by Lifeline to Combined for home office facilities and equipment was $29,584 in 1999, $29,202 in 2000 and was $25,585 for the nine-month period ended September 30, 2001. The amount paid by Lifeline to Combined for employee salaries was $29,873 in 1999, $36,375 in 2000, and was $32,162 for the nine-month period ended September 30, 2001.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         Combined and Lifeline have had no disagreements with its certified public accountants regarding accounting and financial matters required to be disclosed herein during the past two fiscal years.

                     COMPARISON OF RIGHTS OF SECURITYHOLDERS

         Upon consummation of the Combined Exchange and the Lifeline Exchange, the holders of issued and outstanding Combined and Lifeline stock will receive Citizens Class A common stock. The rights of the holders of Citizens shares are governed by Citizens' Articles of Incorporation, its bylaws and Colorado law, while the rights of holders of Combined and Lifeline shares are governed by their respective Articles of Incorporation, bylaws and Texas law. In most respects, the rights of holders of Citizens Class A common stock and holders of Combined and Lifeline shares are similar. The following is a brief comparison of the rights of the holders of Combined and Lifeline stock, and Citizens Class A common stock.

AUTHORIZED SHARES

         The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A common stock with no par value and 1,000,000 shares of Class B common stock with no par value; of which 24,417,118 shares of such Class A common stock and 711,040 shares of Class B common stock are issued, fully paid and non-assessable.

         The aggregate number of shares which Combined is authorized to issue is 1,500,000 shares of common stock with a par value of $1.00 per share, of which 1,000,000 shares of such Combined stock are issued and outstanding, fully paid and non-assessable.

         The aggregate number of shares which Lifeline is authorized to issue is 700,000 shares of common stock with a par value of $1.00 per share, of which 700,000 shares of such Lifeline stock are issued and outstanding, fully paid and non-assessable.

         The foregoing numbers do not include treasury shares.

DIVIDEND RIGHTS

         If Citizens were to declare and pay any cash dividends, the cash dividends paid upon each share of Citizens Class A common stock would be twice the cash dividends paid on each share of Citizens Class B common stock.

         If Combined were to declare and pay any dividends, the dividends paid upon the shares of Combined stock would be the same for all shares.

         If Lifeline were to declare and pay any dividends, the dividends paid upon the shares of Lifeline stock would be the same for all shares.

VOTING RIGHTS

         Those who hold Combined stock on the date the Combined Exchange becomes effective will be entitled as a group to hold approximately 860,000 shares of Citizens Class A common stock (assuming a market value of Citizens Class A common stock of $10.00 per share), or approximately 3.4% of the Class A shares that Citizens anticipates will then be outstanding. Those who hold Lifeline stock on the date the Lifeline Exchange becomes effective will be entitled as a group to hold approximately 350,000 shares of

Citizens Class A common stock (assuming a market value of Citizens Class A common stock of $10.00 per share), or approximately 1.4% of Class A shares that Citizens anticipates will then be outstanding.

         The voting rights of Citizens Class A common stock and Class B common stock are equal in all respects except that the holders of Class B common stock have the exclusive right to elect a simple majority of the members of Citizens' Board of Directors, and the holders of the Class A common stock have the exclusive right to elect the remaining directors. The holders of Citizens common stock do not have cumulative voting rights in the election of directors.

         Each outstanding share of Combined stock is entitled to one vote upon each matter submitted to a vote of the shareholders of Combined. Each outstanding share of Lifeline stock is entitled to one vote upon each matter submitted to a vote of the shareholders of Lifeline. Neither the Combined nor Lifeline shareholders have cumulative voting rights in the election of directors of the respective companies.

         The Articles of Incorporation of Citizens provide that when, with respect to any action to be taken by Citizens shareholders, the Colorado Corporation Code (now superseded by the Colorado Business Corporation Act) requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action. The power to amend the Articles of Incorporation, approve mergers and approve extraordinary asset transfers are all subject to this requirement. For Combined and Lifeline, the Texas Business Corporation Act requires the affirmative vote of two-thirds of the outstanding shares to approve the same transactions. With respect to the Combined Exchange and the Lifeline Exchange, respectively, the approval of two-thirds of the outstanding Combined shares and two- thirds of the outstanding Lifeline shares entitled to vote is required. Each share of Combined stock is entitled to one vote, with respect to the Combined Exchange. Each share of Lifeline stock is entitled to one vote, with respect to the Lifeline Exchange.

         The bylaws of Combined and Lifeline provide that the power to alter, amend, or repeal their respective bylaws or to adopt new bylaws is vested in the respective Boards of Directors. However, under the Texas Business Corporation Act, the Combined and Lifeline shareholders have the right to amend and repeal the respective bylaws of Combined and Lifeline even thought the respective Boards of Directors also have this right. Citizens' Articles of Incorporation provide that Citizens' Board of Directors has the power to enact, alter, amend and repeal Citizens' bylaws not inconsistent with the laws of Colorado or Citizens' Articles of Incorporation, as the Board of Directors deems best for the management of Citizens; however, Colorado statutes give shareholders the right to amend and repeal bylaws even if not so provided for in the bylaws themselves.

         Special meetings of Combined shareholders may be called by Combined's President, its Board of Directors or by the holders of 10% or more of all Combined shares entitled to vote. Special meetings of Lifeline shareholders may be called by Lifeline's President, or its Board of Directors, and shall be called by the President or Secretary at the written request of the holders of not less than one-fourth of all outstanding shares of stock of Lifeline. Special meetings of Citizens' shareholders may be called by the Chairman of the Board, by the Board of Directors, or by the holders of 10% or more of all Citizens' shares entitled to vote.

         A majority of the shares of stock entitled to vote constitutes a quorum under the bylaws of both Combined and Lifeline. The bylaws of Citizens provide that one-third of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group.

         The bylaws of Citizens, Combined and Lifeline all provide that the shareholders may take action without a meeting, and all shareholders entitled to vote must consent to the action in writing.

PREEMPTIVE RIGHTS

         Authorized Combined, Lifeline and Citizens shares may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the Boards of Directors of the respective corporations. No holder of shares has any pre-emptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by their respective corporations.

LIABILITY OF DIRECTORS

         As authorized by Colorado law, Citizens' Articles of Incorporation contain a provision to the effect that no director of Citizens shall be personally liable to Citizens or any of its shareholders for damages for any breach of duty as a director except to the extent this provision is limited by law. There is no provision in the Articles of Incorporation of either Combined or Lifeline limiting the liability of directors.

LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution or winding up of Citizens, Combined, or Lifeline, whether voluntary or involuntary, the holders of shares are entitled to share, on a share-for share basis, any of the assets or funds in their respective corporations which are distributable to the shareholders upon such liquidation, dissolution or winding up.

ASSESSMENT AND REDEMPTION

         Citizens shares to be issued upon consummation of the Combined Exchange and the Lifeline Exchange will be fully paid and nonassessable. Combined and Lifeline shares are deemed to be fully paid and nonassessable. Citizens', Combined's and Lifeline's shares of stock of all classes are not subject to redemption, conversion or further assessment.

TRANSFER AGENT

         The transfer agent for shares of Combined stock is Combined. The transfer agent for shares of Lifeline stock is Lifeline. The transfer agent for Citizens shares is Mellon Investor Services LLC, Dallas, Texas.

                                     EXPERTS

         The consolidated financial statements of Citizens, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three year period ended December 31, 2000, are incorporated herein by reference to Citizens, Inc.'s Annual Report on Form 10-K for the Year Ended December 31, 2000 and are so included herein in reliance upon the report of KPMG LLP, independent certified public accountants, appearing in such Annual Report on Form 10-K and upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality under Colorado law of Citizens Class A common stock to be issued pursuant to the Combined Exchange and the Lifeline Exchange will be passed upon by Jones & Keller, P.C., Denver, Colorado. Jones & Keller, P.C. has also given the tax opinions referred to under "Certain Federal Income Tax Consequences." Certain legal matters in connection with the Combined Exchange and the Lifeline Exchange will be passed upon for Combined and Lifeline by Pye, Dobbs & Berry.

                                  OTHER MATTERS

         COMBINED. The Combined Board does not intend to bring any matters before the meeting other than those specifically set forth in the notice of the meeting accompanying this proxy statement-prospectus and it does not know of any matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Combined Board.

         LIFELINE. The Lifeline Board does not intend to bring any matters before the meeting other than those specifically set forth in the notice of the meeting accompanying this proxy statement-prospectus and it does not know of any matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Lifeline Board.

                                                                      APPENDIX A

                         PLAN AND AGREEMENT OF EXCHANGE

                                 CITIZENS, INC.
                                       AND
                  COMBINED UNDERWRITERS LIFE INSURANCE COMPANY

                                                                      APPENDIX A

                         PLAN AND AGREEMENT OF EXCHANGE

                                 CITIZENS, INC.
                                       AND
                  COMBINED UNDERWRITERS LIFE INSURANCE COMPANY

         This Plan and Agreement of Exchange ("Agreement") is by and between Citizens, Inc. ("Citizens"), a Colorado corporation and Combined Underwriters Life Insurance Company ("Combined"), a Texas insurance corporation.

                                   WITNESSETH:

         WHEREAS, Combined is a stipulated premium life insurance company duly organized and existing under the laws of the State of Texas; and

         WHEREAS, Citizens is a corporation duly organized and existing under the laws of the State of Colorado; and

         WHEREAS, the respective Boards of Directors of Combined and Citizens have voted to effect a statutory exchange under both the Texas Business Corporation Act and the Colorado Business Corporation Act whereby Citizens will acquire all of the issued and outstanding common stock of Combined in exchange for shares of Class A Common Stock of Citizens upon the conditions hereinafter stated;

         NOW, THEREFORE, for good and valuable consideration consisting of the premises below it is agreed between the parties as follows:


                                    ARTICLE I
                                 THE TRANSACTION

         1.1 Subject to approval of this Agreement by the Insurance Commissioner of the State of Texas, and subject to the conditions set forth herein, on the "Effective Date" as herein defined, Citizens shall acquire all of the issued and outstanding common stock of Combined for shares of Citizens Class A Common Stock pursuant to a share exchange (the "Exchange") under Part Five of the Texas Business Corporation Act and Article 111 of the Colorado Business Corporation Act as set forth herein, and for no cash or other property. The Exchange shall be completed at a closing ("Closing") on a date ("Closing Date") which shall be as soon as reasonably possible, and as mutually agreed between the parties, on or before the tenth business day after regulatory and stockholder approvals are obtained in accordance with applicable law.

         1.2 On the Effective Date, the separate corporate existence of Combined shall be unaffected and unimpaired and it shall continue to be a Texas stipulated premium life insurance corporation subject to and governed by the laws of the State of Texas, with all of its rights, powers, duties, purposes, franchises and licenses as are in existence on the Effective Date. Articles of Exchange, in the form attached hereto as Exhibit A subject to any modifications as may be authorized or required in accordance with applicable law

(collectively the "Exchange Filings"), shall be completed and executed by the parties and filed by Citizens as contemplated by this Agreement as soon as reasonably possible, and on or before the tenth business day after all regulatory and shareholder approvals are obtained in accordance with applicable law.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares of Combined, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the acquisition of Combined by Citizens shall be delivered to and filed with the Commissioner of Insurance of the State of Texas (and any other governmental entity with which a filing is required), by Citizens and upon the approval of this Agreement as required by requisite states' laws, the appropriate documents to accomplish the Exchange shall then be filed as required by law to effectuate the transactions contemplated hereby, and the Exchange shall become effective at the Closing Date. The Closing Date shall be the Effective Date for the Exchange.


                                   ARTICLE II
                         ISSUANCE AND EXCHANGE OF SHARES

         2.1 The manner and basis of exchanging shares of Combined into Citizens pursuant to the Exchange is as follows: As set forth in Section 2.2 and Section 2.4, on the Effective Date each shareholder of Combined shall receive a number of shares of Citizens Class A Common Stock equal in market value ("Market Value") to the Combined stock owned by such shareholder. For purposes of this Agreement, the per share Market Value of Citizens Class A Common Stock shall be equal to the average closing price of such stock as reported by the American Stock Exchange for the 20 trading days immediately preceding (but not including) the Effective Date; and the Market Value of the Combined stock shall be $8.64 per share. The offer and sale of the Citizens Class A Common Stock to be issued hereunder shall be registered by Citizens pursuant to the Securities Act of 1933 and applicable state securities laws, as provided in Section 5.3 hereof.


         2.2 Upon the Effective Date, each holder of a certificate or certificates representing shares of Combined, upon presentation and surrender of such certificate or certificates to the Exchange Agent of Citizens, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Texas law shall not be converted into shares of Citizens Class A Common Stock, but shall represent only such rights as are permitted under the Texas Business Corporation Act. Combined shall pay or otherwise satisfy payment relating to shares as to which dissenters' rights have been asserted and perfected pursuant to Texas law solely out of its own funds; Citizens shall not contribute or otherwise be liable for any payments to such persons arising from the Exchange. Upon such presentation, surrender, and exchange as provided in this Section 2.2, certificates representing shares of Combined previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of Combined at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 2.1 of this Agreement. If a certificate or the certificates representing shares of Combined have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

         2.3 The stock transfer books of Combined shall be closed on the Closing Date, and thereafter no transfers of the common stock of Combined will be made.

         2.4 No fractional shares of Citizens stock shall be issued as a result of the Exchange. In the event the exchange of shares results in any shareholder being entitled to a fraction of a whole share of Citizens stock, the number of shares to be issued to such shareholder shall be rounded up to the nearest whole share.


                                  ARTICLE III
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMBINED

         To the best of its knowledge and belief, Combined hereby represents, warrants and covenants to Citizens as follows, except as stated in the Combined Disclosure Statement attached hereto as Exhibit B:

         3.1 Combined is a life insurance corporation duly organized, validly existing and in good standing under the insurance laws of Texas with full corporate power and authority to own the respective properties which it now owns; and is qualified or licensed to conduct its business and is in good standing in all states where such qualifications or licensing is required, and has full corporate power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.2 The Articles of Incorporation and Bylaws of Combined, copies of which have been delivered to Citizens, are complete and accurate and the minute books of Combined contain a record of all meetings and corporate actions of the shareholders and Board of Directors of Combined that is complete and accurate in all material respects.

         3.3 The aggregate number of shares which Combined is authorized to issue is one million five hundred thousand (1,500,000) shares of $1.00 par value common stock and 1,000,000 such shares are issued and outstanding, fully paid and non-assessable. Combined has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchange for any shares of capital stock.

         3.4 Combined has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.5 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Combined will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Combined or any contracts, agreements, pledges, loans or any other obligations of Combined.

         3.6 Combined has delivered to Citizens its annual convention statement for the year ended December 31, 2000. Also, Combined has delivered to Citizens its quarterly financial statement for the quarter and six months ended June 30, 2001. All such statements, herein sometimes called "Combined Financial Statements", present fairly, in all material respects, the admitted assets, liabilities and surplus of Combined as of the dates thereof, and the results of operations and its cash flows for the year then ended, in conformity with the accounting practices prescribed or permitted by the Insurance Department of the State of Texas.

         3.7 The assets of Combined have admissible values at least equal to the amounts attributed to them on its June 30, 2001 statutory financial statement and will have a value at least equal to those set forth in the December 31, 2000 annual convention statement.

         3.8 Combined has delivered to Citizens a copy of each of the Federal income tax returns of Combined for the years ended December 31, 1999 and December 31, 2000. The provisions for taxes paid by Combined are believed by Combined to be sufficient for payment of all accrued and unpaid Federal, state, county and local taxes of Combined (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports of information required or requested by Federal, state, county and local tax authorities have been filed or supplied in a timely fashion and all such information is true and correct in all material respects. Provision has been made in Combined financial statements for the payment of all taxes due to date by Combined, including accrued taxes for the current year ended December 31, 2001. No Federal income tax return of Combined is currently under audit.

         3.9 Since December 31, 2000, there has not been any material adverse change in the business or condition, financial or otherwise, of Combined, including any loss or damages to any of its assets, properties or rights as shown on December 31, 2000 Combined statutory statement as filed with the Texas Department of Insurance that would be material to Combined taken as a whole.

         3.10 Attached to Exhibit B is a listing of all pending legal proceedings or known regulatory inquiries involving Combined and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving claims pending, or to the knowledge of the officers of Combined, threatened against Combined or affecting any of its assets, or properties. Combined is not in any breach or violation of or default under any contract or instrument to which Combined is a party, and no event has occurred which with the lapse of time or action by a third party could result in a breach or violation of or default by Combined under any contract or other instrument to which Combined is a party or by which it or any of its property may be bound or affected, or under its Articles of Incorporation or Bylaws, or any court order, statute, ruling or regulation applicable to Combined which breach or violation of or default could have a material adverse effect on Combined.

         3.11 The execution and delivery of this Agreement has been duly authorized and approved by Combined's Board of Directors.

         3.12 Combined has provided Citizens a copy of Combined's employee manual and related documents which include a description of Combined's employee benefits. Except as shown in the material provided, Combined has no employment agreements.

         3.13 Combined will call and hold a meeting of its shareholders as soon as practicable after the date hereof, at which meeting the Board of Directors will, subject to its fiduciary obligations to shareholders, submit and recommend the Agreement and transactions described herein to its shareholders, and, if the requisite approval by such shareholders is obtained, will undertake promptly to consummate the Exchange as set forth herein.

         3.14 Combined shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business, will pay no shareholder dividend and will not intentionally enter into any agreement or transaction that would materially and adversely affect its financial condition, and will not increase the compensation of any of its employees other than in the usual course of business consistent with past practices.

         3.15 Combined has provided to Citizens all contracts, other than insurance policies issued or assumed by Combined, to which Combined is a party.

         3.16 The representations and warranties of Combined shall be true and correct as of the Effective Date as well as the date hereof.

         3.17 Combined has delivered, or will deliver to Citizens, any reports relating to the financial and business condition of Combined which are prepared after the date of this Agreement and sent to regulators after the execution date of this Agreement.

         3.18 No representation or warranty by Combined in this Agreement, the Combined Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.


                                   ARTICLE IV
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF CITIZENS

         To the best of its knowledge and belief, Citizens hereby represents, warrants and covenants to Combined as follows, except as stated in the Citizens Disclosure Statement attached hereto as Exhibit C:

         4.1 Citizens is a corporation duly organized, validly existing and in good standing under the laws of Colorado, with full power and authority to own the respective properties which it now owns; and is qualified or licensed to conduct its business and is in good standing in all states where such qualifications or licensing is required.

         4.2 The total number of shares of both classes of capital stock which Citizens is authorized to issue is 50,000,000 shares of Class A Common Stock with no par value and 1,000,000 shares of Class B common stock of no par value. As of the date hereof, there are 26,642,938 shares of Class A Common Stock issued, of which 24,417,118 are outstanding and 711,040 shares of Class B common stock are issued and outstanding. Citizens has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. The shares to be issued in connection with the Exchange shall be, and all Citizens stock currently issued or outstanding is, validly issued, fully paid and nonassessable.

         4.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Citizens will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Citizens.

         4.4 The execution of this Agreement has been duly authorized and approved by Citizens' Board of Directors. Citizens has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law (which such approvals are listed on the attached Exhibit D), to consummate the transaction contemplated by this Agreement.

         4.5 Citizens has delivered to Combined its annual consolidated financial statement for the year ended December 31, 2000. Also, Citizens has delivered to Combined its consolidated financial statements for the quarter and six months ended June 30, 2001. All such statements, herein sometimes called "Citizens Financial Statements", are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Citizens for the period included and have been prepared in accordance with generally accepted accounting principles consistently applied.

         4.6 Since December 31, 2000, there has not been any material adverse change in the business or condition, financial or otherwise, of Citizens and its subsidiaries taken as a whole, including any material loss or damages to any of its assets, properties or rights from that shown on the Citizens Financial Statements.

         4.7 Citizens has delivered to Combined a listing of all pending legal proceedings involving Citizens and its consolidated subsidiaries as set forth on Exhibit C and, except for these proceedings, there are no legal proceedings pending, or to the knowledge of the officers of Citizens, threatened against Citizens or affecting any of its assets or properties and Citizens is not in any material breach or violation of or default under any contract or instrument to which Citizens is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by Citizens under any contract or other instrument to which Citizens is a party or by which it or any of its properties may be bound or affected, or under its Articles of Incorporation or Bylaws, or any court order, statute, ruling or regulation applicable to Citizens. The execution, delivery and performance of the Agreement by Citizens will not with the lapse of time or action by a third party result in a material breach or violation of or default by Citizens under any contract or other instrument to which Citizens is a party or by which it or any of its properties may be bound of affected, or under its Articles of Incorporation or Bylaws, or any court order, statute, ruling or regulation applicable to Citizens.

         4.8 Citizens' shareholders are not required to approve the issuance of shares pursuant to this Agreement.

         4.9 Citizens is the owner of all of the issued and outstanding stock of Citizens Insurance Company of America.

         4.10 Citizens has delivered to Combined true and correct copies of Citizens Annual Report to Shareholders for the years ended December 31, 1999 and 2000 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1998, 1999, and for 2000. Citizens will also deliver to Combined on or before the Closing Date any reports relating to the financial and business condition of Citizens which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.11 Citizens has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of Citizens generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances and time under which they were made, not misleading.

         4.12 Citizens has received, and to the extent it deems necessary, reviewed the various agent contracts, commission agreements and the other contracts included in Exhibit B between Combined and Little Insurance Agency.

         4.13 The representations and warranties of Citizens shall be true and correct as of the Effective Date as well as the date hereof.


                                    ARTICLE V
              OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

         5.1 This Agreement shall be duly submitted to the shareholders of Combined for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by Combined, such date to be the earliest practicable date after the proxy statement may first be sent to Combined shareholders without objection by applicable governmental authorities, provided that Combined will have at least 30 days to solicit proxies. Citizens will furnish to Combined the information relating to Citizens required by the Federal Securities Laws to be included in the proxy statement. Citizens represents and warrants that at the time of the Combined shareholders' meeting, the proxy statement, insofar as it relates to Citizens and contains information furnished by Citizens specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Combined represents and warrants that at the time of the Combined shareholder meeting, the proxy statement, insofar as it relates to Combined and contains information furnished by Combined specifically for use in such proxy statement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of Combined, subject to its fiduciary obligations to shareholders, shall use reasonable efforts to obtain the requisite approval of Combined shareholders of this Agreement and the transactions contemplated herein. Citizens and Combined shall take all reasonable and necessary steps and actions to comply with and to secure Combined's shareholder approval of this Agreement and the transactions contemplated herein as may be required by applicable law.

         5.2 At all times prior to the Effective Date, but during regular business hours, each party will permit the other to examine its books and records and the books and records of its affiliates and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other party with information that is confidential or proprietary in nature. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure and shall not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information together with all copies of such writings and, in addition, shall destroy or shall maintain the information with the standard of care that is exercised with respect to its own confidential or proprietary information. No information shall be considered confidential or proprietary if it is

(a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party or any of its affiliates or any third party to whom the disclosure is made.

         5.3 Citizens and Combined shall promptly provide each other with information as to any significant developments that materially hinder the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         As promptly as practicable after the execution of this Agreement, Citizens will prepare and file with the Securities and Exchange Commission ("Commission") a registration statement on Form S-4 (the "Registration Statement") covering the issuance of Citizens shares in the Exchange. Each of Citizens and Combined will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and will take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Citizens Common Stock in the Exchange. Citizens will use all reasonable efforts to cause the Registration Statement to remain effective through the Effective Date. Citizens and Combined will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions.

         Citizens will use all reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of the Citizens Class A Common Stock in the Exchange.

         As promptly as practicable after the Registration Statement shall have become effective, Combined will mail a notice of special meeting to its stockholders entitled to notice of and to vote at the Combined Stockholders' Meeting.

         If at any time prior to the Effective Date any event or circumstance relating to Combined or any of its Affiliates, or its or their respective officers or directors should be discovered by Combined that should be set forth in an amendment to the Registration Statement, Combined will promptly inform Citizens, and Citizens will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

         If at any time prior to the Effective Date any event or circumstance relating to Citizens or any of its Affiliates, or to their respective officers or directors, should be discovered by Citizens that should be set forth in an amendment to the Registration Statement, Citizens will promptly inform Combined, and Citizens will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

         No amendment or supplement to the Registration Statement will be made by Citizens without prior consultation with Combined. Citizens and Combined each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration

Statement, the suspension of the qualification of Citizens Common Stock issuable in connection with the Exchange for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the Proxy Statement, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

         Citizens will use all reasonable efforts to cause the shares of Citizens Common Stock to be issued in the Exchange to be approved for listing (subject to official notice of issuance) on the American Stock Exchange prior to the Effective Date. To the knowledge of Citizens, there are no facts and circumstances that would preclude Citizens Common Stock to be issued in the Exchange from being approved for listing on the American Stock Exchange.

         5.4 The parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as reasonably practicable.


                                   ARTICLE VI
                               REGULATORY FILINGS

         6.1 Within 15 days after the execution of this Agreement, Citizens shall file with the Insurance Commissioner of Texas all of the regulatory approval documents required by Texas law in order to close this Agreement.


                                   ARTICLE VII
            CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE EXCHANGE

         The following are conditions precedent to the consummation of the Exchange, on or before the Effective Date:

         7.1 Citizens and Combined shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement shall have been duly and validly authorized, approved and adopted, at a meeting of the shareholders of Combined duly and properly called for such purpose in accordance with the applicable law.

         7.3 This Agreement is in all things subject to the provisions of the applicable insurance laws and the regulations promulgated thereunder, and shall not become effective until approval of the Exchange is obtained from the Commissioner of Insurance of the State of Texas (and any other governmental entity with jurisdiction over the transaction) in accordance with the provisions of the laws of said state. Citizens and Combined agree, as soon as practical after the execution and delivery of this Agreement, to file and to use commercially reasonable efforts to obtain such approval of the transactions contemplated by this Agreement. Neither Citizens nor Combined shall be obligated to file a suit or to appeal from any adverse ruling by the Commissioner of Insurance of the State of Texas, and neither Citizens nor Combined shall be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval.

         7.4 No action, suit or proceeding shall have been instituted or shall have been threatened in writing before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the Exchange, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the ground that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.5 The representations and warranties made by Citizens and Combined in this Agreement shall be true in all material respects as though such representation and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of (1) changes caused by transactions suggested or approved in writing by each party hereto or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of Citizens or Combined) during or arising after the date of this Agreement.

         7.6 Combined shall have furnished Citizens with:

                  (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Combined approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of Combined;

                  (2) a certified copy of a resolution or resolutions duly adopted by the requisite number of shareholders of Combined approving this Agreement and the transactions contemplated by it in accordance with applicable law;

                  (3) an opinion of Sneed, Vine & Perry, P.C., counsel to Combined. dated as of the Effective Date as set forth in Exhibit E attached hereto; and

                  (4) an agreement from each "affiliate" of Combined, in the form attached as Exhibit F.

         7.7 Citizens shall furnish Combined with:

                  (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Citizens, approving this Agreement and the transactions contemplated by it; and

                  (2) opinions of Jones & Keller, P.C., counsel for Citizens, dated as of the Effective Date, as set forth in Exhibits G and H attached hereto.

         7.8 Citizens and Combined shall approve and file the Articles of Exchange, consistent with this Agreement, for this transaction with the requisite governmental authorities.

         7.9 The Closing of the Plan and Agreement of Exchange for the common stock of Lifeline Underwriters Life Insurance Company ("Lifeline") shall occur simultaneously with the closing of the Exchange.

         7.10 On or before Closing Date, Combined will implement a plan reasonably acceptable to Citizens that will replace the three insurance policy assets shown on page two of Combined's statutory statement (the "Policies") with cash or other liquid, admissible assets of equal values acceptable to Citizens.

                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Exchange may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of Combined) prior to the Effective Date of such Exchange:

                  (1) By mutual written consent of Citizens and Combined;

                  (2) By Citizens or Combined, if any condition set forth in
Article VII has not been met or has not been waived;

                  (3) By Citizens or Combined, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the Exchange;

                  (4) By Citizens or Combined, if there is discovered any material error, misstatement or omission in the representations and warranties of another party made herein;

                  (5) By Citizens or Combined, if more than 2.5% of the shares of Combined are properly perfected as to rights to dissent to the Exchange under
Section 5.11 of the Texas Business Corporation Act;

                  (6) If the Texas Commissioner of Insurance issues an order denying the application of Citizens to acquire control of Combined or Lifeline or fails to approve both applications within 120 days from its filing, this Agreement shall terminate in totality; or

                  (7) Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the party (or shareholders of the party) waiving such term or condition.

                                   ARTICLE IX
      TERMINATION OF REPRESENTATIONS AND WARRANTIES AND CERTAIN AGREEMENTS

         9.1 The respective representations, warranties, covenants and agreements of the parties hereto, shall expire with, and be terminated and extinguished by, the Exchange or at the time of the consummation thereof. Neither Party shall be under any liability whatsoever with respect to any such representation, warranty, covenant or agreement which does not so survive, it being intended that the sole remedy of the parties for a breach of any such representation, warranty, covenant or agreement shall be to elect not to proceed with the Exchange if such breach has resulted in the failure to satisfy a condition precedent to such party's obligation to consummate the transactions contemplated hereby.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

         10.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Citizens and Combined each represent to the other that it has not employed any investment bankers, brokers, finders or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from Citizens or Combined or any subsidiary of any of them because of the consummation of the transactions contemplated by this Agreement.

         10.4 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.5 This Agreement may be amended upon approval of the Board of Directors of each party; provided that the definition of Market Value for the stock of Combined and/or Citizens shall not be amended without approval of the requisite shareholders of Combined.

         10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To Citizens:                                         To Combined:

Citizens, Inc.                      .                Combined Underwriters Life Insurance Company
400 E. Anderson Lane                                 307 N. Glenwood
Austin, Texas 78752                                  Tyler, Texas 75702
Attn:  Mark A. Oliver                                Attn: Gary C. Cole
President                                            President

with copies to:                                      with copies to:

Jones & Keller, P.C.                                 Sneed, Vine & Perry, P.C.
1625 Broadway, Suite 1600                            901 Congress Ave.
Denver, CO  80202                                    Austin, Texas 78701
Attn:  Reid Godbolt, Esq.                            Attn: Jim Shawn, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.7 No press release or public statement will be issued relating to the transaction contemplated by this Agreement without prior approval of Citizens or Combined. However, either Citizens or Combined may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.8 This Agreement shall be governed, construed and enforced in accordance with the laws of Texas, without regard to any conflicts of law provisions.

         10.9 This Agreement shall be deemed to have been drafted by both parties, and therefore the rule against construing ambiguities against the party drafting a contract shall be inapplicable to this Agreement.

         10.10 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS THEREOF, the parties have set their hands this the 20th day of November, 2001.

                                    COMBINED UNDERWRITERS LIFE INSURANCE
                                       COMPANY


                                    By: /s/ Gary C. Cole
                                        ----------------------------------------
                                            Gary C. Cole, President


                                    CITIZENS, INC.


                                    By: /s/ Mark A. Oliver
                                        ---------------------------------------
                                            Mark A. Oliver, President

                                                                       EXHIBIT A
                              ARTICLES OF EXCHANGE

                                 CITIZENS, INC.
                                       AND
                  COMBINED UNDERWRITERS LIFE INSURANCE COMPANY

         ARTICLES OF EXCHANGE entered into this ___ day of ___________, 2001, by and between Citizens, Inc., a Colorado corporation ("Citizens") and Combined Underwriters Life Insurance Company, a Texas corporation ("Combined").

         THIS IS TO CERTIFY:

         FIRST: The parties which are parties to these Articles of Exchange are Combined Underwriters Life Insurance Company, a Texas corporation and Citizens, Inc., a Colorado corporation, and each of said corporations agrees to have the $1.00 par value common stock of Combined (hereinafter the "Common Stock") acquired by Citizens in a share exchange (the "Exchange") as provided by these Articles of Exchange.

         SECOND: The name and state of incorporation of each party to these Articles of Exchange are as follows: Combined Underwriters Life Insurance Company is a corporation incorporated under the laws of the State of Texas, and Citizens, Inc. is a corporation incorporated under the laws of the State of Colorado.

         THIRD: As to the Common Stock:

         A. On the Effective Date (as defined in Article TENTH below), each one share of the Common Stock of Combined issued and outstanding immediately prior thereto shall automatically be converted into and shall be exchanged for ________ shares of the Citizens' Class A Common Stock subject to D. below.

         B. Upon the Effective Date, each holder of a certificate or certificates representing shares of Common Stock, upon presentation and surrender of such certificate or certificates to the exchange agent for Citizens, shall be entitled to receive the consideration set forth in this Article THIRD, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Texas law shall not be converted into shares of Citizens' Common Stock, but shall represent only such rights as are perfected under the Texas Business Corporation Act. Upon such presentation, surrender and exchange as provided in this Article THIRD, certificates representing shares of Common Stock previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of Common Stock at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in this Article THIRD. If the certificate or certificates representing shares of Common Stock have been lost, stolen, mutilated or destroyed, the exchange agent of Citizens shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

         C. The stock transfer books of Combined shall be closed on the Effective Date, and thereafter no transfers of the Combined Common Stock will be made.

         No fractional shares of Citizens' Class A Common Stock will be issued as a result of the Exchange. In the event the exchange of shares results in any shareholder being entitled to a fraction less than whole share of Citizens' Class A Common Stock, such fraction will be rounded up to the nearest whole share.

         FOURTH: A Plan and Agreement of Exchange between Citizens and Combined has been approved by the boards of directors of Citizens and Combined and the requisite vote of shareholders of Combined. Approval by shareholders of Citizens is not required.

         FIFTH: The Board of Directors of Combined by [minutes at the __________, 2001 meeting or by unanimous written action signed by all of the directors] duly authorized and adopted a resolution declaring that the Plan and Agreement of Exchange as herein set forth and the performance of its terms is duly authorized and advisable and directing that these Articles of Exchange be submitted for action thereon by the shareholders of Combined, all in the manner and by the vote required by the Texas Business Corporation Act and the Articles of Incorporation of Combined.

         SIXTH: At a meeting of common shareholders of Combined held on ________, 2001, _______ shares were outstanding and entitled to vote on the matters set forth in these Articles of Exchange. ________ shares voted in favor of the Plan and Agreement of Exchange and ______ shares voted against the Plan and Agreement of Exchange; ________ shares abstained. The number of shares voting on the Plan and Agreement of Exchange was sufficient for approval by the common shareholders.

         SEVENTH: The Board of Directors of Citizens by [minutes at the ________, 2001 meeting or by unanimous written action signed by all of the directors] duly authorized and adopted a resolution declaring that the Plan and Agreement of Exchange as herein set forth and the performance of its terms is duly authorized and advisable, all in the manner and by the vote required by the Colorado Business Corporation Act and the Articles of Incorporation of Citizens.

         EIGHTH: An executed Plan and Agreement of Exchange is on file at the principal place of business of Citizens located at 400 E. Anderson Lane, Austin, Texas 78752.

         NINTH: A copy of the Plan and Agreement of Exchange will be furnished by each surviving, acquiring or new domestic or foreign corporation or other entity, on written request and without charge, to any shareholder of Combined.

         TENTH: The Exchange provided for by these Articles of Exchange shall become effective at the time of filing the last document required by law (the "Effective Date").

         ELEVENTH: The name and address of the Registered Agent and principal office of the acquiring entity is:


Agent: CSC                                  Principal Office:
                                                              ------------------
1675 Broadway
                                                 -------------------------------
Denver, Colorado 80202
                                                 ------------------------------

         IN WITNESS WHEREOF, Citizens and Combined, parties to these Articles of Exchange, have caused these Articles of Exchange to be signed and acknowledged by their respective Presidents and attested by their respective Secretaries all as of the ________ day of _________________, 2001.


ATTEST:                                              COMBINED UNDERWRITERS LIFE
                                                     INSURANCE COMPANY


                                                     By:
----------------------------                            ------------------------
                                                     Gary C. Cole, President


ATTEST:                                              CITIZENS, INC.


                                                     By:
---------------------------                              -----------------------
                                                     Mark A. Oliver, President

                                                                       EXHIBIT B
                          COMBINED DISCLOSURE STATEMENT


         Pursuant to the provisions of Article III of the Plan and Agreement of Exchange ("Agreement") by and between Combined and Citizens, Combined hereby makes the following disclosures respecting the similarly numbered sections in the Agreement:

         3.1 Combined is currently qualified and licensed to conduct its business and is in good standing in the following states except where otherwise indicated:

                           1. Alabama (not currently marketing in this state due to legal climate)

                           2.       Arizona

                           3.       Arkansas

                           4. Florida (not currently marketing in this state due to rate regulation environment)

                           5.       Louisiana

                           6.       Mississippi

                           7. Missouri (see attached Order and Consent effective September 1, 1990)

                           8.       New Mexico

                           9.       Oklahoma

                           10.      Texas

                           11. Virginia (see attached February 3, 1992 Order Suspending License to transact the business of Insurance and January 17, 1992 Order to Take Notice.)

         3.10     Pending Legal Proceedings

                  Civil Action no. 600cv442; Nathan L. Johnson et al v. East Texas Medical Center Athens, et al v. Aetna Health and Life Insurance Company, et al; In the United States District Court for the Eastern District of Texas, Tyler Division.

                  Regulatory Inquiries

                  Combined has previously provided Citizens with a copy of its June 14, 2001 response to the Texas Department of Insurance Life Insurance Survey.

                                                                       EXHIBIT C
                          CITIZENS DISCLOSURE STATEMENT

         Pursuant to the provisions of Article IV of the Plan and Agreement of Exchange ("Agreement") by and between Citizens and Combined, Citizens hereby makes the following disclosures respecting the similarly numbered sections in the Agreement:

         4.2 Citizens filed a Form S-3 ("Statement") Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") which became effective on August 30, 2001. The Statement registers 2,000,000 shares of Citizens Class A Common Stock for sale to the public through the Citizens, Inc. Stock Investment Plan ("the Plan"), the creation of which is included in the Statement. Although the Statement by definition registers shares for sale to the public, the activities of the Plan involve the acquisition of Citizens Class A Common Stock through the public market, rather than directly from the public. The Plan provides for the participation by owners of insurance policies issued by the Citizens' subsidiaries, existing holders of Citizens Class A Common Stock, employees of Citizens, Inc., members of the marketing force of any of Citizens' subsidiaries, or any member of the public in general who elects to participate. The Plan is sponsored by Citizens, Inc. and will be administered by Mellon Bank.

         4.7 Delia Bolanos Andrade, Luis Martin Tapia Alberti, Sonio Lucia Montoya Botero, Luisa F. Botero and Carlos A Botero, Roberto Carlos Paniagua Cardona, Luis Rberto Paniagua Grisales, Blanca Numbia Cardona, and Fernando Hakim Daccach v. Citizens Insurance Company of America, Citizens, Inc., Negocios Savoy, S.A., Harold E. Riley, and Mark A. Oliver, Cause Number 99-09099 Travis County, Texas. A lawsuit seeking class action status with Fernando Hakim as the class representative and naming a class of all persons who made premium payments who are not residents of the United States as potential members of the class. The suit alleges that the policies are unregistered securities in violation of the Texas Blue Sky laws. In addition, the other plaintiffs made individual claims primarily under the Texas Deceptive Trade Practices Act. The DTPA claims relate to limitations and exclusions stated in the policies, excessive surrender charges stated in the policies, and the amount of premiums charged. The individual claimants also claim breach of contract (failure to provide the insurance as represented, not alleged but stated), fraud in the inducement, negligent misrepresentation, breach of duty of good faith and fair dealing. The plaintiffs have filed a motion for class certification. Defendants have filed an answering motion denying that the case is properly certifiable. Additionally, a motion for summary judgment has been filed by defendants on the issue of whether insurance policies issued to members of the putative class are unregistered securities in violation of the Texas Blue Sky laws. A hearing was held on October 16, 2001, regarding defendants' motion for summary judgment. On October 29, 2001, a hearing on the Class Certification was held.

         Velma U Bayhi and David Bayhi v. Donald G. Welsh, Funeral Homes of Louisiana, Inc. dba Baker Funeral Home, Citizens, Inc., Lumbermens Mutual casualty Company and Kemper Insurance Companies, Cause number 468864 division M in the 19th District Court, Parish of East Baton Rouge, Louisiana. The funeral home is a subsidiary of Citizens Insurance Company of America. Mrs. Bayhi is making a claim for injuries from a collision between a hearse driven by Mr. Welsh and her stalled car. The hearse was insured with Lumbermens through Kemper. Mr. Bayhi also claims that he suffered emotional distress because he observed the crash. Kemper is defending Baker Funeral Home in this matter.

         George M. Campbell v. American Liberty Life Insurance Company, Case number 94-1625. Originally filed in the Parish of Ouachita, Louisiana in 1994--re-filed in 1998. Mr. Campbell had a hospitalization policy covering cancer. He filed a claim for two hospital stays at a V. A. hospital, but did not submit any bills from the hospital. The claim was denied because the policy required that the hospital provide services
"...for compensation from its patients...." There was no activity in the case, until July, 2001, when defendant received a Request for Production of a certified copy of Mr. Campbell's policy.

                  Juanita Hall v. Citizens Insurance Company of America and Rex Beverly, Civil Action Number CV 99-190, Marengo County, Alabama. Mrs. Hall claims that Rex Beverly and Assured Investors Life Insurance Company misrepresented the death benefit payable upon her husband's death. Following defendant's motion for summary judgment the court dismissed all tort claims and left open only a contract claim that the amount of the death benefit paid was incorrect. A rehearing was granted, however plaintiff's motion was denied.

                  Velma Jenkins v. United Security Life Insurance Company, Jack Lane, and fictitious defendants. Filed as Cause Number 2001-142 in the Circuit Court of Noxubee County, Mississippi and removed to the United States District Court for the Southern District of Mississippi Eastern Division as Civil Action Number 4:01-CV-156LN. Remanded to County Court and all claims above $75,000 have been dismissed with prejudice. Plaintiff alleges that she intended to purchase a supplement to her major medical insurance coverage, but was sold a hospitalization policy. Plaintiff alleges that the agent and the insurance company engaged in a pattern and practice of misrepresentation and fraud as to the benefits and coverage on policies sold to consumers in the State of Mississippi. Plaintiff made claims under her policy for medication and for out patient treatments all of which were denied because the policy covered hospitalization. Plaintiff filed Interrogatories and Requests for Production with her original complaint. No hearings have been set.

         Mary Hart Whittington, Mayoda C. Parker, Sharon P. Browning, Patricia
M. Brown, Mary Catherine Rawles, and Barry Maricelli v. Citizens Insurance Company of America f/k/a United Security Life Insurance Company, American Investment Network f/k/a Great American Investment Network, Larry T. Reynolds, Virgil Styles, and Jesse L. Byrd. Cause number 251-01-713CIV, filed in the Circuit Court of the First Judicial District of Hinds County, Mississippi. Plaintiffs allege that the whole-life nature of the insurance policies was misrepresented to them as an investment because the policies would pay dividends. The plaintiff's allege fraud, negligent misrepresentation, negligence, civil conspiracy, breach of contract, conversion, and violation of Mississippi Securities laws.

                                                                       EXHIBIT D
                            APPROVALS REQUIRED BY LAW


1.       Texas Insurance Department

2.       U.S. Securities and Exchange Commission
         (approval not required; however, must declare Registration Statement Effective)

3.       Colorado Division of Insurance
         (approval not required; however, notice required pursuant to Form B)

                                                                       EXHIBIT E


                               _____________, 2001


Citizens, Inc.
Citizens Insurance Company of America
400 East Anderson Lane
Austin, Texas 78752

         Re: Plan and Agreement of Exchange between Citizens, Inc. and Combined Underwriters Life Insurance Company

Ladies and Gentlemen:

         We have acted as counsel to Combined Underwriters Life Insurance Company ("Combined") in connection with the above referenced agreement. This letter is provided to you pursuant to Paragraph 7.6(3) of the Plan and Agreement of Exchange, dated as of ____________________, 2001 (the "Agreement"), between Citizens, Inc. ("Citizens") and Combined. Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         Our opinions are limited in all respects to the substantive law of the State of Texas, and the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         We have relied upon factual representations made by Combined in Article III of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Combined, agreements and other instruments, certificates of officers and representatives of Combined, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of Combined.

         Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

         1. To our knowledge, execution, delivery and performance of the Agreement by Combined shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Combined is a party or by which Combined is bound or the charter or bylaws of Combined or other governing instruments of Combined.

         2. The Agreement has been duly authorized, executed and delivered by Combined and is a legal, valid and binding obligation of Combined enforceable against Combined in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         3. Combined is a Texas insurance corporation validly existing and in good standing under the laws of the State of Texas;

         4. Combined has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Combined which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Combined from consummating the transactions contemplated by the Agreement;

         6. The authorized and, to our knowledge, outstanding capital stock of Combined is as stated in Section 3.3 of the Agreement.

         7. To our knowledge, except as set forth in the Agreement or Combined Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Combined, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Combined; and

         8. The execution, delivery, and performance of the Agreement, and the performance by Combined of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Texas or of the United States and will not contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Combined or any of its material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of Combined.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.6(3) of the Agreement and, to the extent, if any, that the law of the State of Texas permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

         This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

         The use of the words "to our knowledge" means that during the course of our current and past representation of Combined no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                                                       Very truly yours,



                                                       Sneed Vine & Perry P.C.

                                                                       EXHIBIT F

                               AFFILIATE AGREEMENT


Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752

Ladies and Gentlemen:

         I have been advised that I have been identified as a possible "affiliate" of Combined Underwriters Life Insurance Company, a Texas corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

         Pursuant to the terms of that certain Plan and Agreement of Exchange, dated as of _______________, 2001 (the "Exchange Agreement"), between the Company and Citizens, Inc., a Colorado corporation ("Citizens"), Citizens shall acquire all of the issued and outstanding $1.00 par value common stock of the Company ("Company Stock") for shares of no par value Class A Common Stock of Citizens ("Citizens Stock") pursuant to a share exchange (the "Exchange"). As a result of the Exchange, I will receive shares of Citizens Stock in exchange for shares of Company Stock owned by me on the Effective Date (as defined in the Exchange Agreement) of the Exchange as determined pursuant to the Exchange Agreement.

         A. In connection therewith, I represent, warrant and agree that:

                  1. I will not make any sale, transfer or other disposition of Citizens Stock I receive as a result of the Exchange in violation of the Securities Act or the Rules and Regulations.

                  2. I have been advised that the issuance of Citizens Stock to me as a result of the Exchange has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Exchange was submitted for a vote of the stockholders of the Company I may have been an "affiliate" of the Company, and the distribution by me of the shares of Citizens Stock I receive as a result of the Exchange has not been registered under the Securities Act, such shares must be held by me indefinitely unless (i) such distribution of such shares has been registered under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or (iii) such sale is pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Citizens or as described in a "no-action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

                  3. I have carefully read this letter and the Exchange Agreement and have discussed the requirements of the Exchange Agreement and other limitations upon the sale, transfer or other disposition of the shares of Citizens Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

         B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

                  1. Citizens is under no further obligation to register the sale, transfer or other disposition of the shares of Citizens Stock received by me as a result of the Exchange or to take any other action necessary in order to make compliance with an exemption from registration available, except as set forth in paragraph C below.

                  2. Stop transfer instructions will be given to the transfer agent of Citizens with respect to the shares of Citizens Stock I will receive as a result of the Exchange, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

         The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of an agreement dated , 2001 between the registered holder hereof and Citizens, Inc., a copy of which agreement is on file at the principal offices of Citizens, Inc.

                  3. Unless the transfer by me of my shares of Citizens Stock is a sale made in conformity with the provisions of Rule 145 of the Rules and Regulations or made pursuant to a registration under the Securities Act, Citizens reserves the right to put on the certificates issued to my transferee a legend stating in substance:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except pursuant to a registration statement or in accordance with an exemption from the registration requirements of the Securities Act of 1933.

         It is understood and agreed that the legends set forth above shall be removed, and substitute certificates shall be delivered without any such legend, and the transfer agent will be instructed to effectuate transfers of shares of Citizens Stock if the undersigned delivers to Citizens a letter from the staff of the Commission or an opinion of counsel in form and substance reasonably satisfactory to Citizens to the effect that such legend is not required for the purposes of the Securities Act.

         C. By Citizens's acceptance of this letter, Citizens hereby agrees with me as follows:

                  1. For so long as and to the extent necessary to permit me to sell the Citizens Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Citizens will: (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether Citizens has complied with such reporting requirements during the 12 months preceding any proposed sale of the Citizens Stock by me under Rule 145; and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Citizens hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

                  2. It is understood and agreed that certificates with the legends set forth in paragraphs B.2. and B.3. above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Citizens Stock received in the Exchange and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Citizens Stock received in the Exchange and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Citizens has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Citizens, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                                Very truly yours,


Date:                                           [Name of Affiliate]
      -------------------------

ACCEPTED:

CITIZENS, INC.

By:
    ---------------------------
      Mark A. Oliver, President

Date:
      -------------------------

                                                                       EXHIBIT G


                               _____________, 2001



Combined Underwriters Life Insurance Company
307 N. Glenwood
Tyler, Texas 75702

         Re: Plan and Agreement of Exchange between Citizens, Inc. and Combined Underwriters Life Insurance Company

Ladies and Gentlemen:

         We have acted as counsel to Citizens, Inc. ("Citizens") in connection with the above referenced agreement. This letter is provided to you pursuant to Paragraph 7.7(2) of the Plan and Agreement of Exchange, dated as of ____________________, 2001 (the "Agreement") between Citizens, Inc. ("Citizens") and Combined Underwriters Life Insurance Company ("Combined"). Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         In giving the opinion expressed below, insofar as such opinion relates to other than Federal law or the laws of jurisdiction other than the State of Colorado, we advise that our opinion is with respect to Federal law and the laws of the State of Colorado only and that, to the extent such opinion is derived from laws of other jurisdictions, the statements are based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions. Accordingly, the law covered by the opinion expressed herein is limited to the Federal law of the United States and the law of the State of Colorado.

         We have relied upon factual representations made by Citizens in Article IV of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Citizens, agreements and other instruments, certificates of officers and representatives of Citizens, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of Citizens.

         Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

         1. To our knowledge, execution, delivery and performance of the Agreement by Citizens shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Citizens is a party or by which Citizens is bound or the charter or bylaws of Citizens or other governing instruments of Citizens.

         2. The Agreement has been duly authorized, executed and delivered by Citizens and is a legal, valid and binding obligation of Citizens enforceable against Citizens in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         3. Citizens is a Colorado corporation validly existing and in good standing under the laws of the State of Colorado;

         4. Citizens has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Citizens which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Citizens from consummating the transactions contemplated by the Agreement;

         6. The authorized and, to our knowledge, outstanding capital stock of Citizens is as stated in Section 4.2 of the Agreement;

         7. To our knowledge, except as set forth in the Agreement or Citizens' Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Citizens, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Citizens; and

         8. The execution, delivery, and performance of the Agreement, and the performance by Citizens of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Colorado or of the United States and will not contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Citizens or any of its subsidiaries or any of their material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of Citizens.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.7(2) of the Agreement and, to the extent, if any, that the law of the State of Colorado permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

         This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

         The use of the words "to our knowledge" means that during the course of our current and past representation of Citizens and our past representation of Citizens no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                                  Very truly yours,


                                  Jones & Keller, P.C.

                                                                       EXHIBIT H


                                                           November_______, 2001

Combined Underwriters Life Insurance Company
307 N. Glenwood
Tyler, Texas 75702

Ladies and Gentlemen:

         Our opinions as expressed below are based solely upon: (1) the information contained in the Proxy- Information Statement dated _______________________ (hereafter "Proxy Statement") as filed with the Securities and Exchange Commission; (2) the Plan and Agreement of Exchange ("the Plan") dated __________________ between Citizens, Inc. ("Citizens") and Combined Underwriters Life Insurance Company ("Combined"), together with Exhibits thereto; (3) the Lease Extension Agreement dated __________ between Combined and Little, Rooney & Little Associates; (4) the Marketing Development Agreement dated __________ between Combined, Lifeline Underwriters Life Insurance Company and the Red Little Combined Agency, Inc. (the "Agency"); (5) relevant information provided by the principals; (6) the Internal Revenue Code of 1986, as amended (hereinafter "IRC"), the regulations promulgated thereunder and the current administrative positions of the Internal Revenue Service ("IRS") contained in published Revenue Rulings and Revenue Procedures; and (7) existing judicial decisions. All of the above are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions which could adversely affect our opinions.

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         "Exchange" refers to the transaction set forth in the Plan. Capitalized terms herein have the same meaning as in the Plan.

         Shareholders residing or conducting business in foreign countries, states or municipalities having tax laws could be required to pay tax with respect to transactions in that country, state or municipality. We do not express any opinion as to foreign, state or local tax consequences of the Exchange. We do not express any opinion regarding alternative minimum tax consequences of the Exchange to any shareholder or as to any other income tax consequences to any shareholder except as expressly provided herein.

         The consequences described herein are not applicable to nonresident aliens, to foreign corporations, to debtors under the jurisdiction of a court in a case under Title 11 of the United States Code or in a receivership, foreclosure, or similar proceeding, to shareholders that are real estate investment trusts, to shareholders that are regulated investment companies, to shareholders that are tax exempt persons, to shareholders that are persons that hold their Combined Common Stock as part of a position in a "straddle" or as part of a "hedging" or other integrated transaction, to shareholders that are investment companies within the meaning of IRC Section 351(e), to shareholders who are dealers in securities, to shareholders who do not hold their common stock as capital assets, to shareholders who are financial institutions, or to shareholders who acquired or will acquire their shares in connection with stock option or stock purchase plans or in other compensatory transactions.

         The principal reasons for the Exchange can be summarized as follows:

                  (1) to become part of a combined entity with greater financial strength and an enhanced competitive position as compared to the separate entities;

                  (2) to achieve improved capitalization and economies of scale; and

                  (3) to provide greater liquidity and diversity to Combined shareholders.

         This letter is conditioned on the accuracy of the factual information, assumptions and representations contained in the Proxy Statement and provided by Citizens and Combined, including the principal reasons for the Exchange expressed above and the following:

                  (1) that Citizens and Combined, in arriving at the method used to determine the number of shares of Citizens Class A Common Stock to be received by each Combined shareholder, attempted in good faith to value the Combined Common Stock to be transferred and to value the Citizens Class A Common Stock to be Exchanged for such Combined Common Stock in an effort to ensure that each shareholder receiving Citizens Class A Common Stock pursuant to the Exchange received a number of shares of such stock approximately equal in value to the Combined Common Stock exchanged therefor;

                  (2) that Combined has no plan or intention to issue additional shares of its stock that would result in Citizens losing control of Combined within the meaning of Section 368(c) of the IRC;

                  (3) that none of Citizens, Combined, any entity related thereto, or shareholder thereof, have any plan or intention to redeem or otherwise reacquire any Citizens Class A Common Stock to be issued to Combined shareholders in the Exchange, and will not so redeem or otherwise reacquire such stock;

                  (4) that Citizens has no plan or intention to liquidate Combined; to merge Combined with or into another corporation; to cause Combined to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of the stock of Combined except for transfers described in Section 368(a)(2)(C) of the IRC; preserving the nature of Combined's charter makes avoidance of such transactions necessary;

                  (5) that following the Exchange, Citizens will continue the historic business of Combined or use a significant portion of its historic business assets in a business;

                  (6) that Citizens and Combined will assume and pay their respective reorganization expenses, if any, incurred in connection with the Plan and Exchange;

                  (7) that there is no corporate indebtedness between Citizens or Combined that was issued, acquired or will be settled at a discount;

                  (8) that in the Exchange, shares of Combined Common Stock will be exchanged solely for Citizens Class A voting Common Stock, with Citizens thereby obtaining control of Combined as defined in Section 368(c) of the IRC;

                  (9) that on the Effective Date of the Exchange, Combined will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Combined that, if exercised or converted, would affect Citizens' acquisition or retention of control of Combined, as defined in Section 368(c) of the IRC;

                  (10) that Citizens does not own, nor has it owned during the past five (5) years, directly or indirectly, any shares of Combined stock;

                  (11) that neither Citizens nor Combined are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the IRC;

                  (12) that neither Citizens nor Combined are under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section 368(a)(3) (A);

                  (13) that the Exchange will be consummated and qualify as a statutory exchange in full compliance with Texas law and will be consummated in accordance with the terms of the Plan;

                  (14) that in the event more than 2.5 percent of the shareholders of Combined dissent to the Exchange, Citizens would exercise its option not to proceed with the Exchange (as permitted under the Plan) and the Exchange consequently would not be consummated;

                  (15) that no Combined Common Stock will be acquired for consideration other than solely Citizens Class A Common Stock. Further, no liabilities of Combined or the Combined shareholders will be assumed by Citizens, nor will any of the Combined Common Stock be subject to any liabilities;

                  (16) that Citizens will not assume nor repay any Combined debt guaranteed by Combined shareholders nor will Citizens assume or repay any outstanding loans between Combined and its shareholders;

                  (17) that no compensation or agreement for services received by any shareholder of Combined, or any entity related to a Combined shareholder, will be separate consideration for, or allocable to, any of their shares of Combined Common Stock; no shares of Citizens Class A Common Stock received by any Combined shareholder, or any entity related to any Combined shareholder, will be separate consideration for, or allocable to, any employment agreement or compensation agreement; and the compensation paid to any Combined shareholder, or any entity related to a Combined shareholder, will be for services actually performed and/or property actually leased and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

                  (18) that Combined will pay its dissenting shareholders the value of their Combined Common Stock out of its own funds. No funds will be supplied or are required to be supplied (by law or otherwise) for that purpose, directly or indirectly, by Citizens, nor will Citizens, directly or indirectly, reimburse Combined for any payments to dissenters;

                  (19) that on the Effective Date of the Exchange, the fair market value of the assets of Combined will exceed the sum of its liabilities plus the liabilities, if any, to which its assets are subject;

                  (20) that the Marketing Development Allowance Agreement (the "MDA Agreement") between Combined, Lifeline Underwriters Life Insurance Company and the Red Little Combined Agency, Inc. ("Agency") was negotiated at arms-length; that the consideration to be paid by Combined to the Agency pursuant to the MDA Agreement will be for services actually to be performed and is reasonable in light of the services to be performed and the benefit to Combined and Citizens of retaining the Agency to preserve and increase the business in-force issued by Combined;

                  (21) that Combined has sufficient cash-flow to make payments required to be made to the Agency pursuant to the MDA Agreement;

                  (22) that Citizens will not render Combined unable to honor its payments under the MDA Agreement such that Citizens would be required to make payments thereunder; and

                  (23) that after the Exchange, the space leased pursuant to the two (2) real estate leases between Combined and Little, Rooney & Little Associates, will continue to be used for business purposes, including the occupancy by businesses or agencies of Combined, Citizens or related entities and the profitable sublease of any space not so used, and the lease payments are commensurate with amounts paid to third parties bargaining at arms-length.

         We have relied on the truthfulness and accuracy of certificates of officers of Combined and Citizens regarding the above factual information, assumptions and representations. In the course of our representation of Citizens in connection with the transaction described herein, no facts have come to our attention that would give us actual knowledge that the certificates are not accurate. However, we have not undertaken any independent investigation to verify the accuracy of such factual information, assumptions and representations, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

         In rendering an opinion on the federal income tax consequences of such a transaction, reasonable steps have been taken to assure that all material tax issues are considered in light of the facts, and that all of such issues involving a reasonable possibility of challenge by the IRS are fully and fairly addressed. A "material tax issue" includes any tax issue that could have a significant impact (either beneficial or adverse) on any Combined shareholder participating in the Exchange under any reasonably foreseeable circumstances.

         The opinions expressed below are rendered only with respect to the specific matters described herein, and we express no opinion with respect to any other federal income tax aspects of the Exchange. Should any of the facts, circumstances or assumptions specified herein be subsequently determined incorrect or inaccurate, our conclusions may vary from those set forth below and such variance could be material. In addition, we do not opine as to the taxable or nontaxable status of any previous transactions not considered to be part of the Exchange.

         Accordingly, in our opinion, the material tax consequences of the Exchange are as follows:

                  (1) The Exchange will constitute a reorganization within the meaning of IRC Section 368(a)(1)(B) and Citizens and Combined will each be a "party to a reorganization" within the meaning of IRC Section 368(b). No gain or loss will be recognized by the shareholders of Combined upon the exchange of their shares of Combined Common Stock for shares of Citizens Class A Common Stock. IRC Section 354(a).

                  (2) The tax basis of the shares of Citizens Class A Common Stock received by a shareholder of Combined will be the same as the basis of the Combined Common Stock surrendered by that shareholder in the Exchange. IRC Section 358(a); IRC Regulation Section 1.358-1(a).

                  (3) The holding period of the shares of Citizens Class A Common Stock received by a shareholder of Combined will include the period during which such shareholder held the Combined Common Stock exchanged therefor, to the extent that such stock was held by the shareholder as a capital asset on the date of the consummation of the Exchange. IRC Section 1223(1).

                  (4) Cash received by Combined shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and will likely result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the Combined Common Stock. Provided the shares were held as capital assets at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such shares was greater than one year. It is possible, that for some Combined shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income. IRC Sections 302, 301.

                  (5) No material gain or loss will be recognized by Citizens or Combined as a result of the Exchange. IRC Sections 361 and 1032.

                  (6) Section 382 limits the Net Operating Loss carryover of a company following an ownership change. Combined will be deemed to have an ownership change. After an ownership change, the amount of income that a corporation may offset each year by Net Operating Losses that occurred before the change is generally limited to an amount determined by multiplying the value of the equity of the corporation immediately prior to this change by the federal long-term tax exempt rate in effect on the date of the change. Any unused limitation may be carried forward and added to the next year's limitation, subject to certain limitations. To the extent Combined also has built-in losses as defined in IRC Section 382(h) as of the date of the Exchange, IRC Section 382 limits the utilization of such losses after the ownership change. IRC
         Section 383 will similarly limit the utilization of excess credits, net capital losses, and foreign tax credits, if any, after the ownership change. In addition, IRC Section 384 limits the use of preacquisition losses to offset built-in gains, if any, after the ownership change. Regulations under IRC Sections 382 and 1502 implement the above restrictions.

                  (7) Each shareholder of Combined must file pursuant to IRS Regulation 1.368-3(b), with his or her income tax return for the year in which the Exchange is consummated, a statement which provides details relating to the property transferred and securities received in the Exchange.

         The preceding discussion and opinions are based on our interpretations of the facts and assumptions, based on the IRC, the regulations thereunder and judicial and administrative interpretations thereof. They are subject to change by subsequent regulatory, administrative, legislative or judicial actions which could have an adverse effect on the validity of our opinions. Our opinions are effective as of the Effective Date for the Exchange as described in the Plan.

         We do not express an opinion on the valuations of Combined or Citizens assets or common stock or the ratio of exchange of Combined Common Stock for Citizens Class A Common Stock.

         If the Exchange is transacted as outlined in the facts given, the material tax issues addressed singularly and in the aggregate will more likely than not be upheld under challenge by the IRS.

         Each Combined shareholder should consult his own qualified tax advisor to evaluate the tax effects of the Exchange based on his personal facts and circumstances.

                                                 Very truly yours,



                                                 JONES & KELLER, P.C.

                                                                      APPENDIX B

                         PLAN AND AGREEMENT OF EXCHANGE

                                 CITIZENS, INC.
                                       AND
                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY

                                                                      APPENDIX B

                         PLAN AND AGREEMENT OF EXCHANGE

                                 CITIZENS, INC.
                                       AND
                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY

         This Plan and Agreement of Exchange ("Agreement") is by and between Citizens, Inc. ("Citizens"), a Colorado corporation and Lifeline Underwriters Life Insurance Company ("Lifeline"), a Texas insurance corporation.

                                   WITNESSETH:

         WHEREAS, Lifeline is a stock life insurance company duly organized and existing under the laws of the State of Texas; and

         WHEREAS, Citizens is a corporation duly organized and existing under the laws of the State of Colorado; and

         WHEREAS, the respective Boards of Directors of Lifeline and Citizens have voted to effect a statutory exchange under both the Texas Business Corporation Act and the Colorado Business Corporation Act whereby Citizens will acquire all of the issued and outstanding common stock of Lifeline in exchange for shares of Class A Common Stock of Citizens upon the conditions hereinafter stated;

         NOW, THEREFORE, for good and valuable consideration consisting of the premises below it is agreed between the parties as follows:


                                    ARTICLE I
                                 THE TRANSACTION

         1.1 Subject to approval of this Agreement by the Insurance Commissioner of the State of Texas, and subject to the conditions set forth herein, on the "Effective Date" as herein defined, Citizens shall acquire all of the issued and outstanding common stock of Lifeline for shares of Citizens Class A Common Stock pursuant to a share exchange (the "Exchange") under Part Five of the Texas Business Corporation Act and Article 111 of the Colorado Business Corporation Act as set forth herein, and for no cash or other property. The Exchange shall be completed at a closing ("Closing") on a date ("Closing Date") which shall be as soon as reasonably possible, and as mutually agreed between the parties, on or before the tenth business day after regulatory and stockholder approvals are obtained in accordance with applicable law.

         1.2 On the Effective Date, the separate corporate existence of Lifeline shall be unaffected and unimpaired and it shall continue to be a Texas life insurance corporation subject to and governed by the laws of the State of Texas, with all of its rights, powers, duties, purposes, franchises and licenses as are in existence on the Effective Date. Articles of Exchange, in the form attached hereto as Exhibit A subject to any modifications as may be authorized or required in accordance with applicable law (collectively the

"Exchange Filings"), shall be completed and executed by the parties and filed by Citizens as contemplated by this Agreement as soon as reasonably possible, and on or before the tenth business day after all regulatory and shareholder approvals are obtained in accordance with applicable law.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares of Lifeline, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the acquisition of Lifeline by Citizens shall be delivered to and filed with the Commissioner of Insurance of the State of Texas (and any other governmental entity with which a filing is required), by Citizens and upon the approval of this Agreement as required by requisite states' laws, the appropriate documents to accomplish the Exchange shall then be filed as required by law to effectuate the transactions contemplated hereby, and the Exchange shall become effective at the Closing Date. The Closing Date shall be the Effective Date for the Exchange.


                                   ARTICLE II
                         ISSUANCE AND EXCHANGE OF SHARES

         2.1 The manner and basis of exchanging shares of Lifeline into Citizens pursuant to the Exchange is as follows: As set forth in Section 2.2 and Section 2.4, on the Effective Date each shareholder of Lifeline shall receive a number of shares of Citizens Class A Common Stock equal in market value ("Market Value") to the Lifeline stock owned by such shareholder. For purposes of this Agreement, the per share Market Value of Citizens Class A Common Stock shall be equal to the average closing price of such stock as reported by the American Stock Exchange for the 20 trading days immediately preceding (but not including) the Effective Date; and the Market Value of the Lifeline stock shall be $5.00 per share. The offer and sale of the Citizens Class A Common Stock to be issued hereunder shall be registered by Citizens pursuant to the Securities Act of 1933 and applicable state securities laws, as provided in Section 5.3 hereof.

         2.2 Upon the Effective Date, each holder of a certificate or certificates representing shares of Lifeline, upon presentation and surrender of such certificate or certificates to the Exchange Agent of Citizens, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Texas law shall not be converted into shares of Citizens Class A Common Stock, but shall represent only such rights as are permitted under the Texas Business Corporation Act. Lifeline shall pay or otherwise satisfy payment relating to shares as to which dissenters' rights have been asserted and perfected pursuant to Texas law solely out of its own funds; Citizens shall not contribute or otherwise be liable for any payments to such persons arising from the Exchange. Upon such presentation, surrender, and exchange as provided in this Section 2.2, certificates representing shares of Lifeline previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of Lifeline at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 2.1 of this Agreement. If a certificate or the certificates representing shares of Lifeline have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

         2.3 The stock transfer books of Lifeline shall be closed on the Closing Date, and thereafter no transfers of the common stock of Lifeline will be made.

         2.4 No fractional shares of Citizens stock shall be issued as a result of the Exchange. In the event the exchange of shares results in any shareholder being entitled to a fraction of a whole share of Citizens stock, the number of shares to be issued to such shareholder shall be rounded up to the nearest whole share.

                                   ARTICLE III
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF LIFELINE

         To the best of its knowledge and belief, Lifeline hereby represents, warrants and covenants to Citizens as follows, except as stated in the Lifeline Disclosure Statement attached hereto as Exhibit B:

         3.1 Lifeline is a life insurance corporation duly organized, validly existing and in good standing under the insurance laws of Texas with full corporate power and authority to own the respective properties which it now owns; and is qualified or licensed to conduct its business and is in good standing in all states where such qualifications or licensing is required, and has full corporate power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.2 The Articles of Incorporation and Bylaws of Lifeline, copies of which have been delivered to Citizens, are complete and accurate and the minute books of Lifeline contain a record of all meetings and corporate actions of the shareholders and Board of Directors of Lifeline that is complete and accurate in all material respects.

         3.3 The aggregate number of shares which Lifeline is authorized to issue is 700,000 shares of $1.00 par value common stock and 700,000 such shares are issued and outstanding, fully paid and non- assessable. Lifeline has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchange for any shares of capital stock.

         3.4 Lifeline has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.5 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Lifeline will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Lifeline or any contracts, agreements, pledges, loans or any other obligations of Lifeline.

         3.6 Lifeline has delivered to Citizens its annual convention statement for the year ended December 31, 2000. Also, Lifeline has delivered to Citizens its quarterly financial statement for the quarter and six months ended June 30, 2001. All such statements, herein sometimes called "Lifeline Financial Statements", present fairly, in all material respects, the admitted assets, liabilities and surplus of Lifeline as of the dates thereof, and the results of operations and its cash flows for the year then ended, in conformity with the accounting practices prescribed or permitted by the Insurance Department of the State of Texas.

         3.7 The assets of Lifeline have admissible values at least equal to the amounts attributed to them on its June 30, 2001 statutory financial statement and will have a value at least equal to those set forth in the December 31, 2000 annual convention statement.

         3.8 Lifeline has delivered to Citizens a copy of each of the Federal income tax returns of Lifeline for the years ended December 31, 1999 and December 31, 2000. The provisions for taxes paid by Lifeline are believed by Lifeline to be sufficient for payment of all accrued and unpaid Federal, state, county and local taxes of Lifeline (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports of information required or requested by Federal, state, county and local tax authorities have been filed or supplied in a timely fashion and all such information is true and correct in all material respects. Provision has been made in Lifeline financial statements for the payment of all taxes due to date by Lifeline, including accrued taxes for the current year ended December 31, 2001. No Federal income tax return of Lifeline is currently under audit.

         3.9 Since December 31, 2000, there has not been any material adverse change in the business or condition, financial or otherwise, of Lifeline, including any loss or damages to any of its assets, properties or rights as shown on December 31, 2000 Lifeline statutory statement as filed with the Texas Department of Insurance that would be material to Lifeline taken as a whole.

         3.10 Attached to Exhibit B is a listing of all pending legal proceedings or known regulatory inquiries involving Lifeline and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving claims pending, or to the knowledge of the officers of Lifeline, threatened against Lifeline or affecting any of its assets, or properties. Lifeline is not in any breach or violation of or default under any contract or instrument to which Lifeline is a party, and no event has occurred which with the lapse of time or action by a third party could result in a breach or violation of or default by Lifeline under any contract or other instrument to which Lifeline is a party or by which it or any of its property may be bound or affected, or under its Articles of Incorporation or Bylaws, or any court order, statute, ruling or regulation applicable to Lifeline which breach or violation of or default could have a material adverse effect on Lifeline.

         3.11 The execution and delivery of this Agreement has been duly authorized and approved by Lifeline's Board of Directors.

         3.12 Lifeline has provided Citizens a copy of Lifeline's employee manual and related documents which include a description of Lifeline's employee benefits. Except as shown in the material provided, Lifeline has no employment agreements.

         3.13 Lifeline will call and hold a meeting of its shareholders as soon as practicable after the date hereof, at which meeting the Board of Directors will, subject to its fiduciary obligations to shareholders, submit and recommend the Agreement and transactions described herein to its shareholders, and, if the requisite approval by such shareholders is obtained, will undertake promptly to consummate the Exchange as set forth herein.

         3.14 Lifeline shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business, will pay no shareholder dividend and will not intentionally enter into any agreement or transaction that would materially and adversely affect its financial condition, and will not increase the compensation of any of its employees other than in the usual course of business consistent with past practices.

         3.15 Lifeline has provided to Citizens all contracts, other than insurance policies issued or assumed by Lifeline, to which Lifeline is a party.

         3.16 The representations and warranties of Lifeline shall be true and correct as of the Effective Date as well as the date hereof.

         3.17 Lifeline has delivered, or will deliver to Citizens, any reports relating to the financial and business condition of Lifeline which are prepared after the date of this Agreement and sent to regulators after the execution date of this Agreement.

         3.18 No representation or warranty by Lifeline in this Agreement, the Lifeline Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.


                                   ARTICLE IV
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF CITIZENS

         To the best of its knowledge and belief, Citizens hereby represents, warrants and covenants to Lifeline as follows, except as stated in the Citizens Disclosure Statement attached hereto as Exhibit C:

         4.1 Citizens is a corporation duly organized, validly existing and in good standing under the laws of Colorado, with full power and authority to own the respective properties which it now owns; and is qualified or licensed to conduct its business and is in good standing in all states where such qualifications or licensing is required.

         4.2 The total number of shares of both classes of capital stock which Citizens is authorized to issue is 50,000,000 shares of Class A Common Stock with no par value and 1,000,000 shares of Class B common stock of no par value. As of the date hereof, there are 26,642,938 shares of Class A Common Stock issued, of which 24,417,118 are outstanding and 711,040 shares of Class B common stock are issued and outstanding. Citizens has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. The shares to be issued in connection with the Exchange shall be, and all Citizens stock currently issued or outstanding is, validly issued, fully paid and nonassessable.

         4.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Citizens will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Citizens.

         4.4 The execution of this Agreement has been duly authorized and approved by Citizens' Board of Directors. Citizens has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law (which such approvals are listed on the attached Exhibit D), to consummate the transaction contemplated by this Agreement.

         4.5 Citizens has delivered to Lifeline its annual consolidated financial statement for the year ended December 31, 2000. Also, Citizens has delivered to Lifeline its consolidated financial statements for the quarter and six months ended June 30, 2001. All such statements, herein sometimes called "Citizens Financial Statements", are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Citizens for the period included and have been prepared in accordance with generally accepted accounting principles consistently applied.

         4.6 Since December 31, 2000, there has not been any material adverse change in the business or condition, financial or otherwise, of Citizens and its subsidiaries taken as a whole, including any material loss or damages to any of its assets, properties or rights from that shown on the Citizens Financial Statements.

         4.7 Citizens has delivered to Lifeline a listing of all pending legal proceedings involving Citizens and its consolidated subsidiaries as set forth on Exhibit C and, except for these proceedings, there are no legal proceedings pending, or to the knowledge of the officers of Citizens, threatened against Citizens or affecting any of its assets or properties and Citizens is not in any material breach or violation of or default under any contract or instrument to which Citizens is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by Citizens under any contract or other instrument to which Citizens is a party or by which it or any of its properties may be bound or affected, or under its Articles of Incorporation or Bylaws, or any court order, statute, ruling or regulation applicable to Citizens. The execution, delivery and performance of the Agreement by Citizens will not with the lapse of time or action by a third party result in a material breach or violation of or default by Citizens under any contract or other instrument to which Citizens is a party or by which it or any of its properties may be bound of affected, or under its Articles of Incorporation or Bylaws, or any court order, statute, ruling or regulation applicable to Citizens.

         4.8 Citizens' shareholders are not required to approve the issuance of shares pursuant to this Agreement.

         4.9 Citizens is the owner of all of the issued and outstanding stock of Citizens Insurance Company of America.

         4.10 Citizens has delivered to Lifeline true and correct copies of Citizens Annual Report to Shareholders for the years ended December 31, 1999 and 2000 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1998, 1999, and for 2000. Citizens will also deliver to Lifeline on or before the Closing Date any reports relating to the financial and business condition of Citizens which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.11 Citizens has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of Citizens generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances and time under which they were made, not misleading.

         4.12 Citizens has received, and to the extent it deems necessary, reviewed the various agent contracts, commission agreements and the other contracts included in Exhibit B between Lifeline and Little & Rooney Insurance Agency.

         4.13 The representations and warranties of Citizens shall be true and correct as of the Effective Date as well as the date hereof.


                                    ARTICLE V
              OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

         5.1 This Agreement shall be duly submitted to the shareholders of Lifeline for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by Lifeline, such date to be the earliest practicable date after the proxy statement may first be sent to Lifeline shareholders without objection by applicable governmental authorities, provided that Lifeline will have at least 30 days to solicit proxies. Citizens will furnish to Lifeline the information relating to Citizens required by the Federal Securities Laws to be included in the proxy statement. Citizens represents and warrants that at the time of the Lifeline shareholders' meeting, the proxy statement, insofar as it relates to Citizens and contains information furnished by Citizens specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Lifeline represents and warrants that at the time of the Lifeline shareholder meeting, the proxy statement, insofar as it relates to Lifeline and contains information furnished by Lifeline specifically for use in such proxy statement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of Lifeline, subject to its fiduciary obligations to shareholders, shall use reasonable efforts to obtain the requisite approval of Lifeline shareholders of this Agreement and the transactions contemplated herein. Citizens and Lifeline shall take all reasonable and necessary steps and actions to comply with and to secure Lifeline's shareholder approval of this Agreement and the transactions contemplated herein as may be required by applicable law.

         5.2 At all times prior to the Effective Date, but during regular business hours, each party will permit the other to examine its books and records and the books and records of its affiliates and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other party with information that is confidential or proprietary in nature. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure and shall not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information together with all copies of such writings and, in addition, shall destroy or shall maintain the information with the standard of care that is exercised with respect to its own confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party or any of its affiliates or any third party to whom the disclosure is made.

         5.3 Citizens and Lifeline shall promptly provide each other with information as to any significant developments that materially hinder the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         As promptly as practicable after the execution of this Agreement, Citizens will prepare and file with the Securities and Exchange Commission ("Commission") a registration statement on Form S-4 (the "Registration Statement") covering the issuance of Citizens shares in the Exchange. Each of Citizens and Lifeline will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and will take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Citizens Common Stock in the Exchange. Citizens will use all reasonable efforts to cause the Registration Statement to remain effective through the Effective Date. Citizens and Lifeline will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions.

         Citizens will use all reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of the Citizens Class A Common Stock in the Exchange.

         As promptly as practicable after the Registration Statement shall have become effective, Lifeline will mail a notice of special meeting to its stockholders entitled to notice of and to vote at the Lifeline Stockholders' Meeting.

         If at any time prior to the Effective Date any event or circumstance relating to Lifeline or any of its Affiliates, or its or their respective officers or directors should be discovered by Lifeline that should be set forth in an amendment to the Registration Statement, Lifeline will promptly inform Citizens, and Citizens will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

         If at any time prior to the Effective Date any event or circumstance relating to Citizens or any of its Affiliates, or to their respective officers or directors, should be discovered by Citizens that should be set forth in an amendment to the Registration Statement, Citizens will promptly inform Lifeline, and Citizens will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

         No amendment or supplement to the Registration Statement will be made by Citizens without prior consultation with Lifeline. Citizens and Lifeline each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of Citizens Common Stock issuable in connection with the Exchange for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the Proxy Statement, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

         Citizens will use all reasonable efforts to cause the shares of Citizens Common Stock to be issued in the Exchange to be approved for listing (subject to official notice of issuance) on the American Stock Exchange prior to the Effective Date. To the knowledge of Citizens, there are no facts and circumstances that would preclude Citizens Common Stock to be issued in the Exchange from being approved for listing on the American Stock Exchange.

         5.4 The parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as reasonably practicable.


                                   ARTICLE VI
                               REGULATORY FILINGS

         6.1 Within 15 days after the execution of this Agreement, Citizens shall file with the Insurance Commissioner of Texas all of the regulatory approval documents required by Texas law in order to close this Agreement.


                                   ARTICLE VII
            CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE EXCHANGE

         The following are conditions precedent to the consummation of the Exchange, on or before the Effective Date:

         7.1 Citizens and Lifeline shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement shall have been duly and validly authorized, approved and adopted, at a meeting of the shareholders of Lifeline duly and properly called for such purpose in accordance with the applicable law.

         7.3 This Agreement is in all things subject to the provisions of the applicable insurance laws and the regulations promulgated thereunder, and shall not become effective until approval of the Exchange is obtained from the Commissioner of Insurance of the State of Texas (and any other governmental entity with jurisdiction over the transaction) in accordance with the provisions of the laws of said state. Citizens and Lifeline agree, as soon as practical after the execution and delivery of this Agreement, to file and to use commercially reasonable efforts to obtain such approval of the transactions contemplated by this Agreement. Neither Citizens nor Lifeline shall be obligated to file a suit or to appeal from any adverse ruling by the

Commissioner of Insurance of the State of Texas, and neither Citizens nor Lifeline shall be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval.

         7.4 No action, suit or proceeding shall have been instituted or shall have been threatened in writing before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the Exchange, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the ground that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.5 The representations and warranties made by Citizens and Lifeline in this Agreement shall be true in all material respects as though such representation and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of (1) changes caused by transactions suggested or approved in writing by each party hereto or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of Citizens or Lifeline) during or arising after the date of this Agreement.

         7.6 Lifeline shall have furnished Citizens with:

                  (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Lifeline approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of Lifeline;

                  (2) a certified copy of a resolution or resolutions duly adopted by the requisite number of shareholders of Lifeline approving this Agreement and the transactions contemplated by it in accordance with applicable law;

                  (3) an opinion of Sneed, Vine & Perry, P.C., counsel to Lifeline. dated as of the Effective Date as set forth in Exhibit E attached hereto; and

                  (4) an agreement from each "affiliate" of Lifeline, in the form attached as Exhibit F.

         7.7 Citizens shall furnish Lifeline with:

                  (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Citizens, approving this Agreement and the transactions contemplated by it; and

                  (2) opinions of Jones & Keller, P.C., counsel for Citizens, dated as of the Effective Date, as set forth in Exhibits G and H attached hereto.

         7.8 Citizens and Lifeline shall approve and file the Articles of Exchange, consistent with this Agreement, for this transaction with the requisite governmental authorities.

         7.9 The Closing of the Plan and Agreement of Exchange for the common stock of Combined Underwriters Life Insurance Company ("Combined") shall occur simultaneously with the closing of the Exchange.


                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Exchange may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of Lifeline) prior to the Effective Date of such Exchange:

                  (1) By mutual written consent of Citizens and Lifeline;

                  (2) By Citizens or Lifeline, if any condition set forth in
Article VII has not been met or has not been waived;

                  (3) By Citizens or Lifeline, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the Exchange;

                  (4) By Citizens or Lifeline, if there is discovered any material error, misstatement or omission in the representations and warranties of another party made herein;

                  (5) By Citizens or Lifeline, if more than 2.5% of the shares of Lifeline are properly perfected as to rights to dissent to the Exchange under
Section 5.11 of the Texas Business Corporation Act;

                  (6) If the Texas Commissioner of Insurance issues an order denying the application of Citizens to acquire control of Lifeline or Combined or fails to approve both applications within 120 days from its filing, this Agreement shall terminate in totality; or

                  (7) Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the party (or shareholders of the party) waiving such term or condition.


                                   ARTICLE IX
      TERMINATION OF REPRESENTATIONS AND WARRANTIES AND CERTAIN AGREEMENTS

         9.1 The respective representations, warranties, covenants and agreements of the parties hereto, shall expire with, and be terminated and extinguished by, the Exchange or at the time of the consummation thereof. Neither Party shall be under any liability whatsoever with respect to any such representation, warranty, covenant or agreement which does not so survive, it being intended that the sole remedy of the parties for a breach of any such representation, warranty, covenant or agreement shall be to elect not to proceed with the Exchange if such breach has resulted in the failure to satisfy a condition precedent to such party's obligation to consummate the transactions contemplated hereby.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

         10.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Citizens and Lifeline each represent to the other that it has not employed any investment bankers, brokers, finders or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from Citizens or Lifeline or any subsidiary of any of them because of the consummation of the transactions contemplated by this Agreement.

         10.4 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.5 This Agreement may be amended upon approval of the Board of Directors of each party; provided that the definition of Market Value for the stock of Lifeline and/or Citizens shall not be amended without approval of the requisite shareholders of Lifeline.

         10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To Citizens:                                         To Lifeline:

Citizens, Inc.                      .                Lifeline Underwriters Life Insurance Company
400 E. Anderson Lane                                 307 N. Glenwood
Austin, Texas 78752                                  Tyler, Texas 75702

Attn:  Mark A. Oliver                                Attn: Gary C. Cole
         President                                          President

with copies to:                                      with copies to:

Jones & Keller, P.C.                                 Sneed, Vine & Perry, P.C.
1625 Broadway, Suite 1600                            901 Congress Ave.
Denver, CO 80202                                     Austin, Texas 78701
Attn: Reid Godbolt, Esq.                             Attn: Jim Shawn, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.7 No press release or public statement will be issued relating to the transaction contemplated by this Agreement without prior approval of Citizens or Lifeline. However, either Citizens or Lifeline may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.8 This Agreement shall be governed, construed and enforced in accordance with the laws of Texas, without regard to any conflicts of law provisions.

         10.9 This Agreement shall be deemed to have been drafted by both parties, and therefore the rule against construing ambiguities against the party drafting a contract shall be inapplicable to this Agreement.

         10.10 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS THEREOF, the parties have set their hands and seals this the 20th day of November, 2001.


                                          LIFELINE UNDERWRITERS LIFE INSURANCE
                                            COMPANY


                                            By: /s/ Gary C. Cole
                                               ---------------------------------
                                                Gary C. Cole, President


                                            CITIZENS, INC.


                                            By: /s/ Mark A. Oliver
                                               ---------------------------------
                                                Mark A. Oliver, President

                                                                       EXHIBIT A
                              ARTICLES OF EXCHANGE

                                 CITIZENS, INC.
                                       AND
                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY


         ARTICLES OF EXCHANGE entered into this ___ day of ___________, 2001, by and between Citizens, Inc., a Colorado corporation ("Citizens") and Lifeline Underwriters Life Insurance Company, a Texas corporation ("Lifeline").

THIS IS TO CERTIFY:

         FIRST: The parties which are parties to these Articles of Exchange are Lifeline Underwriters Life Insurance Company, a Texas corporation and Citizens, Inc., a Colorado corporation, and each of said corporations agrees to have the $1.00 par value common stock of Lifeline (hereinafter the "Common Stock") acquired by Citizens in a share exchange (the "Exchange") as provided by these Articles of Exchange.

         SECOND: The name and state of incorporation of each party to these Articles of Exchange are as follows: Lifeline Underwriters Life Insurance Company is a corporation incorporated under the laws of the State of Texas, and Citizens, Inc. is a corporation incorporated under the laws of the State of Colorado.

         THIRD: As to the Common Stock:

         A. On the Effective Date (as defined in Article TENTH below), each one share of the Common Stock of Lifeline issued and outstanding immediately prior thereto shall automatically be converted into and shall be exchanged for ________ shares of the Citizens' Class A Common Stock subject to D. below.

         B. Upon the Effective Date, each holder of a certificate or certificates representing shares of Common Stock, upon presentation and surrender of such certificate or certificates to the exchange agent for Citizens, shall be entitled to receive the consideration set forth in this Article THIRD, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Texas law shall not be converted into shares of Citizens' Common Stock, but shall represent only such rights as are perfected under the Texas Business Corporation Act. Upon such presentation, surrender and exchange as provided in this Article THIRD, certificates representing shares of Common Stock previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of Common Stock at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in this Article THIRD. If the certificate or certificates representing shares of Common Stock have been lost, stolen, mutilated or destroyed, the exchange agent of Citizens shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

         C. The stock transfer books of Lifeline shall be closed on the Effective Date, and thereafter no transfers of the Lifeline Common Stock will be made.

         D. No fractional shares of Citizens' Class A Common Stock will be issued as a result of the Exchange. In the event the exchange of shares results in any shareholder being entitled to a fraction less than whole share of Citizens' Class A Common Stock, such fraction will be rounded up to the nearest whole share.

         FOURTH: A Plan and Agreement of Exchange between Citizens and Lifeline has been approved by the boards of directors of Citizens and Lifeline and the requisite vote of shareholders of Lifeline. Approval by shareholders of Citizens is not required.

         FIFTH: The Board of Directors of Lifeline by [minutes at the __________, 2001 meeting or by unanimous written action signed by all of the directors] duly authorized and adopted a resolution declaring that the Plan and Agreement of Exchange as herein set forth and the performance of its terms is duly authorized and advisable and directing that these Articles of Exchange be submitted for action thereon by the shareholders of Lifeline, all in the manner and by the vote required by the Texas Business Corporation Act and the Articles of Incorporation of Lifeline.

         SIXTH: At a meeting of common shareholders of Lifeline held on ________, 2001, _______ shares were outstanding and entitled to vote on the matters set forth in these Articles of Exchange. ________ shares voted in favor of the Plan and Agreement of Exchange and ______ shares voted against the Plan and Agreement of Exchange; ________ shares abstained. The number of shares voting on the Plan and Agreement of Exchange was sufficient for approval by the common shareholders.

         SEVENTH: The Board of Directors of Citizens by [minutes at the ________, 2001 meeting or by unanimous written action signed by all of the directors] duly authorized and adopted a resolution declaring that the Plan and Agreement of Exchange as herein set forth and the performance of its terms is duly authorized and advisable, all in the manner and by the vote required by the Colorado Business Corporation Act and the Articles of Incorporation of Citizens.

         EIGHTH: An executed Plan and Agreement of Exchange is on file at the principal place of business of Citizens located at 400 E. Anderson Lane, Austin, Texas 78752.

         NINTH: A copy of the Plan and Agreement of Exchange will be furnished by each surviving, acquiring or new domestic or foreign corporation or other entity, on written request and without charge, to any shareholder of Lifeline.

         TENTH: The Exchange provided for by these Articles of Exchange shall become effective at the time of filing the last document required by law (the "Effective Date").

         ELEVENTH: The name and address of the Registered Agent and principal office of the acquiring entity is:

Agent:                                            Principal Office:
       ------------------                                           ------------

-------------------------                         ------------------------------

-------------------------                         ------------------------------

         IN WITNESS WHEREOF, Citizens and Lifeline, parties to these Articles of Exchange, have caused these Articles of Exchange to be signed and acknowledged by its Chairman and attested by the Secretary all as of the ________ day of _________________, 2001.



ATTEST:                                         LIFELINE UNDERWRITERS LIFE
                                                INSURANCE COMPANY


                                                By:
----------------------------                        ----------------------------
                                                Gary C. Cole, President

ATTEST:                                         CITIZENS, INC.


                                                By:
---------------------------                         ----------------------------
                                                Mark A. Oliver, President

                                                                       EXHIBIT B
                          LIFELINE DISCLOSURE STATEMENT


         Pursuant to the provisions of Article III of the Plan and Agreement of Exchange ("Agreement") by and between Lifeline and Citizens, Lifeline hereby makes the following disclosures respecting the similarly numbered sections in the Agreement:


                       (No Additional Disclosure Required)

                                                                       EXHIBIT C
                          CITIZENS DISCLOSURE STATEMENT


         Pursuant to the provisions of Article IV of the Plan and Agreement of Exchange ("Agreement") by and between Citizens and Lifeline, Citizens hereby makes the following disclosures respecting the similarly numbered sections in the Agreement:

         4.2 Citizens filed a Form S-3 ("Statement") Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") which became effective on August 30, 2001. The Statement registers 2,000,000 shares of Citizens Class A Common Stock for sale to the public through the Citizens, Inc. Stock Investment Plan ("the Plan"), the creation of which is included in the Statement. Although the Statement by definition registers shares for sale to the public, the activities of the Plan involve the acquisition of Citizens Class A Common Stock through the public market, rather than directly from the public. The Plan provides for the participation by owners of insurance policies issued by the Citizens' subsidiaries, existing holders of Citizens Class A Common Stock, employees of Citizens, Inc., members of the marketing force of any of Citizens' subsidiaries, or any member of the public in general who elects to participate. The Plan is sponsored by Citizens, Inc. and will be administered by Mellon Bank.

         4.7 Delia Bolanos Andrade, Luis Martin Tapia Alberti, Sonio Lucia Montoya Botero, Luisa F. Botero and Carlos A Botero, Roberto Carlos Paniagua Cardona, Luis Rberto Paniagua Grisales, Blanca Numbia Cardona, and Fernando Hakim Daccach v. Citizens Insurance Company of America, Citizens, Inc., Negocios Savoy, S.A., Harold E. Riley, and Mark A. Oliver, Cause Number 99-09099 Travis County, Texas. A lawsuit seeking class action status with Fernando Hakim as the class representative and naming a class of all persons who made premium payments who are not residents of the United States as potential members of the class. The suit alleges that the policies are unregistered securities in violation of the Texas Blue Sky laws. In addition, the other plaintiffs made individual claims primarily under the Texas Deceptive Trade Practices Act. The DTPA claims relate to limitations and exclusions stated in the policies, excessive surrender charges stated in the policies, and the amount of premiums charged. The individual claimants also claim breach of contract (failure to provide the insurance as represented, not alleged but stated), fraud in the inducement, negligent misrepresentation, breach of duty of good faith and fair dealing. The plaintiffs have filed a motion for class certification. Defendants have filed an answering motion denying that the case is properly certifiable. Additionally, a motion for summary judgment has been filed by defendants on the issue of whether insurance policies issued to members of the putative class are unregistered securities in violation of the Texas Blue Sky laws. A hearing was held on October 16, 2001, regarding defendants' motion for summary judgment. On October 29, 2001, a hearing on the Class Certification was held.

         Velma U Bayhi and David Bayhi v. Donald G. Welsh, Funeral Homes of Louisiana, Inc. dba Baker Funeral Home, Citizens, Inc., Lumbermens Mutual casualty Company and Kemper Insurance Companies, Cause number 468864 division M in the 19th District Court, Parish of East Baton Rouge, Louisiana. The funeral home is a subsidiary of Citizens Insurance Company of America. Mrs. Bayhi is making a claim for injuries from a collision between a hearse driven by Mr. Welsh and her stalled car. The hearse was insured with Lumbermens through Kemper. Mr. Bayhi also claims that he suffered emotional distress because he observed the crash. Kemper is defending Baker Funeral Home in this matter.

         George M. Campbell v. American Liberty Life Insurance Company, Case number 94-1625. Originally filed in the Parish of Ouachita, Louisiana in 1994--re-filed in 1998. Mr. Campbell had a hospitalization policy covering cancer. He filed a claim for two hospital stays at a V. A. hospital, but did not submit any bills from the hospital. The claim was denied because the policy required that the hospital provide services "...for compensation from its patients...." There was no activity in the case, until July, 2001, when defendant received a Request for Production of a certified copy of Mr. Campbell's policy.

         Juanita Hall v. Citizens Insurance Company of America and Rex Beverly, Civil Action Number CV 99-190, Marengo County, Alabama. Mrs. Hall claims that Rex Beverly and Assured Investors Life Insurance Company misrepresented the death benefit payable upon her husband's death. Following defendant's motion for summary judgment the court dismissed all tort claims and left open only a contract claim that the amount of the death benefit paid was incorrect. A rehearing was granted, however plaintiff's motion was denied.

         Velma Jenkins v. United Security Life Insurance Company, Jack Lane, and fictitious defendants. Filed as Cause Number 2001-142 in the Circuit Court of Noxubee County, Mississippi and removed to the United States District Court for the Southern District of Mississippi Eastern Division as Civil Action Number 4:01-CV-156LN. Remanded to County Court and all claims above $75,000 have been dismissed with prejudice. Plaintiff alleges that she intended to purchase a supplement to her major medical insurance coverage, but was sold a hospitalization policy. Plaintiff alleges that the agent and the insurance company engaged in a pattern and practice of misrepresentation and fraud as to the benefits and coverage on policies sold to consumers in the State of Mississippi. Plaintiff made claims under her policy for medication and for out patient treatments all of which were denied because the policy covered hospitalization. Plaintiff filed Interrogatories and Requests for Production with her original complaint. No hearings have been set.

         Mary Hart Whittington, Mayoda C. Parker, Sharon P. Browning, Patricia
M. Brown, Mary Catherine Rawles, and Barry Maricelli v. Citizens Insurance Company of America f/k/a United Security Life Insurance Company, American Investment Network f/k/a Great American Investment Network, Larry T. Reynolds, Virgil Styles, and Jesse L. Byrd. Cause number 251-01-713CIV, filed in the Circuit Court of the First Judicial District of Hinds County, Mississippi. Plaintiffs allege that the whole-life nature of the insurance policies was misrepresented to them as an investment because the policies would pay dividends. The plaintiff's allege fraud, negligent misrepresentation, negligence, civil conspiracy, breach of contract, conversion, and violation of Mississippi Securities laws.

                                                                       EXHIBIT D
                            APPROVALS REQUIRED BY LAW


         1.       Texas Insurance Department

         2.       U.S. Securities and Exchange Commission
         (approval not required; however, must declare Registration Statement Effective)

         3.       Colorado Division of Insurance
         (approval not required; however, notice required pursuant to Form B)

                                                                       EXHIBIT E


                               _____________, 2001

Citizens, Inc.
Citizens Insurance Company of America
400 East Anderson Lane
Austin, Texas 78752

         Re: Plan and Agreement of Exchange between Citizens, Inc. and Lifeline Underwriters Life Insurance Company

Ladies and Gentlemen:

         We have acted as counsel to Lifeline Underwriters Life Insurance Company ("Lifeline") in connection with the above referenced agreement. This letter is provided to you pursuant to Paragraph 7.6(3) of the Plan and Agreement of Exchange, dated as of ____________________, 2001 (the "Agreement"), between Citizens, Inc. ("Citizens") and Lifeline. Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         Our opinions are limited in all respects to the substantive law of the State of Texas, and the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         We have relied upon factual representations made by Lifeline in Article III of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Lifeline, agreements and other instruments, certificates of officers and representatives of Lifeline, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of Lifeline.

         Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

         1. To our knowledge, execution, delivery and performance of the Agreement by Lifeline shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Lifeline is a party or by which Lifeline is bound or the charter or bylaws of Lifeline or other governing instruments of Lifeline.

         2. The Agreement has been duly authorized, executed and delivered by Lifeline and is a legal, valid and binding obligation of Lifeline enforceable against Lifeline in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         3. Lifeline is a Texas insurance corporation validly existing and in good standing under the laws of the State of Texas;

         4. Lifeline has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Lifeline which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Lifeline from consummating the transactions contemplated by the Agreement;

         6. The authorized and, to our knowledge, outstanding capital stock of Lifeline is as stated in Section 3.3 of the Agreement.

         7. To our knowledge, except as set forth in the Agreement or Lifeline Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Lifeline, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Lifeline; and

         8. The execution, delivery, and performance of the Agreement, and the performance by Lifeline of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Texas or of the United States and will not contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Lifeline or any of its material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of Lifeline.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.6(3) of the Agreement and, to the extent, if any, that the law of the State of Texas permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

         This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

         The use of the words "to our knowledge" means that during the course of our current and past representation of Lifeline no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                                                     Very truly yours,


                                                     Sneed Vine & Perry P.C.

                                                                       EXHIBIT F

                               AFFILIATE AGREEMENT


Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752

Ladies and Gentlemen:

         I have been advised that I have been identified as a possible "affiliate" of Lifeline Underwriters Life Insurance Company, a Texas corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

         Pursuant to the terms of that certain Plan and Agreement of Exchange, dated as of _______________, 2001 (the "Exchange Agreement"), between the Company and Citizens, Inc., a Colorado corporation ("Citizens"), Citizens shall acquire all of the issued and outstanding $1.00 par value common stock of the Company ("Company Stock") for shares of no par value Class A Common Stock of Citizens ("Citizens Stock") pursuant to a share exchange (the "Exchange"). As a result of the Exchange, I will receive shares of Citizens Stock in exchange for shares of Company Stock owned by me on the Effective Date (as defined in the Exchange Agreement) of the Exchange as determined pursuant to the Exchange Agreement.

         A. In connection therewith, I represent, warrant and agree that:

                  1. I will not make any sale, transfer or other disposition of Citizens Stock I receive as a result of the Exchange in violation of the Securities Act or the Rules and Regulations.

                  2. I have been advised that the issuance of Citizens Stock to me as a result of the Exchange has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Exchange was submitted for a vote of the stockholders of the Company I may have been an "affiliate" of the Company, and the distribution by me of the shares of Citizens Stock I receive as a result of the Exchange has not been registered under the Securities Act, such shares must be held by me indefinitely unless (i) such distribution of such shares has been registered under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or (iii) such sale is pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Citizens or as described in a "no-action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

         3. I have carefully read this letter and the Exchange Agreement and have discussed the requirements of the Exchange Agreement and other limitations upon the sale, transfer or other disposition of the shares of Citizens Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

         B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

                  1. Citizens is under no further obligation to register the sale, transfer or other disposition of the shares of Citizens Stock received by me as a result of the Exchange or to take any other action necessary in order to make compliance with an exemption from registration available, except as set forth in paragraph C below.

                  2. Stop transfer instructions will be given to the transfer agent of Citizens with respect to the shares of Citizens Stock I will receive as a result of the Exchange, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

                  The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of an agreement dated , 2001 between the registered holder hereof and Citizens, Inc., a copy of which agreement is on file at the principal offices of Citizens, Inc.

                  3. Unless the transfer by me of my shares of Citizens Stock is a sale made in conformity with the provisions of Rule 145 of the Rules and Regulations or made pursuant to a registration under the Securities Act, Citizens reserves the right to put on the certificates issued to my transferee a legend stating in substance:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except pursuant to a registration statement or in accordance with an exemption from the registration requirements of the Securities Act of 1933.

         It is understood and agreed that the legends set forth above shall be removed, and substitute certificates shall be delivered without any such legend, and the transfer agent will be instructed to effectuate transfers of shares of Citizens Stock if the undersigned delivers to Citizens a letter from the staff of the Commission or an opinion of counsel in form and substance reasonably satisfactory to Citizens to the effect that such legend is not required for the purposes of the Securities Act.

         C. By Citizens's acceptance of this letter, Citizens hereby agrees with me as follows:

                  1. For so long as and to the extent necessary to permit me to sell the Citizens Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Citizens will: (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether Citizens has complied with such reporting requirements during the 12 months preceding any proposed sale of the Citizens Stock by me under Rule 145; and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Citizens hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

                  2. It is understood and agreed that certificates with the legends set forth in paragraphs B.2. and B.3. above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Citizens Stock received in the Exchange and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Citizens Stock received in the Exchange and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Citizens has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Citizens, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.



                                                     Very truly yours,



Date:                                                [Name of Affiliate]
      ----------------------------
ACCEPTED:

CITIZENS, INC.

By:
   -------------------------------
     Mark A. Oliver, President

Date:
      ----------------------------

                                                                       EXHIBIT G


                               _____________, 2001


Lifeline Underwriters Life Insurance Company.
307 N. Glenwood
Tyler, Texas 75702

         Re: Plan and Agreement of Exchange between Citizens, Inc. and Lifeline Underwriters Life Insurance Company

Ladies and Gentlemen:

         We have acted as counsel to Citizens, Inc. ("Citizens") in connection with the above referenced agreement. This letter is provided to you pursuant to Paragraph 7.7(2) of the Plan and Agreement of Exchange, dated as of ____________________, 2001 (the "Agreement") between Citizens, Inc. ("Citizens") and Lifeline Underwriters Life Insurance Company ("Lifeline"). Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         In giving the opinion expressed below, insofar as such opinion relates to other than Federal law or the laws of jurisdiction other than the State of Colorado, we advise that our opinion is with respect to Federal law and the laws of the State of Colorado only and that, to the extent such opinion is derived from laws of other jurisdictions, the statements are based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions. Accordingly, the law covered by the opinion expressed herein is limited to the Federal law of the United States and the law of the State of Colorado.

         We have relied upon factual representations made by Citizens in Article IV of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Citizens, agreements and other instruments, certificates of officers and representatives of Citizens, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of Citizens.

         Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

         1. To our knowledge, execution, delivery and performance of the Agreement by Citizens shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Citizens is a party or by which Citizens is bound or the charter or bylaws of Citizens or other governing instruments of Citizens.

         2. The Agreement has been duly authorized, executed and delivered by Citizens and is a legal, valid and binding obligation of Citizens enforceable against Citizens in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         3. Citizens is a Colorado corporation validly existing and in good standing under the laws of the State of Colorado;

         4. Citizens has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Citizens which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Citizens from consummating the transactions contemplated by the Agreement;

         6. The authorized and, to our knowledge, outstanding capital stock of Citizens is as stated in Section 4.2 of the Agreement;

         7. To our knowledge, except as set forth in the Agreement or Citizens' Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Citizens, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Citizens; and

         8. The execution, delivery, and performance of the Agreement, and the performance by Citizens of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Colorado or of the United States and will not contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Citizens or any of its subsidiaries or any of their material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of Citizens.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.7(2) of the Agreement and, to the extent, if any, that the law of the State of Colorado permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

         This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

         The use of the words "to our knowledge" means that during the course of our current and past representation of Citizens and our past representation of Citizens no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                                   Very truly yours,



                                   Jones & Keller, P.C.

                                                                       EXHIBIT H


                               _____________, 2001

Lifeline Underwriters Life Insurance Company.
307 N. Glenwood
Tyler, Texas 75702

         Re: Plan and Agreement of Exchange between Citizens, Inc. and Lifeline Underwriters Life Insurance Company

Ladies and Gentlemen:

         Our opinions as expressed below are based solely upon: (1) the information contained in the Proxy- Information Statement dated _______________________ (hereafter "Proxy Statement") as filed with the Securities and Exchange Commission; (2) the Plan and Agreement of Exchange ("the Plan") dated __________________ between Citizens, Inc. ("Citizens") and Lifeline Underwriters Life Insurance Company ("Lifeline"), together with Exhibits thereto; (3) the Marketing Development Agreement dated __________ between Lifeline, Combined Underwriters Life Insurance Company and the Red Little Combined Agency, Inc. (the "Agency"); (4) relevant information provided by the principals; (5) the Internal Revenue Code of 1986, as amended (hereinafter "IRC"), the regulations promulgated thereunder and the current administrative positions of the Internal Revenue Service ("IRS") contained in published Revenue Rulings and Revenue Procedures; and (7) existing judicial decisions. All of the above are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions which could adversely affect our opinions.

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         "Exchange" refers to the transaction set forth in the Plan. Capitalized terms herein have the same meaning as in the Plan.

         Shareholders residing or conducting business in foreign countries, states or municipalities having tax laws could be required to pay tax with respect to transactions in that country, state or municipality. We do not express any opinion as to foreign, state or local tax consequences of the Exchange. We do not express any opinion regarding alternative minimum tax consequences of the Exchange to any shareholder.

         The consequences described herein are not applicable to nonresident aliens, to foreign corporations, to debtors under the jurisdiction of a court in a case under Title 11 of the United States Code or in a receivership, foreclosure, or similar proceeding, to shareholders that are real estate investment trusts, to shareholders that are regulated investment companies, to shareholders that are tax exempt persons, to shareholders that are persons that hold their Lifeline Common Stock as part of a position in a "straddle" or as part of a "hedging" or other integrated transaction, to shareholders that are investment companies within the meaning of IRC Section 351(e), to shareholders who are dealers in securities, to shareholders who do not hold their common stock as capital assets, to shareholders who are financial institutions, or to sharehold ers who acquired or will acquire their shares in connection with stock option or stock purchase plans or in other compensatory transactions.

         The principal reasons for the Exchange can be summarized as follows:

                  (1) to become part of a combined entity with greater financial strength and an enhanced competitive position as compared to the separate entities;

                  (2) to achieve improved capitalization and economies of scale; and

                  (3) to provide greater liquidity and diversity to Lifeline shareholders.

         This letter is conditioned on the accuracy of the factual information, assumptions and representations contained in the Proxy Statement and provided by Citizens and Lifeline, including the principal reasons for the Exchange expressed above and the following:

                  (1) that Citizens and Lifeline, in arriving at the method used to determine the number of shares of Citizens Class A Common Stock to be received by each Lifeline shareholder, attempted in good faith to value the Lifeline Common Stock to be transferred and to value the Citizens Class A Common Stock to be Exchanged for such Lifeline Common Stock in an effort to ensure that each shareholder receiving Citizens Class A Common Stock pursuant to the Exchange received a number of shares of such stock approximately equal in value to the Lifeline Common Stock exchanged therefor;

                  (2) that Lifeline has no plan or intention to issue additional shares of its stock that would result in Citizens losing control of Lifeline within the meaning of Section 368(c) of the IRC;

                  (3) that none of Citizens, Lifeline, any entity related thereto, or shareholder thereof, have any plan or intention to redeem or otherwise reacquire any Citizens Class A Common Stock to be issued to Lifeline shareholders in the Exchange, and will not so redeem or otherwise reacquire such stock;

                  (4) that Citizens has no plan or intention to liquidate Lifeline; to merge Lifeline with or into another corporation; to cause Lifeline to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of the stock of Lifeline except for transfers described in Section 368(a)(2)(C) of the IRC;

                  (5) that following the Exchange, Citizens will continue the historic business of Lifeline or use a significant portion of its historic business assets in a business;

                  (6) that Citizens and Lifeline will assume and pay their respective reorganization expenses, if any, incurred in connection with the Plan and Exchange;

                  (7) that there is no corporate indebtedness between Citizens or Lifeline that was issued, acquired or will be settled at a discount;

                  (8) that in the Exchange, shares of Lifeline Common Stock will be exchanged solely for Citizens Class A voting Common Stock, with Citizens thereby obtaining control of Lifeline as defined in Section 368(c) of the IRC;

                  (9) that on the Effective Date of the Exchange, Lifeline will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Lifeline that, if exercised or converted, would affect Citizens' acquisition or retention of control of Lifeline, as defined in Section 368(c) of the IRC;

                  (10) that Citizens does not own, nor has it owned during the past five (5) years, directly or indirectly, any shares of Lifeline stock;

                  (11) that neither Citizens nor Lifeline are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the IRC;

                  (12) that neither Citizens nor Lifeline are under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section 368(a)(3) (A);

                  (13) that the Exchange will be consummated and qualify as a statutory exchange in full compliance with Texas law and will be consummated in accordance with the terms of the Plan;

                  (14) that in the event more than 2.5 percent of the shareholders of Lifeline dissent to the Exchange, Citizens would exercise its option not to proceed with the Exchange (as permitted under the Plan) and the Exchange consequently would not be consummated;

                  (15) that no Lifeline Common Stock will be acquired for consideration other than solely Citizens Class A Common Stock. For purposes of this representation, Lifeline Common Stock redeemed for cash or other property furnished by Citizens will be considered as acquired by Citizens. Further, no liabilities of Lifeline or the Lifeline shareholders will be assumed by Citizens, nor will any of the Lifeline Common Stock be subject to any liabilities;

                  (16) that Citizens will not assume nor repay any Lifeline debt guaranteed by Lifeline shareholders nor will Citizens assume or repay any outstanding loans between Lifeline and its shareholders;

                  (17) that no compensation or agreement for services received by any shareholder of Lifeline, or any entity related to a Lifeline shareholder, will be separate consideration for, or allocable to, any of their shares of Lifeline Common Stock; no shares of Citizens Class A Common Stock received by any Lifeline shareholder, or any entity related to any Lifeline shareholder, will be separate consideration for, or allocable to, any employment agreement or compensation agreement; and the compensation paid to any Lifeline shareholder, or any entity related to a Lifeline shareholder, will be for services actually performed and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

                  (18) that Lifeline will pay its dissenting shareholders the value of their Lifeline Common Stock out of its own funds. No funds will be supplied or are required to be supplied (by law or otherwise) for that purpose, directly or indirectly, by Citizens, nor will Citizens, directly or indirectly, reimburse Lifeline for any payments to dissenters;

                  (19) that on the Effective Date of the Exchange, the fair market value of the assets of Lifeline will exceed the sum of its liabilities plus the liabilities, if any, to which its assets are subject;

                  (20) that the Marketing Development Allowance Agreement (the "MDA Agreement") between Lifeline, Combined Underwriters Life Insurance Company and the Red Little Lifeline Combined, Inc. ("Agency") was negotiated at arms-length; that the consideration to be paid by Lifeline to the Agency pursuant to the MDA Agreement will be for services actually to be performed and is reasonable in light of the services to be performed and the benefit to Lifeline and Citizens of retaining the Agency to preserve and increase the business in-force issued by Lifeline;

                  (21) that Lifeline has sufficient cash-flow to make payments required to be made to the Agency pursuant to the MDA Agreement; and

                  (22) that Citizens will not render Lifeline unable to honor its payments under the MDA Agreement such that Citizens would be required to make payments thereunder.

         We have relied on the truthfulness and accuracy of certificates of officers of Lifeline and Citizens regarding the above factual information, assumptions and representations. In the course of our representation of Citizens in connection with the transaction described herein, no facts have come to our attention that would give us actual knowledge that the certificates are not accurate. However, we have not undertaken any independent investigation to verify the accuracy of such factual information, assumptions and representations, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

         In rendering an opinion on the federal income tax consequences of such a transaction, reasonable steps have been taken to assure that all material tax issues are considered in light of the facts, and that all of such issues involving a reasonable possibility of challenge by the IRS are fully and fairly addressed. A "material tax issue" includes any tax issue that could have a significant impact (either beneficial or adverse) on any Lifeline shareholder participating in the Exchange under any reasonably foreseeable circumstances.

         The opinions expressed below are rendered only with respect to the specific matters described herein, and we express no opinion with respect to any other federal income tax aspects of the Exchange. Should any of the facts, circumstances or assumptions specified herein be subsequently determined incorrect or inaccurate, our conclusions may vary from those set forth below and such variance could be material. In addition, we do not opine as to the taxable or nontaxable status of any previous transactions not considered to be part of the Exchange.

         Accordingly, in our opinion, the material tax consequences of the Exchange are as follows:

                  (1) The Exchange will constitute a reorganization within the meaning of IRC Section 368(a)(1)(B) and Citizens and Lifeline will each be a "party to a reorganization" within the meaning of IRC Section 368(b). No gain or loss will be recognized by the shareholders of Lifeline upon the exchange of their shares of Lifeline Common Stock for shares of Citizens Class A Common Stock. IRC Section 354(a).

                  (2) The tax basis of the shares of Citizens Class A Common Stock received by a shareholder of Lifeline will be the same as the basis of the Lifeline Common Stock surrendered by that shareholder in the Exchange. IRC Section 358(a); IRC Regulation Section 1.358-1(a).

                  (3) The holding period of the shares of Citizens Class A Common Stock received by a shareholder of Lifeline will include the period during which such shareholder held the Lifeline Common Stock exchanged therefor, to the extent that such stock was held by the shareholder as a capital asset on the date of the consummation of the Exchange. IRC Section 1223(1).

                  (4) Cash received by Lifeline shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and will likely result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the Lifeline Common Stock. Provided the shares were held as capital assets at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such shares was greater than one year. It is possible, that for some Lifeline shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income. IRC Sections 302, 301.

                  (5) No material gain or loss will be recognized by Citizens or Lifeline as a result of the Exchange. IRC Sections 361 and 1032.

                  (6) Section 382 limits the Net Operating Loss carryover of a company following an ownership change. Lifeline will be deemed to have an ownership change. After an ownership change, the amount of income that a corporation may offset each year by Net Operating Losses that occurred before the change is generally limited to an amount determined by multiplying the value of the equity of the corporation immediately prior to this change by the federal long-term tax exempt rate in effect on the date of the change. Any unused limitation may be carried forward and added to the next year's limitation, subject to certain limitations. To the extent Lifeline also has built-in losses as defined in IRC Section 382(h) as of the date of the Exchange, IRC Section 382 limits the utilization of such losses after the ownership change. IRC
         Section 383 will similarly limit the utilization of excess credits, net capital losses, and foreign tax credits, if any, after the ownership change. In addition, IRC Section 384 limits the use of preacquisition losses to offset built-in gains, if any, after the ownership change. Regulations under IRC Sections 382 and 1502 implement the above restrictions.

                  (7) Each shareholder of Lifeline must file pursuant to IRS Regulation 1.368-3(b), with his or her income tax return for the year in which the Exchange is consummated, a statement which provides details relating to the property transferred and securities received in the Exchange.

         The preceding discussion and opinions are based on our interpretations of the facts and assumptions, based on the IRC, the regulations thereunder and judicial and administrative interpretations thereof. They are subject to change by subsequent regulatory, administrative, legislative or judicial actions which could have an adverse effect on the validity of our opinions. Our opinions are effective as of the Effective Date for the Exchange as described in the Plan.

         We do not express an opinion on the valuations of Lifeline or Citizens assets or common stock or the ratio of exchange of Lifeline Common Stock for Citizens Class A Common Stock.

         If the Exchange is transacted as outlined in the facts given, the material tax issues addressed singularly and in the aggregate will more likely than not be upheld under challenge by the IRS.

         Each Lifeline shareholder should consult his own qualified tax advisor to evaluate the tax effects of the Exchange based on his personal facts and circumstances.

                                            Very truly yours,



                                            JONES & KELLER, P.C.

                                                                      APPENDIX C

                         TEXAS BUSINESS CORPORATION ACT
                     PART FIVE, ARTICLES 5.11, 5.12 AND 5.13

                                                                      APPENDIX C

                         TEXAS BUSINESS CORPORATION ACT
                     PART FIVE, ARTICLES 5.11, 5.12 AND 5.13

ART. 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

(1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

(2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

(3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

(1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

(a) listed on a national securities exchange;

(b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(c) held of record by not less than 2,000 holders;

(2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

(3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

(a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

(i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

(ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(iii) held of record by not less than 2,000 holders;

(b) cash in lieu of fractional shares otherwise entitled to be received; or

(c) any combination of the securities and cash described in Subdivisions (a) and
(b) of this subsection.

Art. 5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions

A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

(1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

(b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

(2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

(3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13. Provisions Affecting Remedies of Dissenting Shareholders

A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to
Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                      PROXY
                  COMBINED UNDERWRITERS LIFE INSURANCE COMPANY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of Combined Underwriters Life Insurance Company ("Combined") acknowledges receipt of the Notice of Special Meeting of Shareholders, to be held on Tuesday, March 19, 2002, at 307 North Glenwood Boulevard, Tyler, Texas at 10:00 a.m., Central Standard Time, and hereby appoints Walden P. "Red" Little and Betty M. Mitchell, each of them with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said special meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

         THE DIRECTORS RECOMMEND A VOTE FOR THE ITEMS INDICATED BELOW:

1. A proposal to approve and adopt the Plan and Agreement of Exchange dated November 20, 2001 under which Combined shareholders will exchange their shares for Citizens, Inc. ("Citizens") Class A common stock, and Combined will become a subsidiary of Citizens.

            FOR                  AGAINST                 ABSTAIN
                 -----                    -----                   -----

2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         Dated this        day of                 , 2002.
                    ------        ----------------


Number of Shares Voted*                           ------------------------------
                                                              Signature
 -----------------

                                                  ------------------------------
                                                              Signature

*If the number of shares voted is not
indicated, all shares in your name on
Combined's stock register will be voted
for the Combined Exchange.


                                                  Please sign your name exactly
                                                  as it appears on your stock
                                                  certificate(s). If shares are
                                                  held jointly, each holder
                                                  should sign. Executors,
                                                  trustees, and other
                                                  fiduciaries should so indicate
                                                  when signing.

                                                  Please sign, date and return
                                                  this proxy immediately.

                                      PROXY
                  LIFELINE UNDERWRITERS LIFE INSURANCE COMPANY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of Lifeline Underwriters Life Insurance Company ("Lifeline") acknowledges receipt of the Notice of Special Meeting of Shareholders, to be held on Tuesday, March 19, 2002, at 307 North Glenwood Boulevard, Tyler, Texas at 11:00 a.m., Central Standard Time, and hereby appoints Walden P. "Red" Little and Betty M. Mitchell, each of them with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said special meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

         THE DIRECTORS RECOMMEND A VOTE FOR THE ITEMS INDICATED BELOW:

1. A proposal to approve and adopt the Plan and Agreement of Exchange dated November 20, 2001 under which Lifeline shareholders will exchange their shares for Citizens, Inc. ("Citizens") Class A common stock, and Lifeline will become a subsidiary of Citizens.

            FOR                  AGAINST                 ABSTAIN
                 -----                    -----                   -----

2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         Dated this        day of                 , 2002.
                    ------        ----------------


Number of Shares Voted*                           ------------------------------
                                                              Signature
 -----------------

                                                  ------------------------------
                                                              Signature

*If the number of shares voted is not
indicated, all shares in your name on
Combined's stock register will be voted
for the Combined Exchange.


                                                  Please sign your name exactly
                                                  as it appears on your stock
                                                  certificate(s). If shares are
                                                  held jointly, each holder
                                                  should sign. Executors,
                                                  trustees, and other
                                                  fiduciaries should so indicate
                                                  when signing.

                                                  Please sign, date and return
                                                  this proxy immediately.